                                   Exhibit 2.1

                            SHARE EXCHANGE AGREEMENT


MADE EFFECTIVE AS OF 5 May 2000 (the "EFFECTIVE DATE"),

AMONG: ATLAS TRUST COMPANY (JERSEY) LIMITED ("ATLAS") a Jersey corporation having its principal place of business at P.O. Box 246, Suite 1, 17 Queen Street, St. Helier, Jersey, JE4 5PP, Channel Islands, as trustee of the Internet Investments Inc. Employee Benefits and Shares Trust ("EBT");

AND:                       TAVENDISH ENTERPRISES LTD. ("TAVENDISH") a British
                  Virgin Islands corporation having an office at P.O. Box 3161, Road Town, Tortola, British Virgin Islands,
                  DAVID JOHN SHORTLAND ("MR. SHORTLAND") of 2 Marshfield Drive, Gibbett Hill, Coventry, U.K., CV4 7ER,
                  PAULA LORAINE SHORTLAND ("MRS. SHORTLAND") of 2 Marshfield Drive, Gibbett Hill, Coventry, U.K., CV4 7ER,
                  RYLEY HILL LTD. ("RYLEY") an English corporation having its registered office c/o Crompton & Co., 42 Queens Road, Coventry U.K.
                  DAVID JOHN SHORTLAND, CHRISTINE ELIZABETH CATHERALL, BRUCE CARLESS and BETTY MAY SHORTLAND (the "SHORTLAND TRUSTEES"), as trustees of the SHORTLAND NO. 1 TRUST (the "SHORTLAND TRUST") of 2 Marshfield Drive, Gibbett Hill, Coventry, U.K. CV4 7ER (collectively, the "MINORITY SHAREHOLDERS" and individually, a "MINORITY SHAREHOLDER");

AND:                       INTERNET INVESTMENTS INC. a Bahamian corporation
                  having its registered office at 50 Shirley Street, P.O. Box CB1 3937, Nassau, the Commonwealth of the Bahamas

                  ("III")

AND:                       UDATE.COM LTD. (formerly ICEBREAKER PERSONAL
                  NETWORK LTD.) an English corporation having its registered office at 11 St. James Court, Friar Gate, Derby DE1 1BT ("UDATE");
AND: MELVYN MORRIS ("MR. MORRIS") of Redmire Gap, Intakes Lane, Turnditch, Derbyshire, U.K., DE56 2LU
                  HOWARD THACKER ("MR. THACKER") of Trent Fish Farm, Mercaston, Derbyshire, U.K., DE6 3BL

                  (collectively, the "EXECUTIVE DIRECTORS" and individually, an "EXECUTIVE DIRECTOR")

AND:                       ANTHEM RECORDING WEST INC. a California corporation
                  having its registered office at Suite #100 - 11423 W. Bernardo Court, San Diego, California, U.S.A. 92127
                  ("ANTHEM");
WHEREAS:
A. The authorized share capital of UDATE consists of L1,000 divided into 100,000 ordinary shares of L0.01 each, of which 10,199 ordinary shares (THE "UDATE SHARES") are issued and outstanding;

B. The legal and beneficial owners of the UDATE Shares are as follows:


SHAREHOLDER                                   NUMBER OF UDATE SHARES HELD                     PERCENTAGE
III                                                            10,000                          98.0488%
Tavendish                                                          70                           0.6863%
Mr. Shortland                                                      39                           0.3824%
Mrs. Shortland                                                     13                           0.1275%
Ryley                                                              64                           0.6275%
The  Shortland  Trustees  legally for the
beneficiaries of the Shortland Trust                               13                           0.1275%
                                                               ------                         ---------
TOTAL:                                                         10,199                         100.0000%



C.                The Executive Directors are the directors of UDATE;
D. The authorized share capital of III consists of US$5,000 divided into 5,000 ordinary shares of US$1 par value each, of which 2 ordinary shares (the "III SHARES") are issued and outstanding;
E. The sole legal owner of the III Shares is Atlas and the sole beneficial owner of the III Shares is EBT;
F. Atlas and Anthem have agreed to exchange the III Shares for voting common shares of Anthem and the Minority Shareholders and Anthem have agreed to exchange the UDATE Shares held by the Minority Shareholders (the "MINORITY UDATE SHARES") for voting common shares of Anthem, on the terms and conditions described in this Agreement; and
G. For United States federal income tax purposes, it is intended that the exchange of the UDATE Shares and the III Shares for voting common shares of Anthem constitute a tax free reorganization under the provisions of Section 368 of the United States Internal Revenue Code of 1986 as amended (the "REVENUE CODE"), and that this Agreement shall constitute a plan of reorganization for the purposes of Section 368 of the Revenue Code;
NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "AGREEMENT") as follows:
1.      SHARE EXCHANGE
1.1 Subject to the terms and conditions of this Agreement, Atlas shall transfer all of the III Shares to Anthem and the Minority Shareholders shall transfer all of the Minority UDATE Shares to Anthem at an aggregate agreed value of US$10,925,000 in exchange for 10,925,000 voting common shares of Anthem (the "ANTHEM SHARES") to be issued at an agreed price of US$1.00 per Anthem Share. The Anthem Shares will be issued to:

RECIPIENT                               NUMBER OF ANTHEM SHARES TO BE ISSUED                          PERCENTAGE
Atlas, as trustee of EBT                              10,711,831                                         98.0488%
Tavendish                                                 74,978                                          0.6863%
Mr. Shortland                                             41,777                                          0.3824%
Mrs. Shortland                                            13,930                                          0.1275%
Ryley                                                     68,554                                          0.6275%
The Shortland Trustees as trustees
of the Shortland Trust                                    13,930                                          0.1275%
                                                      ----------                                        ---------
TOTAL:                                                10,925,000                                        100.0000%

1.2 Except as expressly noted otherwise, the transactions contemplated under this Agreement shall be completed (the "COMPLETION") at the offices of Anthem's solicitors, Messrs. Watson, Farley & Williams, 15 Appold Street, London, England, or at such other place as may be agreed between the parties, at 4:00 o'clock p.m. local time in London, England, or at such other time as may be agreed between the parties, (the "TIME OF CLOSING") on 23 May 2000, or on such other date as may be agreed between the parties, (the "CLOSING DATE").
1.3 On the Closing Date, immediately prior to the transfer of the III Shares and the Minority UDATE Shares, Anthem shall complete a financing (the "FINANCING") to raise at least US$7,500,000 for working capital purposes, by issuing not more than 1,000,000 units (the "FINANCING UNITS") at a price of not less than US$7.50 per share. Each Financing Unit will consist of one common voting share of Anthem and a one-half share purchase warrant. Each full warrant will entitle the holder to purchase one additional common voting share of Anthem within two years after the Closing Date at a price of:
         (a) US$7.50, if exercised on or before the first anniversary of the Closing Date; or
         (b) US$10.00, if exercised after the first anniversary of the Closing Date.
1.4               UDATE has borrowed US$1,050,000 (the "DEBT") from
Innovative Finance Limited ("INNOVATIVE") on terms to be set out in a written loan agreement between Innovative and UDATE. As part of the Financing, the Debt owing by UDATE will be assigned by Innovative to Anthem on account of 140,000 Financing Units in full and final satisfaction of Innovative's obligations to Anthem in respect of those Financing Units.
2.       CONDITIONS PRECEDENT
         2.1 Anthem's obligations to carry out the terms of this Agreement and to complete its transactions contemplated under this Agreement are subject to the fulfilment to the reasonable satisfaction of Anthem of each of the following conditions that:

         (a) on or before 18 May 2000 (the "SUBJECT REMOVAL DATE"), Anthem shall have been able to complete Anthem's Investigation (defined below) with results to its reasonable satisfaction;
         (b) on or before the Subject Removal Date, the directors and the shareholders of Anthem shall have approved this Agreement and all the transactions of Anthem contemplated hereunder;
         (c) on or before the Subject Removal Date, the shareholders of Anthem shall have approved a stock option plan substantially in the form of SCHEDULE A to this Agreement (the "STOCK OPTION PLAN"), stock option agreements between Anthem and each of the Executive Directors substantially in the form of SCHEDULE B and SCHEDULE C to this Agreement (the "STOCK OPTIONS"), and a registration rights agreement substantially in the form of SCHEDULE D to this Agreement (the "REGISTRATION RIGHTS AGREEMENT"), all to be effective upon Completion;
         (d) at the Time of Closing, the solicitors for each of UDATE, III, Atlas, Tavendish, Ryley and the Shortland Trustees shall provide opinions dated as of the Closing Date, substantially in the form indicated in SCHEDULE E to this Agreement (collectively the "UDATE SOLICITOR OPINIONS");
         (e) as of the Time of Closing, Atlas, EBT, the Minority Shareholders, UDATE, III and the Executive Directors (collectively, the "UDATE GROUP") shall not be in material default of any of their respective covenants and agreements contained in this Agreement;
         (f) as of the Time of Closing, the representations and warranties of each of the UDATE Group contained in this Agreement or contained in any certificates or documents delivered by any of them pursuant to this Agreement shall be true and accurate in all material respects as if such representations and warranties had been made as of the Time of Closing;
         (g) as of the Time of Closing, no material adverse change in the financial or trading position or prospects (including, without limitation, any adverse change in respect of turnover, profits, liabilities or expenses of UDATE) shall have occurred in relation to UDATE since the Effective Date; and
         (h) as of the Time of Closing, Anthem shall have completed the Financing.
The conditions set forth above are for the exclusive benefit of Anthem and may be waived by Anthem in whole or in part at any time at or before the Time of Closing.
         2.2 The obligations of Atlas and the Minority Shareholders (together the "VENDORS" and individually a "VENDOR") to carry out the terms of this Agreement and to complete the transactions contemplated under this Agreement are subject to the fulfilment to their reasonable satisfaction of each of the following conditions that:
         (a) on or before the Subject Removal Date, the Vendors shall have been able to complete the Vendors' Investigation (defined below) with results to their reasonable satisfaction;
         (b) on or before the Subject Removal Date, the directors and the shareholders of Anthem shall have approved this Agreement and all the transactions of Anthem contemplated hereunder;
         (c) on or before the Subject Removal Date, the directors and shareholders of Anthem shall have approved the Stock Option Plan, the Stock Options and the Registration Rights Agreement, all to be effective upon Completion;
         (d) immediately prior to the Time of Closing and after the Financing, Anthem's issued share capital will be not more than 7,330,000 common shares;
         (e) at the Time of Closing, the solicitors for Anthem shall provide an opinion dated as of the Closing Date, substantially in the form of SCHEDULE F to this Agreement (the "ANTHEM SOLICITOR OPINION");
         (f) at the Time of Closing, the common shares of Anthem will be quoted on the NASD Over the Counter Bulletin Board (the "OTC BOARD");
         (g) by the Time of Closing, Anthem shall have received sufficient executed subscriptions and subscription funds to complete the Financing on the Closing Date and shall provide copies of the relevant documentation to the Vendors as soon as practicable before the Closing Date;
         (h) as of the Time of Closing, Anthem shall not be in material default of any of its covenants and agreements contained in this Agreement;
         (i) as of the Time of Closing, the representations and warranties of Anthem contained in this Agreement or contained in any certificates or documents delivered by it pursuant to this Agreement shall be true and accurate in all material respects as if such representations and warranties had been made as of the Time of Closing;
         (j) as of the Time of Closing, no material adverse change in the financial or trading position or prospects (including, without limitation, any adverse change in respect of turnover, profits, liabilities or expenses of Anthem) shall have occurred in relation to Anthem since the Effective Date;
         (k) as of the Time of Closing, Anthem shall have completed the Financing;
         (l) Atlas and the Minority Shareholders will own the Anthem Shares on Completion, free and clear, as duly authorized, legally issued and fully paid and non-assessable shares of common stock of Anthem; and
         (m) on Completion, the total issued share capital of Anthem shall not exceed 18,255,000 voting common shares, and other than the warrants issued in respect of the Financing and the Stock Options awarded on Completion as provided for in this Agreement, there shall be no outstanding warrants, options, convertible securities or other rights calling for the issuance of any further shares of Anthem, or any commitments, plans or arrangements of any kind whatsoever to issue any further shares of Anthem.
The conditions set forth above are for the exclusive benefit of the Vendors and may be waived by the Vendors in whole or in part at or before the Time of Closing.
         2.3 The parties acknowledge and agree each with the other that this Agreement and all of the transactions contemplated under this Agreement are subject to receipt of any regulatory approvals that may be required under applicable laws. If any such approvals are required but are not obtained by the Subject Removal Date, then this Agreement shall terminate and be of no further force or effect.
3.       COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS
         3.1 Each of the Executive Directors, UDATE and III severally covenants and agrees with Anthem that each of the Executive Directors, UDATE and III shall:
         (a) from and including the Effective Date through to and including the Time of Closing, permit Anthem, through its directors, officers, employees and authorized agents and representatives, at Anthem's own cost, full access to the books, records and property of III and UDATE including, without limitation, all of the assets, contracts, correspondence, accounts and minute books of III and UDATE, so as to permit Anthem to make such investigation ("ANTHEM'S INVESTIGATION") of III and UDATE as Anthem (acting reasonably) considers advisable;
         (b) use his or its reasonable efforts to obtain any UK regulatory approvals for this Agreement and the transactions contemplated hereunder required by applicable laws on or before the Subject Removal Date;
         (c) provide to Anthem all such further documents, instruments and materials about the Executive Directors, UDATE or III (as the case may be) and do all such acts and things within his or its control as may be reasonably required by Anthem to obtain any regulatory approvals that may be required under applicable laws;
         (d) from and including the Effective Date through to and including the Time of Closing, do all such acts and things that may be reasonably necessary to ensure that all of the representations and warranties of each of the UDATE Group contained in this Agreement or any certificates or documents delivered by any of them pursuant to this Agreement remain true and correct and do not become untrue or incorrect in any material respect;
         (e) from and including the Effective Date through to and including the Time of Closing, preserve and protect all of the goodwill, assets, business and undertaking of UDATE and III and, without limiting the generality of the foregoing, carry on the businesses of UDATE and III in a reasonable and prudent manner; and
         (f) from and including the Effective Date through to and including the Time of Closing, subject to its legal reporting obligations, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, except only any information or material that:

                  (i) was in the public domain at the time of disclosure to a party (the "RECIPIENT");

                  (ii) was already in the possession of the Recipient prior to disclosure, as demonstrated by the Recipient through tangible evidence;

                  (iii) subsequently enters the public domain through no fault of the Recipient or any officer, director, employee or agent of the Recipient; or

                  (iv) is required to be disclosed by law or by a court or regulatory authority of competent jurisdiction;

                  and, if so requested by Anthem, UDATE shall arrange for any director, officer, employee, authorized agent or representative of UDATE to enter into, and each of the UDATE Group themselves shall enter into, a non-disclosure agreement with Anthem in a form acceptable to Anthem acting reasonably.
         3.2 Each of the UDATE Group severally covenants and agrees with Anthem that, from and including the Effective Date through to and including the Time of Closing, each of the UDATE Group shall:
         (a) not do any act or thing that would hinder or prevent the transactions contemplated herein from completing or render any representation or warranty of any of the UDATE Group contained in this Agreement or any certificates or documents delivered by any of them pursuant to this Agreement untrue or incorrect; and
         (b) not sell, encumber or dispose of, or negotiate with any other person in respect of a sale, encumbrance or disposition of, the III Shares, any of the UDATE Shares or any other shares, goodwill, assets, business or undertaking of UDATE or III other than in the ordinary course of business.
         3.3 Each of the UDATE Group severally acknowledges to and agrees with Anthem that Anthem's Investigation shall in no way limit or otherwise adversely affect the rights of Anthem as provided for hereunder in respect of the representations and warranties of each of the UDATE Group contained in this Agreement or in any certificates or documents delivered by any of them pursuant to this Agreement.
        3.4 Anthem covenants and agrees with the UDATE Group and each of them severally that Anthem shall:
        (a) from and including the Effective Date through to and including the Time of Closing, permit the Vendors, through their authorized agents and representatives, at the Vendors own cost, full access to the books, records and property of Anthem including, without limitation, all of the assets, contracts, correspondence, accounts and minute books of Anthem, so as to permit the Vendors to make such investigation (the "VENDORS' INVESTIGATION") of Anthem as the Vendors (acting reasonably) consider advisable;
         (b)               use its reasonable efforts to obtain any U.S.
                  regulatory approvals and other consents for this Agreement and the transactions contemplated hereunder required by applicable laws on or before the Subject Removal Date;
         (c) provide to the Vendors all such further documents, instruments and materials and do all such acts and things as may be reasonably required by the Vendors to obtain any regulatory approvals that may be required under applicable laws;
         (d) from and including the Effective Date through to and including the Time of Closing, do all such acts and things that may be necessary to ensure that all of the representations and warranties of Anthem contained in this Agreement or in any certificates or documents delivered by it pursuant to this Agreement remain true and correct and do not become untrue or incorrect in any material respect;
         (e) from and including the Effective Date through to and including the Time of Closing, preserve and protect all of the goodwill, assets, business and undertaking of Anthem and, without limiting the generality of the foregoing, carry on the business of Anthem in a reasonable and prudent manner;
         (f) from and including the Effective Date through to and including the Time of Closing, subject to its legal reporting obligations, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, except only any information or material that:

                  (i) was in the public domain at the time of disclosure to a Recipient;

                  (ii) was already in the possession of the Recipient prior to disclosure, as demonstrated by the Recipient through tangible evidence;

                  (iii) subsequently enters the public domain through no fault of the Recipient or any officer, director, employee or agent of the Recipient; or

                  (iv) is required to be disclosed by law or by a court or regulatory authority of competent jurisdiction;

                  and, if so requested by UDATE, Anthem shall arrange for any director, officer, employee, authorized agent or representative of Anthem to enter into, and Anthem itself shall enter into, a non-disclosure agreement with UDATE in a form acceptable to UDATE acting reasonably; and
         (g)               complete the Financing on the Closing Date.
         3.5 Anthem covenants and agrees with each of the UDATE Group separately that, from and including the Effective Date through to and including the Time of Closing, Anthem shall:
         (a)               carry on business in the ordinary course;
         (b) not do anything out of the ordinary course except in respect of or as may be contemplated in this Agreement or as may be approved in writing in advance by one of the Executive Directors, and the following or any agreement to do any of the following shall, without limitation, be deemed to be out of the ordinary course of business:
                  (i) incurring any expenditure or entering into any commitment to do so;
                  (ii)     disposing of any part of its assets;
                  (iii) borrowing any money or making any payments out of or drawings on its bank account other than routine payments;
                  (iv)     entering into any guarantee or indemnity;
                  (v) entering into any unusual or abnormal contract or commitment;
                  (vi)     making any loan;
                  (vii) entering into any leasing, hire purchase or other agreement or arrangement for payment on deferred terms;
                  (viii) declaring, making or paying any dividend or other distribution;
                  (ix)     granting any security;
                  (x)      appointing any additional director;
                  (xi) taking on any new employees or terminating the employment of any employees or making any change in the terms or conditions of employment or pension benefits of any employees;

                  (xii) permitting any insurance to lapse or doing anything which would make any policy of insurance void or voidable; and
                  (xiii) creating or issuing any class of share or loan capital; and
         (c) not do any act or thing that would render any representation or warranty of Anthem contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement untrue or incorrect.
         3.6 At the time of Closing, Anthem will take all necessary corporate actions so that as soon as practicable after Closing the officers and directors of Anthem will be:

                  Directors:        Mr. Morris       (Chairman)
                                    Mr. Thacker
                                    Geoff Shingles
                                    Ken Olisa
        Officers: President:        Mr. Morris
                           Secretary:       Mr. Thacker

3.7 Each of the Executive Directors shall enter into a formal employment agreement with Anthem on Completion as set out in SCHEDULE G hereto (the "EMPLOYMENT AGREEMENTS").
4.       REPRESENTATIONS AND WARRANTIES
         4.1 In order to induce Anthem to enter into this Agreement and complete its transactions contemplated hereunder, each of the Executive Directors jointly and severally represents and warrants to Anthem that, except as stated in a disclosure letter dated as of the Effective Date from the Executive Directors to Anthem:
         (a) UDATE was duly incorporated under the laws of England and has been duly constituted and remains validly existing under the laws of England, and:

                  (i) is a "private company limited by shares" as defined by the COMPANIES ACT 1985 of England and Wales, and is not subject to any statutory registration or filing requirements applicable to public companies;

                  (ii) has the power, authority and capacity to enter into this Agreement and carry out its terms; and

                  (iii) is in good standing with respect to the filing of all annual returns required under the laws of England;
         (b)               the Directors and Officers of UDATE are as follows:

                  (i) Mr. Morris - Director and Chief Executive Officer and company secretary;

                  (ii)     Mr. Thacker - Director and Chief Operating Officer;
         (c) the authorized and issued share capital of UDATE is as set forth in Recital A of this Agreement;
         (d) the UDATE Shares are and will on the Closing Date immediately prior to Completion be validly issued and registered in the name of, and legally and beneficially owned by III and the Minority Shareholders, free and clear of all voting restrictions, trade restrictions, liens, claims, charges or encumbrances of any kind whatsoever;
         (e) except for the UDATE Shares, there are no documents, instruments or other writings of any kind whatsoever which constitute a "security" of UDATE as that term is defined in the FINANCIAL SERVICES ACT of England and Wales and there are no options, agreements or rights of any kind whatsoever to acquire directly or indirectly any other shares of UDATE;
         (f) the memorandum and articles of association of UDATE have not been altered since the incorporation of UDATE, except to effect the change of its name to its present name;
         (g) all of the material transactions of UDATE have been promptly and properly recorded or filed in or with the books or records of UDATE and the minute books of UDATE contain all records of the meetings and proceedings of the shareholders and directors of UDATE since its incorporation;
         (h) so far as the Executive Directors are actually aware, UDATE holds all material licences and permits in the UK that are required for carrying on its business in the manner in which such business has been carried on;
         (i) UDATE is the beneficial and, except for the domain name "Udate.com" (the "DOMAIN NAME") which is registered in the name of III, the registered owner of each of the properties and assets used by UDATE and which is necessary or useful in the conduct of its business (collectively the "ASSETS") including, without limitation the assets listed on SCHEDULE H to this Agreement, which are owned or licensed as indicated therein;
         (j) UDATE has the corporate power to own the Assets and to carry on the business carried on by it and so far as the Executive Directors are actually aware, UDATE is duly qualified to carry on business in all jurisdictions in which it carries on business;
         (k) UDATE has good and marketable exclusive title to each of the Assets free and clear of all liens, charges and encumbrances of any kind whatsoever save and except those specified as "Permitted Encumbrances" on SCHEDULE H to this Agreement, and in particular:

                  (i) UDATE is the sole and exclusive legal and beneficial owner of the Domain Name, free and clear of all encumbrances whatsoever, and is not a party to or bound by any contract or any other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Domain Name;

                  (ii) UDATE is the registered owner of the Domain Name, and all fees or other costs associated with maintaining the registration of the Domain Name have been paid for the 2000 calendar year and the registration of the Domain Name is in good standing with Network Solutions Inc.; and

                  (iii) no other person has been granted any interest in or right to use all or any portion of the Domain Name;
         (l) each item of machinery and equipment of any kind whatsoever comprised in the Assets is in reasonable operating condition and in a state of reasonable maintenance and repair taking into account its age and use;
         (m) all of the bank accounts and safety deposit boxes of UDATE are listed on SCHEDULE H to this Agreement;
         (n) the net current liabilities of UDATE, other than the Debt, do not exceed US$500,000;
         (o) except as disclosed in writing to Anthem prior to Anthem's execution of this Agreement:

                  (i) no dividends or other distributions of any kind whatsoever on any shares in the capital of UDATE have been made, declared or authorized;

                  (ii) no new machinery or equipment of a material kind has been ordered by, or installed or assembled on the premises of, UDATE, other than general office equipment;

                  (iii)    UDATE is not indebted to III or any of the Vendors;

                  (iv) none of III, the Vendors or any other officer, director or employee of UDATE is indebted or under obligation to UDATE on any account whatsoever; and

                  (v) UDATE has not guaranteed or agreed to guarantee any material debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever;
         (p) since the date of UDATE's last balance sheet delivered to Anthem before the Effective Date:

                  (i) there has been no material adverse change of any kind whatsoever in the financial position or condition of UDATE, or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or Assets of UDATE or the right or capacity of UDATE to carry on its business;

                  (ii) UDATE has not waived or surrendered any right of any kind whatsoever of material value; and

                  (iii) except as may be expressly permitted under this Agreement, UDATE has not discharged, satisfied or paid any lien, charge or encumbrance of any kind whatsoever or obligation or liability of any kind whatsoever other than current liabilities in the ordinary course of its business;

         (q) the directors, officers, key employees and independent contractors and consultants of UDATE, and all of their compensation arrangements with UDATE, whether as directors, officers, employees, independent contractors or consultants, are as listed on SCHEDULE I to this Agreement;
         (r) no material payments of any kind whatsoever have been made or authorized by UDATE directly or indirectly to or on behalf of any of the Vendors or any of the directors, officers, key employees, independent contractors or consultants of UDATE except in accordance with those compensation arrangements specified on SCHEDULE I to this Agreement;
         (s) there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever affecting UDATE other than those, if any, specified ON SCHEDULE I to this Agreement;
         (t) UDATE is not now, and has never been, a party to any collective agreement with any labour union or other association of employees of any kind whatsoever, no collective bargaining agent has been certified in respect of UDATE, and there is no application pending for certification of a collective bargaining agent in respect of UDATE;
         (u) the contracts and agreements included on SCHEDULE I to this Agreement and those additional contracts and agreements specified on SCHEDULE J to this Agreement (collectively the "UDATE MATERIAL CONTRACTS") constitute all of the material contracts and agreements of UDATE;
         (v) except as may be noted on the appropriate Schedule to this Agreement, the UDATE Material Contracts are in good standing in all respects and not in default in any respect;
         (w) UDATE has not licensed, leased, transferred, disposed of or encumbered any of the Assets in any way, or permitted any third party access to any of the Assets the value of which may be compromised by such access, including in particular the source code to any computer software, any subscriber lists or any trade secret information included in the Assets, except only in accordance with the terms of the UDATE Material Contracts;
         (x) no third party privacy or intellectual property rights, including without limitation, copyright, trade secret or patent rights, were violated in any material manner in the creation, compilation or acquisition of, or are violated by the use of, any of the Assets by UDATE or by any party through whom UDATE acquired title or a license or to whom UDATE has granted a license in respect of the Assets, and in particular the use of the Domain Name by UDATE does not in any material manner infringe upon or induce or contribute to the infringement of any intellectual property rights of any other person in the U.S., the U.K. or in any other country of the European Community;
         (y) so far as each of the Executive Directors is actually aware, UDATE is not in material breach of any applicable law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever including, without limitation, any applicable securities laws;
         (z) all tax returns and reports of UDATE required by law of the United Kingdom to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of UDATE have been paid or disclosed in writing to Anthem before Anthem entered into this Agreement;
         (aa)              UDATE has not:

                  (i) made any election under any applicable tax legislation with respect to the acquisition or disposition of any property at other than fair market value;

                  (ii) acquired any property for proceeds greater than the fair market value thereof; or

                  (iii) disposed of anything for proceeds less than the fair market value thereof;
         (bb) UDATE has made all elections required to have been made under any applicable tax legislation in connection with any distributions made by it and all such elections were true and correct and filed in the prescribed form and within the prescribed time period;
         (cc) adequate provision has been made for taxes payable by UDATE for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements of any kind whatsoever providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax or governmental charge of any kind whatsoever by UDATE;
         (dd) UDATE has no contingent tax liabilities of any kind whatsoever, and there are no grounds which would prompt a reassessment of UDATE, including for aggressive treatment of income or expenses in earlier tax returns filed;
         (ee) there are no amounts outstanding and unpaid for which UDATE has previously claimed a deduction under any applicable tax legislation;
         (ff) UDATE has made all collections, deductions, remittances and payments of any kind whatsoever and filed all reports and returns required by it to be made or filed under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever;
         (gg) there are no actions, suits, judgements, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting UDATE at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and there is no basis therefor;
         (hh) UDATE has good and sufficient power, authority and capacity to enter into this Agreement and complete its respective transactions contemplated under this Agreement on the terms and conditions set forth herein;

         (ii) the execution and delivery of this Agreement, the performance of obligations under this Agreement and the Completion will not:

                  (i)               conflict with the acceleration of any
                           indebtedness under, or constitute default under, any of the constitutional documents of any corporate member of the UDATE Group, or any of the terms of any trust deed, debenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which UDATE or, so far as each of the Executive Directors is actually aware, any other member of the UDATE Group, is a party or by which UDATE or, so far as each of the

                           Executive Directors is actually aware, any other member of the UDATE Group, is bound, or any judgement or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which UDATE or, so far as each of the Executive Directors is actually aware, any other member of the UDATE Group, is bound; nor

                  (ii)              so far as each of the Executive Directors is
                           actually aware, result in the violation of any law or regulation of any kind whatsoever by any of the UDATE Group;
         (jj) III was duly incorporated under the laws of the Bahamas and has been duly continued and remains validly existing under the laws of the Bahamas, and:

                  (i) is a "private company limited by shares" as defined by the INTERNATIONAL BUSINESS COMPANIES ACT1989 of the Commonwealth of the Bahamas, and is not subject to any statutory registration or filing requirements applicable to public companies;

                  (ii) has the power, authority and capacity to enter into this Agreement and carry out its terms; and

                  (iii) is in good standing with respect to the filing of all annual reports required under the laws of the Commonwealth of the Bahamas;
         (kk)     the Directors and Officers of III are as follows:

                  Mr. Morris - Director and Chief Executive Officer;

                  Mr. Thacker - Director and Chief Operating Officer;
         (ll) the authorized and issued share capital of III is as set forth in Recital D of this Agreement;

         (mm) the III Shares are and will on the Closing Date immediately prior to Completion be validly issued and outstanding fully paid and non-assessable common shares of III registered in the name of, and legally owned by Atlas and beneficially owned by, EBT, free and clear of all voting restrictions, trade restrictions, liens, claims, charges or encumbrances of any kind whatsoever;
         (nn) except for the III Shares, there are no documents, instruments or other writings of any kind whatsoever which constitute a "security" of III as that term is defined in the SECURITIES INDUSTRY ACT 1999 of the Commonwealth of the Bahamas and there are no options, agreements or rights of any kind whatsoever to acquire directly or indirectly any other shares of III;
         (oo) the constitutional documents of III have not been altered since the incorporation of III;
         (pp) all of the material transactions of III have been promptly and properly recorded or filed in or with the books or records of III and the minute books of III contain all records of the meetings and proceedings of the shareholders and directors of III since its incorporation;
         (qq) III holds all material licences and permits that are required for carrying on its business in the manner in which such business has been carried on;
         (rr) III has no assets except for the UDATE Shares as shown in Recital B;
         (ss) III has the corporate power to own UDATE Shares and to carry on the business carried on by it and, so far as each of the Executive Directors is aware, III is duly qualified to carry on business in all jurisdictions in which it carries on business;
         (tt) III has good and marketable exclusive title to each of its UDATE Shares free and clear of all liens, charges and encumbrances of any kind whatsoever;
         (uu) all of the bank accounts and safety deposit boxes of III are listed on SCHEDULE H to this Agreement;
         (vv)     III has no outstanding liabilities;
         (ww) except as disclosed in writing to Anthem prior to Anthem's execution of this Agreement:
                  (i) no dividends or other distributions of any kind whatsoever on any shares in the capital of III have been made, declared or authorized;
                  (ii) III is not indebted to any of EBT or the Executive Directors ;
                  (iii) none of EBT and the Executive Directors or any other officer, director or employee of III is indebted or under obligation to III on any account whatsoever; and
                  (iv) III has not guaranteed or agreed to guarantee any material debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever;
         (xx)     since III's incorporation:

                  (i) there has been no material adverse change of any kind whatsoever in the financial position or condition of III, or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or Assets of III or the right or capacity of III to carry on their respective businesses;

                  (ii) III has not waived or surrendered any right of any kind whatsoever of material value; and

                  (iii) except as may be expressly permitted under this Agreement, III has not discharged, satisfied or paid any lien, charge or encumbrance of any kind whatsoever or obligation or liability of any kind whatsoever other than current liabilities in the ordinary course of its business;
         (yy) the directors, officers, key employees and independent contractors and consultants of III, and all of their compensation arrangements with III, whether as directors, officers, employees, independent contractors or consultants, are as listed on SCHEDULE I to this Agreement;
         (zz) no payments of any kind whatsoever have been made or authorized by III directly or indirectly to or on behalf of Atlas, EBT or any of the directors, officers, key employees, independent contractors or consultants of III except in accordance with those compensation arrangements specified on
                  SCHEDULE I to this Agreement;
         (aaa) there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever affecting III other than those, if any, specified on SCHEDULE I to this Agreement;
         (bbb) III is not now, and has ever been, a party to any collective agreement with any labour union or other association of employees of any kind whatsoever, no collective bargaining agent has been certified in respect of III, and there is no application pending for certification of a collective bargaining agent in respect of III;
         (ccc) the contracts and agreements included on SCHEDULE I to this Agreement and those additional contracts and agreements specified on SCHEDULE J to this Agreement (collectively the "III MATERIAL CONTRACTS") constitute all of the material contracts and agreements of III;
         (ddd) except as may be noted on the appropriate Schedule to this Agreement, the III Material Contracts are in good standing in all respects and not in default in any respect;
         (eee) so far as each of the Executive Directors is actually aware, III is not in material breach of any applicable law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever including, without limitation, any applicable securities laws;
         (fff) all tax returns and reports of III required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of III have been paid or disclosed in writing to Anthem before Anthem entered into this Agreement;
         (ggg)    III has not:

                  (i) made any election under any applicable tax legislation with respect to the acquisition or disposition of any property at other than fair market value;

                  (ii) acquired any property for proceeds greater than the fair market value thereof; or

                  (iii) disposed of anything for proceeds less than the fair market value thereof;
         (hhh) III has made all elections required to have been made under any applicable tax legislation in connection with any distributions made by either of them and all such elections were true and correct and filed in the prescribed form and within the prescribed time period;

         (iii) adequate provision has been made for taxes payable by III for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements of any kind whatsoever providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax or governmental charge of any kind whatsoever by III;
         (jjj) III has no contingent tax liabilities of any kind whatsoever, and there are no grounds which would prompt a reassessment of III, including for aggressive treatment of income or expenses in earlier tax returns filed;
         (kkk) there are no amounts outstanding and unpaid for which III has previously claimed a deduction under any applicable tax legislation;
         (lll) III has made all collections, deductions, remittances and payments of any kind whatsoever and filed all reports and returns required by it to be made or filed under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever;
         (mmm) there are no actions, suits, judgements, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting III at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and there is no basis therefor;
         (nnn) III has good and sufficient power, authority and capacity to enter into this Agreement and complete its respective transactions contemplated under this Agreement on the terms and conditions set forth herein;
         (ooo) neither of the Executive Directors has incurred any liability for agency, brokerage, referral or finder's fees, commissions or compensation of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement;
         (ppp) the representations and warranties of the Executive Directors contained in this Agreement disclose all material facts known to each of them specifically relating to the transactions contemplated under this Agreement which materially and adversely affect, or in the future may materially and adversely affect, their respective abilities to perform their respective obligations under this Agreement or the value of the III Shares, the UDATE Shares or the Assets;

         (qqq) neither of the Executive Directors is negotiating with any person other than the Purchaser for the sale or other disposition of the III Shares, the UDATE Shares or the Assets whether by sale or otherwise; and
         (rrr) so far as each of the Executive Directors is actually aware, all representations and warranties contained in paragraphs 4.2 and 4.3 are true and correct.
4.2 In order to induce Anthem to enter into this Agreement and complete its transactions contemplated hereunder, each of the Minority Shareholders severally represents and warrants to Anthem that, in respect of that Minority Shareholder:
         (a) the Minority Shareholder has good and sufficient power, authority and capacity to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;
         (b) the Minority UDATE Shares, indicated in Recital D of this Agreement, held by the Minority Shareholder are and will on the Closing Date immediately prior to Completion be validly issued and outstanding fully paid and common shares of UDATE registered in the name of, and legally and beneficially owned by the Minority Shareholder free and clear of all voting restrictions, trade restrictions, liens, claims, charges or encumbrances of any kind whatsoever;
         (c) the Minority Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Anthem Shares and is able to bear the economic risk of loss of the Minority Shareholder's entire investment;
         (d) Anthem has provided to the Minority Shareholder the opportunity to ask questions and receive answers concerning the terms and conditions of the issuance of the Anthem Shares and the Minority Shareholder has had access to such information concerning Anthem as the Minority Shareholder has considered necessary or appropriate in connection with the investment decision to acquire the Anthem Shares;
         (e) the Minority Shareholder is acquiring the Anthem Shares for the Minority Shareholder's own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Anthem Shares in violation of applicable United States securities laws;
         (f) the Minority Shareholder has not agreed to acquire the Anthem Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;
         (g) the Minority Shareholder is not a "U.S. Person", the definition of which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person, any partnership or corporation organized or incorporated under the laws of the United States, and any partnership or corporation organized or incorporated under the laws of any foreign jurisdiction by a U.S. Person principally for the purposes of investing in securities not registered under the United States Securities Act of 1933 (the "1933 ACT");
         (h) the Minority Shareholder was outside the United States at the time of execution and delivery of this Agreement;
         (i) no offers to sell the Anthem Shares were made by any person to the Minority Shareholder while the Minority Shareholder was in the United States;
         (j) the Anthem Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;
         (k) the Minority Shareholder has not incurred any liability for agency, brokerage, referral or finder's fees, commissions or compensation of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement; and
         (l) the Minority Shareholder is not negotiating with any person other than Anthem for the sale or other disposition of the UDATE Shares or the Assets whether by sale or otherwise.
4.3 In order to induce Anthem to enter into this Agreement and complete its transactions contemplated hereunder, Atlas represents and warrants to Anthem that:
         (a) Atlas, as trustee of EBT, has good and sufficient power, authority and capacity to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;
         (b) the III Shares are and will on the Closing Date immediately prior to Completion be validly issued and outstanding fully paid shares of III registered in the name of and legally owned by Atlas and beneficially owned by EBT, free and clear of all voting restrictions, trade restrictions, liens, claims, charges or encumbrances of any kind whatsoever;
         (c) Atlas has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Anthem Shares and is able to bear the economic risk of loss of the entire investment;
         (d) Anthem has provided to Atlas the opportunity to ask questions and receive answers concerning the terms and conditions of the issuance of the Anthem Shares and Atlas has had access to such information concerning

                  Anthem as Atlas has considered necessary or appropriate in connection with the investment decision to acquire the Anthem Shares;
         (e) Atlas is acquiring the Anthem Shares for EBT's own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Anthem Shares in violation of applicable United States securities laws;
         (f) Atlas has not agreed to acquire the Anthem Shares as a result of Atlas, EBT or any other party receiving or being made aware of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;
         (g) neither Atlas nor EBT is a "U.S. Person", the definition of which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person, any partnership or corporation organized or incorporated under the laws of the United States, and any partnership or corporation organized or incorporated under the laws of any foreign jurisdiction by a U.S. Person principally for the purposes of investing in securities not registered under the 1933 Act;
         (h) Atlas and EBT were outside the United States at the time of execution and delivery of this Agreement;
         (i) no offers to sell the Anthem Shares were made by any person to Atlas or EBT while Atlas or EBT was in the United States;
         (j) the Anthem Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;
         (k) neither Atlas nor EBT has incurred any liability for agency, brokerage, referral or finder's fees, commissions or compensation of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement; and
         (l) neither Atlas nor EBT is negotiating with any person other than Anthem for the disposition of the III Shares whether by sale or otherwise.
4.4 The representations and warranties of each of the UDATE Group contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing, and they shall survive the Completion and remain in full force and effect thereafter for the benefit of Anthem.
4.5               Each of the UDATE Group acknowledges and agrees that:
         (a) the Anthem Shares have not been and will not be registered under the 1933 Act or the securities laws of any state of the United States or other jurisdiction and that the exchange contemplated hereby is being made in reliance on the Vendors' representations and warranties regarding the circumstances required for an exemption from such registration requirements other than as set out in the Registration Rights Agreement;
         (b) Anthem is registered under the United States Securities Exchange Act of 1934 (the "EXCHANGE ACT"), but the issuance of the Anthem Shares has not been approved or disapproved by the United States Securities and Exchange Commission, any state securities agency, or any foreign securities agency; and
         (c) the certificates representing the Anthem Shares will bear a legend substantially in the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT THAT IS THEN APPLICABLE TO THE SHARES, AS TO WHICH A PRIOR OPINION OF COUNSEL MAY BE REQUIRED BY THE ISSUER OR THE TRANSFER AGENT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH REGULATION S OF THE 1933 ACT"
4.6               Each of the Vendors acknowledges and agrees that:
         (a) if the Vendor decides to offer, sell or otherwise transfer any of the Anthem Shares, the Vendor will not offer, sell or otherwise transfer any of the Anthem Shares directly or indirectly, unless:

                  (i)      the sale is to Anthem;

                  (ii) the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder and in accordance with any applicable state securities or "Blue Sky" laws; or

                  (iii) the Anthem Shares are sold in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities, and prior to such sale the Vendor has furnished to Anthem an opinion of counsel reasonably satisfactory to Anthem;

         (b) the Vendor will not engage in hedging transactions involving the Anthem Shares unless in compliance with the 1933 Act and all applicable laws, rules and regulations;

         (b) there may be material tax consequences to a Vendor in respect of the disposition of the III Shares or the Minority UDATE Shares, as the case may be, and that Anthem gives no opinion and makes no representation with respect to the tax consequences to the Vendor under United Kingdom, European, United States, state, local or foreign tax law in respect of the Vendor's disposition of the III Shares or the Minority UDATE Shares; and
         (c) there may be material tax consequences to a Vendor in respect of an acquisition or disposition of the Anthem Shares, and that Anthem gives no opinion and makes no representation with respect to the tax consequences to the Vendor under United States, state, local or foreign tax law in respect of the Vendor's acquisition or disposition of the Anthem Shares.
4.7 Each of the Vendors consents to Anthem making a notation on its records or giving instructions to any transfer agent of Anthem to implement the restrictions on transfer set forth and described herein.
4.8 In order to induce the Vendors to enter into this Agreement and complete the transactions contemplated hereunder, Anthem represents and warrants to each of the Vendors that:
         (a) Anthem was and remains duly incorporated and validly existing under the laws of the State of California, and Anthem is in good standing with respect to all filings required by the California Secretary of State and any other regulatory authority to which it is subject;
         (b) As of the Effective Date the Directors and Officers of Anthem are: Eric Boehnke Director, President and Chairman John A. Meyer Director, Secretary and Treasurer
         (c) the authorized capital of Anthem consisted of 50,000,000 shares with a par value of $0.001 per share, of which 30,000,000 shares (the "OUTSTANDING SHARES") were issued and outstanding as of the Effective Date;
         (d) the Outstanding Shares were duly authorized, validly issued, fully paid and non-assessable;
         (e) other than as contemplated in this Agreement, no further shares of Anthem will be issued after the Effective Date, and there are no commitments, plans or arrangements of any kind whatsoever to issue any further shares of Anthem, nor are there any outstanding options, warrants, convertible securities, pre-emptive rights or other rights of any kind whatsoever calling for the issuance of any of the unissued shares of Anthem;
         (f) other than the Registration Rights Agreement, there are no agreements or arrangements under which Anthem is obligated to register the sale of any of its securities under the 1933 Act and there are no anti-dilution or price adjustment provisions contained in any security issued by Anthem or in any agreement providing rights to security holders that will be triggered by the issuance of the Anthem Shares;
         (g) the Anthem Shares to be issued on Completion will be, when issued, duly authorized and legally issued as fully paid and non-assessable;
         (h) Anthem has good and sufficient power, authority and capacity to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein;
         (i) as of the Effective Date, the common shares of Anthem are quoted on the OTC Board;
         (j)                                 all of the material transactions
                  of Anthem have been promptly and properly recorded or filed in or with the books or records of Anthem and the minute books of Anthem contain all records of the meetings and proceedings of the shareholders and directors of Anthem since its incorporation;
         (k)                                 all of the financial statements of

                  Anthem delivered to UDATE (the "Anthem Accounts"):
                  (i) have been prepared in accordance with all applicable accounting standards and with accounting principles and practices generally accepted in the United States of America;
                  (ii) show a true and fair view of the assets and liabilities (including contingent unquantified and disputed liabilities) of Anthem and of the state of affairs of Anthem as at the date to which they were prepared; and
                  (iii) are not affected by any extraordinary or exceptional item;
         (l) since the date to which the Anthem Accounts were prepared, except as disclosed or contemplated in this Agreement:
                  (i) there has been no material adverse change of any kind whatsoever in the financial position or condition of Anthem or any damage, loss or other change of any kind whatsoever which is or may be material to Anthem; and
                  (ii)     Anthem has not incurred any liabilities;
         (m) all of the bank accounts and safety deposit boxes of Anthem are listed on SCHEDULE K to this Agreement;
         (n)      the net current liabilities of Anthem do not exceed
                  US$150,000;
         (o) except as disclosed in writing to UDATE above prior to the execution of this Agreement:
                  (i)     no dividends or other distributions of any kind
                           whatsoever on any shares in the capital of Anthem have been made, declared or authorized;
                  (ii) none of its officers or shareholders is indebted or obligated to Anthem;
                  (iii)    Anthem has no employees; and
                  (iv) Anthem has not guaranteed or agreed to guarantee any debt liability or other obligation of kind whatsoever of any person, firm or corporation of any kind whatsoever;
         (p) so far as Anthem is actually aware, Anthem holds all material licences and permits that are required for carrying on its business in the manner in which such business has been carried on;
         (q) Anthem is the registered and beneficial owner of each of the copyright interests listed in SCHEDULE K to this Agreement;
         (r) Anthem has the corporate power to own its assets and to carry on the business carried on by it and so far as Anthem is actually aware, Anthem is duly qualified to carry on business in all jurisdictions in which it carries on business;
         (s)      as of the Closing Date, Anthem will have no material contracts other than this Agreement, the agreements disclosed or
                  contemplated herein and agreements with Anthem's stock transfer agent in standard form;
         (t) no third party privacy or intellectual property rights, including without limitation, copyright, trade secret or patent rights, were violated in any material manner in the creation, compilation or acquisition of, or are violated by the use of, any of Anthem's assets by Anthem or by any party through whom Anthem acquired title or a license, or to whom Anthem has granted a license in respect of any of Anthem's assets;
         (u) so far as Anthem is actually aware, Anthem is not in material breach of any applicable laws, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever including, without limitation, all applicable U.S. and applicable state securities laws;
         (v) all tax returns and reports of Anthem required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of a material nature of Anthem have been paid or disclosed in writing to the UDATE Group before the UDATE Group entered into this Agreement;
         (w)      Anthem has not:
                  (i) made any election under any applicable tax legislation with respect to the acquisition or disposition of any property at other than fair market value;
                  (ii) acquired any property for proceeds greater than fair market value; or
                  (iii)    disposed of anything for proceeds less
                  than the fair market value thereof;
         (x) Anthem has made all elections required to have been made under any applicable tax legislation in connection with any distributions made by it and all such elections were true and correct and filed in the prescribed form and within the prescribed time period;
         (y) adequate provision has been made for taxes payable by Anthem for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements of any kind whatsoever providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax or governmental charge of any kind whatsoever;
         (z) Anthem has no contingent tax liabilities of any kind whatsoever, and there are no grounds which would prompt a reassessment of Anthem, including for aggressive treatment of income or expenses in earlier tax returns filed;
         (aa) there are no amounts outstanding and unpaid for which Anthem has previously claimed a deduction under any applicable tax legislation;
         (bb) Anthem has made all collections, deductions, remittances and payments of any kind whatsoever and filed all reports and returns required by it to be made or filed under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever;
         (cc) there are no actions, suits, judgements, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting Anthem at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and there is no basis therefor;
         (dd) the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Anthem, its shareholders and its board of directors, and this Agreement constitutes the legal, valid and binding obligation of Anthem enforceable against Anthem in accordance with its terms, subject to the application of general principles of equity and the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally;
         (ee) the execution and delivery of this Agreement, the performance of Anthem's obligations under this Agreement and the Completion will not:

                  (i) conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under the Articles or Certificate of Incorporation (as amended) and bylaws of Anthem, or any of the terms of any trust deed, debenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which Anthem is a party or by which Anthem is bound, or any judgement or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which Anthem is bound; nor

                  (ii) so far as Anthem is aware, result in the violation of any law or regulation of any kind whatsoever by Anthem; and
         (ff) except in respect of the transactions disclosed or contemplated herein, there has been no material adverse change to the financial position of Anthem since the Anthem Accounts.

4.9 The representations and warranties of Anthem contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing, and they shall survive the Completion and remain in full force and effect thereafter for the benefit of each of the Vendors.

4.10 In clause 4.11 of this Agreement, "Anthem Claim" means any claim which would (but for the provisions of clause 4.11) be capable of being made against the Vendors or the Executive Directors (as the case may be) in respect of any liability for breach of the representations, warranties and covenants given by the Executive Directors and the Vendors under clauses 3 and 4 of this Agreement.

4.11              Notwithstanding any other provisions of this Agreement:
                  (a) the aggregate liability of the Executive Directors and the Vendors in respect of all Anthem Claims will be limited to the value of the Anthem Shares at the Time of Closing;
                  (b) the Executive Directors and the Vendors will be under no liability in respect of any Anthem Claim where the amount for which the Executive Director or the Vendor would be liable under such Anthem Claim is less than US$50,000; and
                  (c) the Executive Directors and the Vendors will not be under any liability in respect of any Anthem Claim unless written particulars of the Anthem Claim (giving full details of the specific matter in respect of which such Anthem claim is made) have been given to the Executive Directors and the Vendors within a period of two years after the Closing Date and unless legal proceedings in respect of such Anthem Claim are commenced and served upon the Executive Directors and the Vendors within three months after such written particulars have been so given.
5.   INDEMNITIES
5.1 Notwithstanding the Completion of the transactions contemplated under this Agreement or Anthem's Investigation, the representations, warranties and acknowledgements of any of the UDATE Group contained in this Agreement or any certificates or documents delivered by any of them pursuant to this Agreement shall survive the Completion and shall continue in full force and effect thereafter for the benefit of Anthem. If any of the representations, warranties or acknowledgements given by any of the UDATE Group is found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of any of the UDATE Group, then the party or parties responsible shall jointly and severally indemnify and save harmless Anthem from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis), damages and expenses of any kind whatsoever which may be brought or made against Anthem by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by Anthem, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgement, covenant or agreement. Without in any way limiting the generality of the foregoing, this shall include any loss of any kind whatsoever which may be suffered or incurred by Anthem, directly or indirectly, arising out of any material assessment or reassessment levied upon UDATE or III for tax, interest and/or penalties relating to any period of business operations up to and including the Closing Date and all claims, demands, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis) and expenses of any kind whatsoever in respect of the foregoing.
5.2 Notwithstanding the Completion of the transactions contemplated under this Agreement or the Vendors' Investigation, the representations, warranties and acknowledgements of Anthem contained in this Agreement or any certificates or documents delivered by Anthem pursuant to this Agreement shall survive the Completion and shall continue in full force and effect thereafter for the benefit of the UDATE Group. If any of the representations, warranties or acknowledgements given by Anthem is found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of Anthem, then Anthem shall indemnify and save harmless the UDATE Group from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis), damages and expenses of any kind whatsoever which may be brought or made against the UDATE Group by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by the UDATE Group, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgement, covenant or agreement. Without in any way limiting the generality of the foregoing, this shall include any loss of any kind whatsoever which may be suffered or incurred by the UDATE Group, directly or indirectly, arising out of any material assessment or reassessment levied upon Anthem for tax, interest and/or penalties relating to any period of business operations up to and including the Closing Date and all claims, demands, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis) and expenses of any kind whatsoever in respect of the foregoing.

6.   CLOSING

6.1 At the Time of Closing, the UDATE Group shall deliver to the solicitors for Anthem:

         (a) certified true copies of the resolutions of the directors of UDATE, III, Tavendish and Ryley and of the trustees of EBT and the Shortland Trust evidencing that the directors of UDATE, III, Tavendish and Ryley and the trustees of EBT and the Shortland Trust have approved this Agreement and all of the transactions of UDATE, III, Tavendish, Ryley, EBT and the Shortland Trust contemplated hereunder, specifically referring to:

                  (i)               the exchange and  transfer of the Minority
                           UDATE Shares from the Minority Shareholders to Anthem as provided for in this Agreement;

                  (ii)              the cancellation of the share certificates
                           (the "OLD UDATE SHARE CERTIFICATES") representing the Minority UDATE Shares held as set forth in Recital B of this Agreement; and

                  (iii)             the issuance of a new share certificate (the
                           "NEW UDATE SHARE CERTIFICATE") representing the Minority UDATE Shares registered in the name of Anthem;

                  (iv)              the exchange and transfer of the III Shares
                           from EBT to Anthem as provided for in this Agreement;

                  (v)               the cancellation of the share certificates
                           (the "OLD III SHARE CERTIFICATE") representing the III Shares held by EBT; and

                  (vi)              the issuance of a new share certificate (the
                           "NEW III SHARE CERTIFICATE") representing the III Shares registered in the name of Anthem;

         (b)               the Old UDATE Share Certificates;
         (c)               the New UDATE Share Certificate;
         (d)               the Old III Share Certificate;
         (e)               the New III Share Certificate;
         (f) an original partial release of the charge granted by Ryley in respect of Ryley's assets, duly executed in registrable form by the charge holder, sufficient to permit Ryley to transfer its Minority UDATE Shares to Anthem free and clear of that charge;
         (g) written confirmation of the current location and UDATE representative contact information for periodic inspection and testing by Anthem of source and object code for all software included in the Assets;
         (h) releases in the form of SCHEDULE L to this Agreement (the "RELEASES") from:
                  (i)               each of the Vendors, III and the Executive
                           Directors of all claims against UDATE for outstanding amounts owing by UDATE on account of any loans, bonuses, reimbursements, compensation, fees, royalties, dividends or other consideration whatsoever; and
                  (ii)              each of the Vendors, UDATE and the Executive
                           Directors of all claims against III for outstanding amounts owing by III on account of any loans, bonuses, reimbursements, compensation, fees, royalties, dividends or other consideration whatsoever;

         (i)               the UDATE Solicitor Opinions;
         (j) the Employment Agreements, duly executed by each party other than Anthem;
         (k) the Stock Options, duly executed by each party other than Anthem;
         (l) the Registration Rights Agreement, duly executed by each party other than Anthem;
         (m) certificates of confirmation from each of the Executive Directors, Atlas, the Minority Shareholders, UDATE and III substantially in the form of SCHEDULE M to this Agreement;
         (n) the consents of Mr. Morris to become the President and a Director of Anthem, the consent of Mr. Thacker to become the Secretary and a Director of Anthem, and the consents of Geoff Shingles and Ken Olisa to become Directors of Anthem; and
         (o) any other materials that are, in the opinion of the solicitors for Anthem, reasonably required to complete the transactions contemplated under this Agreement.
6.2 At the Time of Closing, Anthem shall deliver to the solicitors for the Vendors:
         (a) certified true copies of the resolutions of the directors and, if shareholder approval is required, of the shareholders of Anthem, evidencing that the directors and, as applicable, the shareholders, of Anthem have approved this Agreement and all of the transactions of Anthem contemplated hereunder, including issuance of the Anthem Shares in exchange for the III Shares and the Minority UDATE Shares, adoption of the Stock Option Plan, issuance of the Stock Options, execution of the Registration Rights Agreement, setting the number of Directors of Anthem at four (4), appointment of Mr. Morris as President and a Director of Anthem, appointment of Mr. Thacker as Secretary and a Director of Anthem, and appointment of Jeff Shingles and Ken Olisa as Directors of Anthem;
         (b) share certificates representing the Anthem Shares, or written confirmation that Anthem's stock transfer agent has been instructed to issue and deliver to the Vendors share certificates representing the Anthem Shares, registered in the names of the Vendors as set out in paragraph 1.1 of this Agreement or as otherwise jointly directed by the Vendors in writing;
         (c)               the Employment Agreements, duly executed by Anthem;
         (d)               the Stock Options, duly executed by Anthem;
         (e) the Registration Rights Agreement, duly executed by Anthem;
         (f) the resignation of the current President, Secretary and Director of Anthem, effective on Completion;
         (g)               the Anthem Solicitor Opinion;
         (h) a certificate of confirmation signed by a director or officer of Anthem substantially in the form of SCHEDULE N to this Agreement; and

         (i) copies of completed documentation relating to the Financing.
6.3 Anthem will immediately after the Completion deliver to the California Corporations Commissioner the notice or notices required under the California Corporations Code.

7.   GENERAL
7.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this paragraph 7.1 or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.
7.2 The Schedules to this Agreement incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.
7.3 This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.
7.4 The headings in this Agreement are for reference only and do not constitute terms of the Agreement.
7.5 The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing Date of this Agreement, shall survive the Closing Date of this Agreement.
7.6 No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.
7.7 Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.
7.8 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.
7.9 Any notice, request, demand and other communication to be given under this Agreement shall be in writing and shall be delivered by hand or by courier or by first class pre-paid mail or by telecopy to the appropriate party at the address as first set out above or to such other addresses or by such other means as may be designated in writing by the parties hereto in the manner provided for in this paragraph, and shall be deemed to have been received on the date of delivery by hand or by courier, or if delivered by first class pre-paid mail then on the fifth working day after posting (postal service interruptions excepted), or if delivered by telecopy, then on the later of the date transmission completes or the date that a copy is sent by first class pre-paid mail.
7.10 This Agreement shall be subject to, governed by, and construed in accordance with the laws of the State of California, without reference to the principles of conflicts of law, and the laws of the United States applicable therein.
7.11 This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.
7.12 This Agreement will be binding on and will enure for the benefit of each party's successors, assigns and personal representatives (as the case may be) but will not be assignable by any of the parties without the express written consent of the other parties hereto, which may be withheld.
IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Effective Date:


EXECUTED AND DELIVERED on behalf of                        )
UDATE.COM LTD. by its duly authorized signatories:         )
                                                           )
___________________________________________                )
Name:  ____________________________________                )
Title: ____________________________________                )
                                                           )
___________________________________________                )
Name: _____________________________________                )
Title: ____________________________________                )

THE CORPORATE SEAL of                                      )
INTERNET INVESTMENTS INC. was hereunto affixed in the      )
presence of its authorized signatory:                      )
                                                           )
___________________________________________                )               c/s
Name: _____________________________________                )
Title: ____________________________________                )

                                                           )
THE CORPORATE SEAL of ATLAS TRUST COMPANY (JERSEY)         )
LIMITED, was hereunto affixed in the presence of its       )
authorized signatories:                                    )
                                                           )
___________________________________________                )               c/s
Name: _____________________________________                )
Title: ____________________________________                )
                                                           )
___________________________________________                )
Name: _____________________________________                )
Title: ____________________________________                )


                                                           )
EXECUTED AND DELIVERED on behalf of                        )
TAVENDISH ENTERPRISES LIMITED by its authorized            )
signatories:                                               )
                                                           )
___________________________________________                )
Name: _____________________________________                )
Title: ____________________________________                )
                                                           )
___________________________________________                )
Name: _____________________________________                )
Title: ____________________________________                )

SIGNED, SEALED & DELIVERED by                              )
DAVID JOHN SHORTLAND in the presence of:                   )
                                                           )
___________________________________________                )
Signature of Witness                                       )   _________________________________
                                                           )   DAVID JOHN SHORTLAND
Name: _____________________________________                )
Address: __________________________________                )
___________________________________________                )
Occupation: _______________________________                )

                                                           )
SIGNED, SEALED & DELIVERED                                 )
by PAULA LORAINE SHORTLAND in the presence of:             )
                                                           )
___________________________________________                )   _________________________________
Signature of Witness                                       )   PAULA LORAINE SHORTLAND
                                                           )
Name: _____________________________________                )
Address: __________________________________                )
___________________________________________                )
Occupation: _______________________________                )

                                                           )
EXECUTED AND DELIVERED on behalf of                        )
RYLEY HILL LTD. by its authorized signatories:             )
                                                           )
                                                           )
___________________________________________                )
Name: _____________________________________                )
Title: ____________________________________                )
                                                           )
___________________________________________                )
Name: _____________________________________                )
Title: ____________________________________                )
                                                           )


SIGNED, SEALED & DELIVERED                                 )   ____________________________________
by DAVID JOHN SHORTLAND, CHRISTINE ELIZABETH CATHERALL,    )   DAVID JOHN SHORTLAND
BRUCE CARLESS and BETTY MAY SHORTLAND as trustees of the   )
SHORTLAND NO. 1 TRUST in the presence of:                  )   ____________________________________
                                                           )   CHRISTINE ELIZABETH CATHERALL
___________________________________________                )
Signature of Witness                                       ))  ____________________________________
                                                           )   BRUCE CARLESS
Name: _____________________________________                )
Address: __________________________________                )   ____________________________________
___________________________________________                )   BETTY MAY SHORTLAND
Occupation: _______________________________                )

SIGNED, SEALED & DELIVERED                                 )
by MELVYN MORRIS in the presence of:                       )
                                                           )
___________________________________________                )
Signature of Witness                                       )   ____________________________________
                                                           )   MELVYN MORRIS
Name: _____________________________________                )
Address: __________________________________                )
___________________________________________                )
Occupation: _______________________________                )

SIGNED, SEALED & DELIVERED                                 )
by HOWARD THACKER in the presence of:                      )
                                                           )
___________________________________________                )
Signature of Witness                                       )   ____________________________________
                                                           )   HOWARD THACKER
Name: _____________________________________                )
Address: __________________________________                )
___________________________________________                )
Occupation: _______________________________                )


                                                           )
THE CORPORATE SEAL of ANTHEM RECORDING WEST INC. was       )
hereunto affixed                                           )
in the presence of its authorized signatories:             )
                                                           )               c/s
___________________________________________                )
Name: _____________________________________                )
Title: ____________________________________                )
                                                           )
___________________________________________                )
Name: _____________________________________                )
Title: ____________________________________                )

                                   SCHEDULE A
                                 UDATE.COM, INC.

                            2000 STOCK INCENTIVE PLAN

1. PURPOSES OF THE PLAN. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

2. DEFINITIONS. As used herein, the following definitions shall apply:

         (a) "ADMINISTRATOR" means the Board or any of the Committees appointed to administer the Plan.

         (b) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

         (c) "APPLICABLE LAWS" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal and state securities laws, the corporate laws of California and, to the extent other than California, the corporate law of the state of the Company's incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

         (d) "AWARD" means the grant of an Option, Restricted Stock, SAR, Dividend Equivalent Right, Performance Unit, Performance Share, or other right or benefit under the Plan.

         (e) "AWARD AGREEMENT" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

         (f)      "BOARD" means the Board of Directors of the Company.

         (g) "CAUSE" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee's: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of any felony or commission of any crime involving dishonesty or breach of trust. At least 30 days prior to the termination of the Grantee's Continuous Service pursuant to (i) or (ii) above, the Administrator shall provide the Grantee with notice of the Company's or such Related Entity's intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company's or such Related Entity's satisfaction. During this 30 day (or longer) period, no Award issued to the Grantee under the Plan may be exercised or purchased.


         (h) "CHANGE IN CONTROL" means a change in ownership or control of the Company effected through either of the following transactions:


                  (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or


                  (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.


         (i) "CODE" means the Internal Revenue Code of 1986, as amended or superseded.


         (j) "COMMITTEE" means any committee appointed by the Board to administer the Plan.


         (k)      "COMMON STOCK" means the common stock of the Company.


         (l)      "COMPANY" means uDate.com, Inc., a California corporation.


         (m) "CONSULTANT" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.


         (n)      "CONTINUING DIRECTORS" means members of the Board who either
                  (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

         (o) "CONTINUOUS SERVICE" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

         (p) "CORPORATE TRANSACTION" means any of the following transactions:

                  (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations);

                  (iii) approval by the shareholders of the Company of any plan or proposal for the complete liquidation or dissolution of the Company;

                  (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

                  (v) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange
                           Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

         (q) "COVERED EMPLOYEE" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

         (r) "DIRECTOR" means a member of the Board or the board of directors of any Related Entity.

         (s) "DISABILITY" means that a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy or, if no such policy is maintained by the Company or the Related Entity to which the Grantee provides service, that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

         (t) "DIVIDEND EQUIVALENT RIGHT" means a right entitling a Grantee to compensation measured by dividends paid with respect to Common Stock.

         (u) "EMPLOYEE" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

         (v) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (w) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

                  (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or
                           (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

                  (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith and in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations (as amended or superseded).

         (x) "GRANTEE" means an Employee, Director or Consultant who receives an Award under the Plan.

         (y) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (z) "NON-QUALIFIED STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

         (aa) "OFFICER" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (bb) "OPTION" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

         (cc) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (dd) "PERFORMANCE - BASED COMPENSATION" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

         (ee) "PERFORMANCE SHARES" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

         (ff) "PERFORMANCE UNITS" means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

         (gg)     "PLAN" means this 2000 Stock Incentive Plan.

         (hh) "POST-TERMINATION EXERCISE PERIOD" means the period specified in the Award Agreement of not less than three (3) months commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee's Continuous Service, or such longer period as may be applicable upon death or Disability.

         (ii) "REGISTRATION DATE" means the first to occur of (i) the closing of the first sale to the general public of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and
                  (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Corporate Transaction.

         (jj) "RELATED ENTITY" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

         (kk) "RELATED ENTITY DISPOSITION" means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

         (ll) "RESTRICTED STOCK" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

         (mm) "RULE 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

         (nn) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

         (oo)     "SHARE" means a share of the Common Stock.

         (pp) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. STOCK SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Three Million (3,000,000) Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

         (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. ADMINISTRATION OF THE PLAN.

         (a)      PLAN ADMINISTRATOR.

                  (i) ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

                  (ii) ADMINISTRATION WITH RESPECT TO CONSULTANTS AND OTHER EMPLOYEES. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

                  (iii) ADMINISTRATION WITH RESPECT TO COVERED EMPLOYEES. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

                  (iv) ADMINISTRATION ERRORS. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

         (b) POWERS OF THE ADMINISTRATOR. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

                  (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

                  (ii) to determine whether and to what extent Awards are granted hereunder;

                  (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

                  (iv) to approve forms of Award Agreements for use under the Plan;

                  (v) to determine the terms and conditions of any Award granted hereunder;

                  (vi) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

                  (vii) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

                  (viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan; and

                  (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

5. ELIGIBILITY. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. TERMS AND CONDITIONS OF AWARDS.

         (a) TYPE OF AWARDS. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards may include, without limitation, Options, sales or bonuses of Restricted Stock, SARs, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

         (b) DESIGNATION OF AWARD. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

         (c) CONDITIONS OF AWARD. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

         (d) ACQUISITIONS AND OTHER TRANSACTIONS. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

         (e) DEFERRAL OF AWARD PAYMENT. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

         (f) AWARD EXCHANGE PROGRAMS. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

         (g) SEPARATE PROGRAMS. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

         (h) INDIVIDUAL OPTION AND SAR LIMIT. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be One Million (1,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

         (i) EARLY EXERCISE. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

         (j) TERM OF AWARD. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

         (k) TRANSFERABILITY OF AWARDS. Non-Qualified Stock Options shall be transferable (i) to the extent provided in the Award Agreement and in a manner consistent with Section 260.140.41 of Title 10 of the California Code of Regulations and (ii) by Will or by the laws of descent and distribution. Incentive Stock Options and other Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by Will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided however that the Grantee may designate a beneficiary of his or her Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator.

         (l) TIME OF GRANTING AWARDS. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

7. AWARD EXERCISE OR PURCHASE PRICE, CONSIDERATION AND TAXES.

         (a) EXERCISE OR PURCHASE PRICE. The exercise or purchase price, if any, for an Award shall be as follows:

                  (i)      In the case of an Incentive Stock Option:

                           A. granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

                           B. granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                  (ii)     In the case of a Non-Qualified Stock Option:

                           A. granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

                           B. granted to any person other than a person described in the preceding paragraph, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

                  (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                  (iv)     In the case of the sale of Shares:

                           A. granted to a person who, at the time of the grant of such Award, or at the time the purchase is consummated, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share purchase price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; or

                           B. granted to any person other than a person described in the preceding paragraph, the per Share purchase price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

                  (v) In the case of other Awards, such price as is determined by the Administrator.

                  (vi)     Notwithstanding the foregoing provisions of this
                           Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

         (b) CONSIDERATION. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

                  (i)      cash;

                  (ii)     check;

                  (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

                  (iv) if the exercise or purchase occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

                  (v) with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

                  (vi)     any combination of the foregoing methods of payment.

         (c) TAXES. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8.   EXERCISE OF AWARD.

         (a)      PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER.

                  (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement but in the case of an Option, in no case at a rate of less than twenty percent (20%) per year over five (5) years from the date the Option is granted, subject to reasonable conditions such as continued employment. Notwithstanding the foregoing, in the case of an Option granted to an Officer, Director or Consultant, the Award Agreement may provide that the Option may become exercisable, subject to reasonable conditions such as such Officer's, Director's or Consultant's Continuous Service, at any time or during any period established in the Award Agreement.

                  (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10 below.

         (b)      EXERCISE OF AWARD FOLLOWING TERMINATION OF CONTINUOUS SERVICE.

                  (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

                  (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

                  (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9.   CONDITIONS UPON ISSUANCE OF SHARES.

         (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and to make such other representations and warranties as counsel for the Company may reasonably require, if in the opinion of counsel for the Company such representations or warranties are required by any Applicable Laws.

10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR CORPORATE TRANSACTION. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or
(iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. CORPORATE TRANSACTION - CHANGES IN CONTROL - RELATED PARTY DISPOSITIONS. Except as may be provided in an Award Agreement:

         (a) Effective upon the consummation of a Corporate Transaction, each outstanding Award under the Plan will terminate, unless such Award is assumed by the successor corporation or Parent thereof in connection with the Corporate Transaction.

         (b) Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, the Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition shall be deemed to terminate and each Award of such Grantee which is at the time outstanding under the Plan shall be exercisable in accordance with the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall be not to deemed to terminate if such Award is, in connection with the Related Entity Disposition, assumed by the successor entity or its parent.

12. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

         (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws or to continue any qualification of any option as an Incentive Stock Option, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

         (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

         (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

14.  RESERVATION OF SHARES.

         (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. NO EFFECT ON TERMS OF EMPLOYMENT/CONSULTING RELATIONSHIP. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without Cause, and with or without notice. The Company's ability to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee's Continuous Service has been terminated for Cause for the purposes of this Plan.

16. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

17. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws. Any Award exercised before shareholder approval is obtained shall be rescinded if shareholder approval is not obtained within the time prescribed, and Shares issued on the exercise of any such Award shall not be counted in determining whether shareholder approval is obtained.

18. INFORMATION TO GRANTEES. The Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, copies of financial statements at least annually.

                                   SCHEDULE B

                    UDATE.COM, INC. 2000 STOCK INCENTIVE PLAN

                          NOTICE OF STOCK OPTION AWARD


         Grantee's Name and Address:                 MELVYN MORRIS
                                                     Redmire Gap Farm
                                                     Mercaston Lane, Turnditch
                                                     Derbyshire, UK DE65 6NX

         You have been granted an option to purchase shares of Common Stock of uDate.com, Inc., subject to the terms and conditions of this Notice of Stock Option Award (the "Notice"), the uDate.com, Inc. 2000 Stock Incentive Plan, as amended from time to time (the "Plan") and the Stock Option Award Agreement (the "Option Agreement") attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

         Award Number                                No. 1

         Date of Award                               May ________, 2000

         Vesting Commencement Date                   May ________, 2000

         Exercise Price per Share                    $7.50

         Total Number of Shares Subject
         to the Option (the "Shares")                525,000

         Total Exercise Price                        $3,937,500

         Type of Option:                             Incentive Stock Option

         Expiration Date:                            May _______, 2010

         Post-Termination Exercise Period:           Three (3) Months

VESTING SCHEDULE:

         Subject to Grantee's Continuous Service and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

         Fifty Percent (50%) of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/24th of the Shares subject to the Option shall vest on each monthly anniversary of the Vesting Commencement Date thereafter.

         During any authorized leave of absence, the vesting of the Option as provided in this schedule shall cease. Vesting of the Option shall resume upon the Grantee's termination of the leave of absence and return to service to the Company or a Related Entity.

         In the event of termination of the Grantee's Continuous Service for Cause, the Grantee's right to exercise the Option shall terminate concurrently with the termination of the Grantee's Continuous Service, except as otherwise determined by the Administrator.

         In the event of the Grantee's change in status from Employee to Consultant or from an Employee whose customary employment is 20 hours or more per week to an Employee whose customary employment is fewer than 20 hours per week, vesting of the Option shall continue only to the extent determined by the Administrator as of such change in status consistent with any minimum vesting requirements set forth in the Plan.

         IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

                                  UDate.com, Inc.,
                                  a California corporation

                                  By: _________________________________________

                                  Title: ______________________________________

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE'S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF GRANTEE'S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE'S RIGHT OR THE RIGHT OF THE GRANTEE'S EMPLOYER TO TERMINATE GRANTEE'S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE, SUBJECT TO ANY WRITTEN EMPLOYMENT AGREEMENT WITH THE GRANTEE.

         The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Option Agreement shall be resolved in accordance with Section 19 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated: ______________________           Signed: ______________________________
                                                Melvyn Morris

                                                                 AWARD NUMBER: 1

                    UDATE.COM, INC. 2000 STOCK INCENTIVE PLAN

                          STOCK OPTION AWARD AGREEMENT

1. GRANT OF OPTION. UDATE.COM, INC., A CALIFORNIA CORPORATION (THE "COMPANY"), HEREBY GRANTS TO THE GRANTEE (THE "GRANTEE") NAMED IN THE NOTICE OF STOCK OPTION AWARD (THE "NOTICE"), AN OPTION (THE "OPTION") TO PURCHASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK SUBJECT TO THE OPTION (THE "SHARES") SET FORTH IN THE NOTICE, AT THE EXERCISE PRICE PER SHARE SET FORTH IN THE NOTICE (THE "EXERCISE PRICE") SUBJECT TO THE TERMS AND PROVISIONS OF THE NOTICE, THIS STOCK OPTION AWARD AGREEMENT (THE "OPTION AGREEMENT") AND THE COMPANY'S 2000 STOCK INCENTIVE PLAN, AS AMENDED FROM TIME TO TIME (THE "PLAN"), WHICH ARE INCORPORATED HEREIN BY REFERENCE. UNLESS OTHERWISE DEFINED HEREIN, THE TERMS DEFINED IN THE PLAN SHALL HAVE THE SAME DEFINED MEANINGS IN THIS OPTION AGREEMENT.

         If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is awarded.

2.   EXERCISE OF OPTION.

         (a) RIGHT TO EXERCISE. THE OPTION SHALL BE EXERCISABLE DURING ITS TERM IN ACCORDANCE WITH THE VESTING SCHEDULE SET OUT IN THE NOTICE AND WITH THE APPLICABLE PROVISIONS OF THE PLAN AND THIS OPTION AGREEMENT. NO PARTIAL EXERCISE OF THE OPTION MAY BE FOR LESS THAN THE LESSER OF FIVE PERCENT (5%) OF THE TOTAL NUMBER OF SHARES SUBJECT TO THE OPTION OR THE REMAINING NUMBER OF SHARES SUBJECT TO THE OPTION. IN NO EVENT SHALL THE COMPANY ISSUE FRACTIONAL SHARES.
         (b) ACCELERATION IN THE EVENT OF CORPORATE TRANSACTION. NOTWITHSTANDING ANY OTHER PROVISION HEREOF, IN THE EVENT OF A CORPORATE TRANSACTION, THIS OPTION SHALL AUTOMATICALLY SHALL BECOME FULLY VESTED AND EXERCISABLE AND BE RELEASED FROM ANY FORFEITURE RIGHTS, IMMEDIATELY PRIOR TO THE SPECIFIED EFFECTIVE DATE OF SUCH CORPORATE TRANSACTION, FOR ALL OF THE SHARES AT THE TIME REPRESENTED BY THIS OPTION. EFFECTIVE UPON THE CONSUMMATION OF THE CORPORATE TRANSACTION, THIS OPTION UNDER THE

                  PLAN SHALL TERMINATE; PROVIDED HOWEVER THAT THIS OPTION SHALL NOT TERMINATE IF IT IS ASSUMED BY THE SUCCESSOR CORPORATION
                  OR PARENT THEREOF IN CONNECTION WITH THE CORPORATE
                  TRANSACTION.
         (c) ACCELERATION IN THE EVENT OF CHANGE IN CONTROL. NOTWITHSTANDING ANY OTHER PROVISION HEREOF, IN THE EVENT OF A CHANGE IN CONTROL (OTHER THAN A CHANGE IN CONTROL WHICH ALSO IS A CORPORATE TRANSACTION), THIS OPTION AUTOMATICALLY SHALL BECOME FULLY VESTED AND EXERCISABLE AND BE RELEASED FROM ANY FORFEITURE RIGHTS, IMMEDIATELY PRIOR TO THE SPECIFIED EFFECTIVE DATE OF SUCH CHANGE IN CONTROL, FOR ALL OF THE SHARES AT THE TIME REPRESENTED BY THIS OPTION.
         (d) METHOD OF EXERCISE. THE OPTION SHALL BE EXERCISABLE ONLY BY DELIVERY OF AN EXERCISE NOTICE (ATTACHED AS EXHIBIT A) WHICH SHALL STATE THE ELECTION TO EXERCISE THE OPTION, THE WHOLE NUMBER OF SHARES IN RESPECT OF WHICH THE OPTION IS BEING EXERCISED, AND SUCH OTHER PROVISIONS AS MAY BE REQUIRED BY THE ADMINISTRATOR. THE EXERCISE NOTICE SHALL BE SIGNED BY THE GRANTEE AND SHALL BE DELIVERED IN PERSON, BY CERTIFIED MAIL, OR BY SUCH OTHER METHOD AS DETERMINED FROM TIME TO TIME BY THE ADMINISTRATOR TO THE COMPANY ACCOMPANIED BY PAYMENT OF THE EXERCISE PRICE. THE OPTION SHALL BE DEEMED TO BE EXERCISED UPON RECEIPT BY THE COMPANY OF SUCH WRITTEN NOTICE ACCOMPANIED BY THE EXERCISE PRICE, WHICH, TO THE EXTENT SELECTED, SHALL BE DEEMED TO BE SATISFIED BY USE OF THE BROKER-DEALER SALE AND REMITTANCE PROCEDURE TO PAY THE EXERCISE PRICE PROVIDED IN
                  SECTION 4(d), BELOW.
         (e) TAXES. NO SHARES WILL BE DELIVERED TO THE GRANTEE OR OTHER PERSON PURSUANT TO THE EXERCISE OF THE OPTION UNTIL THE GRANTEE OR OTHER PERSON HAS MADE ARRANGEMENTS ACCEPTABLE TO THE ADMINISTRATOR FOR THE SATISFACTION OF APPLICABLE INCOME TAX, EMPLOYMENT TAX, AND SOCIAL SECURITY TAX WITHHOLDING OBLIGATIONS, INCLUDING, WITHOUT LIMITATION, OBLIGATIONS INCIDENT TO THE RECEIPT OF SHARES OR THE DISQUALIFYING DISPOSITION OF SHARES RECEIVED ON EXERCISE OF AN INCENTIVE STOCK OPTION. UPON EXERCISE OF THE OPTION, THE COMPANY OR THE GRANTEE'S EMPLOYER MAY OFFSET OR WITHHOLD (FROM ANY AMOUNT OWED BY THE COMPANY OR THE GRANTEE'S EMPLOYER TO THE GRANTEE) OR COLLECT FROM THE GRANTEE OR OTHER PERSON AN AMOUNT SUFFICIENT TO SATISFY SUCH TAX OBLIGATIONS AND/OR THE EMPLOYER'S WITHHOLDING OBLIGATIONS.
3. GRANTEE'S REPRESENTATIONS. THE GRANTEE UNDERSTANDS THAT NEITHER THE OPTION NOR THE SHARES EXERCISABLE PURSUANT TO THE OPTION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY UNITED STATES SECURITIES LAWS. IN THE EVENT THE SHARES PURCHASABLE PURSUANT TO THE EXERCISE OF THE OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AT THE TIME THE OPTION IS EXERCISED, THE GRANTEE SHALL, IF REQUESTED BY THE COMPANY, CONCURRENTLY WITH THE EXERCISE OF ALL OR ANY PORTION OF THE OPTION, DELIVER TO THE COMPANY HIS INVESTMENT REPRESENTATION STATEMENT IN THE FORM ATTACHED HERETO AS EXHIBIT B AND SUCH OTHER REPRESENTATIONS, WARRANTIES

AND COVENANTS REASONABLY REQUESTED BY COUNSEL FOR THE COMPANY .
4. METHOD OF PAYMENT. PAYMENT OF THE EXERCISE PRICE SHALL BE MADE BY ANY OF THE FOLLOWING, OR A COMBINATION THEREOF, AT THE ELECTION OF THE GRANTEE; PROVIDED, HOWEVER, THAT SUCH EXERCISE METHOD DOES NOT THEN VIOLATE ANY APPLICABLE LAW:
         (a)      CASH;
         (b)      CHECK;
         (c) IF THE EXERCISE OCCURS ON OR AFTER THE REGISTRATION DATE (AS DEFINED BY THE PLAN), SURRENDER OF SHARES OR DELIVERY OF A PROPERLY EXECUTED FORM OF ATTESTATION OF OWNERSHIP OF SHARES AS THE ADMINISTRATOR MAY REQUIRE (INCLUDING WITHHOLDING OF SHARES OTHERWISE DELIVERABLE UPON EXERCISE OF THE OPTION) WHICH HAVE A FAIR MARKET VALUE ON THE DATE OF SURRENDER OR ATTESTATION EQUAL TO THE AGGREGATE EXERCISE PRICE OF THE SHARES AS TO WHICH THE OPTION IS BEING EXERCISED (BUT ONLY TO THE EXTENT THAT SUCH EXERCISE OF THE OPTION WOULD NOT RESULT IN AN ACCOUNTING COMPENSATION CHARGE WITH RESPECT TO THE SHARES USED TO PAY THE EXERCISE PRICE);
         (d) IF THE EXERCISE OCCURS ON OR AFTER THE REGISTRATION DATE, PAYMENT THROUGH A BROKER-DEALER SALE AND REMITTANCE PROCEDURE PURSUANT TO WHICH THE GRANTEE (i) SHALL PROVIDE WRITTEN INSTRUCTIONS TO A COMPANY DESIGNATED BROKERAGE FIRM TO EFFECT THE IMMEDIATE SALE OF SOME OR ALL OF THE PURCHASED SHARES AND REMIT TO THE COMPANY, OUT OF THE SALE PROCEEDS AVAILABLE ON THE SETTLEMENT DATE, SUFFICIENT FUNDS TO COVER THE AGGREGATE EXERCISE PRICE PAYABLE FOR THE PURCHASED SHARES AND (ii) SHALL PROVIDE WRITTEN DIRECTIVES TO THE COMPANY TO DELIVER THE CERTIFICATES FOR THE PURCHASED SHARES DIRECTLY TO SUCH BROKERAGE FIRM IN ORDER TO COMPLETE THE SALE TRANSACTION; OR
         (e) PROVIDED THAT THE AGGREGATE EXERCISE PRICE FOR THE NUMBER OF SHARES BEING PURCHASED EXCEEDS ___________________________ DOLLARS ($____,000), PAYMENT PURSUANT TO A PROMISSORY NOTE AS DESCRIBED BELOW.

                  (i) The promissory note shall have a term of _____ (__) years with principal and interest payable in _______ (__) equal annual installments;

                  (ii) The promissory note shall bear interest at the minimum rate required by the federal tax laws to avoid the imputation of interest income to the Company and compensation income to the Grantee;

                  (iii) The Grantee shall be personally liable for payment of the promissory note and the promissory note shall be secured by the Shares purchased upon delivery of the promissory note, or such other collateral of equal or greater value, in a manner satisfactory to the Administrator with such documentation as the Administrator may request; and

The promissory note shall become due and payable upon the occurrence of any or all of the following events: (A) the sale or transfer of the Shares purchased with the promissory note; (B) termination of the Grantee's Continuous Service for any reason other than death or Disability; or (C) the first anniversary of the termination of the Grantee's Continuous Service due to death or Disability.
5. RESTRICTIONS ON EXERCISE. THE OPTION MAY NOT BE EXERCISED IF THE ISSUANCE OF THE SHARES SUBJECT TO THE OPTION UPON SUCH EXERCISE WOULD CONSTITUTE A VIOLATION OF ANY APPLICABLE LAWS. IN ADDITION, THE OPTION MAY BE EXERCISED PRIOR TO THE TIME THAT THE PLAN HAS BEEN APPROVED BY THE SHAREHOLDERS OF THE COMPANY; PROVIDED HOWEVER THAT ALL SHARES ISSUED UPON ANY SUCH EXERCISE SHALL BE RESCINDED IF SHAREHOLDER APPROVAL IS NOT OBTAINED WITHIN THE TIME PRESCRIBED, AND SHARES ISSUED ON ANY SUCH EXERCISE SHALL NOT BE COUNTED IN DETERMINING WHETHER SHAREHOLDER APPROVAL IS OBTAINED.
6. TERMINATION OR CHANGE OF CONTINUOUS SERVICE. IN THE EVENT THE GRANTEE'S CONTINUOUS SERVICE TERMINATES, OTHER THAN FOR CAUSE, THE GRANTEE MAY, TO THE EXTENT OTHERWISE SO ENTITLED AT THE DATE OF SUCH TERMINATION (THE
"TERMINATION DATE"), EXERCISE THE OPTION DURING THE POST-TERMINATION EXERCISE PERIOD. IN THE EVENT OF TERMINATION OF THE GRANTEE'S CONTINUOUS SERVICE FOR CAUSE, THE GRANTEE'S RIGHT TO EXERCISE THE OPTION SHALL, EXCEPT AS OTHERWISE DETERMINED BY THE ADMINISTRATOR, TERMINATE CONCURRENTLY WITH THE TERMINATION
OF THE GRANTEE'S CONTINUOUS SERVICE. IN NO EVENT SHALL THE OPTION BE
EXERCISED LATER THAN THE EXPIRATION DATE SET FORTH IN THE NOTICE. IN THE
EVENT OF THE GRANTEE'S CHANGE IN STATUS FROM EMPLOYEE, DIRECTOR OR CONSULTANT
TO ANY OTHER STATUS OF EMPLOYEE, DIRECTOR OR CONSULTANT, THE OPTION SHALL
REMAIN IN EFFECT AND, EXCEPT TO THE EXTENT OTHERWISE DETERMINED BY THE ADMINISTRATOR, CONTINUE TO VEST; PROVIDED, HOWEVER, WITH RESPECT TO ANY INCENTIVE STOCK OPTION THAT SHALL REMAIN IN EFFECT AFTER A CHANGE IN STATUS
FROM EMPLOYEE TO DIRECTOR OR CONSULTANT, SUCH INCENTIVE STOCK OPTION SHALL
CEASE TO BE TREATED AS AN INCENTIVE STOCK OPTION AND SHALL BE TREATED AS A NON-QUALIFIED STOCK OPTION ON THE DAY THREE (3) MONTHS AND ONE (1) DAY
FOLLOWING SUCH CHANGE IN STATUS. EXCEPT AS PROVIDED IN SECTIONS 8 AND 9
BELOW, TO THE EXTENT THAT THE GRANTEE IS NOT ENTITLED TO EXERCISE THE OPTION
ON THE TERMINATION DATE, OR IF THE GRANTEE DOES NOT EXERCISE THE OPTION TO
THE EXTENT SO ENTITLED WITHIN THE POST-TERMINATION EXERCISE PERIOD, THE
OPTION SHALL TERMINATE.
7. DEFINITION OF "CAUSE". FOR PURPOSES OF THIS AGREEMENT, "CAUSE" MEANS THE GRANTEE'S (I) PERFORMANCE OF ANY MATERIAL ACT OR FAILURE TO PERFORM ANY
MATERIAL ACT IN BAD FAITH AND TO THE MATERIAL DETRIMENT OF THE COMPANY OR A RELATED ENTITY; (II) PERFORMANCE OF DISHONEST ACTS OR INTENTIONAL MISCONDUCT
TO THE

MATERIAL DETRIMENT OF THE COMPANY OR A RELATED ENTITY; (III) MATERIAL BREACH OF ANY AGREEMENT WITH THE COMPANY OR A RELATED ENTITY; OR (IV) COMMISSION OF ANY FELONY (EXCLUDING DWI AND SIMILAR TRAFFIC OFFENSES). AT LEAST 30 DAYS PRIOR TO THE TERMINATION OF THE GRANTEE'S CONTINUOUS SERVICE PURSUANT TO ANY OF THE FOREGOING, THE ADMINISTRATOR SHALL PROVIDE THE GRANTEE WITH NOTICE OF THE COMPANY'S OR SUCH RELATED ENTITY'S INTENT TO TERMINATE, THE REASON THEREFOR, AND AN OPPORTUNITY FOR THE GRANTEE TO CURE SUCH DEFECTS IN HIS SERVICE TO THE COMPANY'S OR SUCH RELATED ENTITY'S REASONABLE SATISFACTION. DURING THIS 30 DAY (OR LONGER) PERIOD, NO AWARD ISSUED TO THE GRANTEE UNDER THE PLAN MAY BE EXERCISED OR PURCHASED.
8. DISABILITY OF GRANTEE. IN THE EVENT THE GRANTEE'S CONTINUOUS SERVICE TERMINATES AS A RESULT OF HIS DISABILITY, THE GRANTEE MAY, BUT ONLY WITHIN TWELVE (12) MONTHS FROM THE TERMINATION DATE (AND IN NO EVENT LATER THAN THE EXPIRATION DATE), EXERCISE THE OPTION TO THE EXTENT HE WAS OTHERWISE ENTITLED TO EXERCISE IT ON THE TERMINATION DATE; PROVIDED, HOWEVER, THAT IF SUCH DISABILITY IS NOT A "DISABILITY" AS SUCH TERM IS DEFINED IN SECTION 22(E)(3) OF THE CODE AND THE OPTION IS AN INCENTIVE STOCK OPTION, SUCH INCENTIVE STOCK OPTION SHALL CEASE TO BE TREATED AS AN INCENTIVE STOCK OPTION AND SHALL BE TREATED AS A NON-QUALIFIED STOCK OPTION ON THE DAY THREE (3) MONTHS AND ONE
(1) DAY FOLLOWING THE TERMINATION DATE. TO THE EXTENT THAT THE GRANTEE IS NOT ENTITLED TO EXERCISE THE OPTION ON THE TERMINATION DATE, OR IF THE GRANTEE DOES NOT EXERCISE THE OPTION TO THE EXTENT SO ENTITLED WITHIN THE TIME SPECIFIED HEREIN, THE OPTION SHALL TERMINATE.
9. DEATH OF GRANTEE. IN THE EVENT OF THE TERMINATION OF THE GRANTEE'S CONTINUOUS SERVICE AS A RESULT OF HIS DEATH, OR IN THE EVENT OF THE GRANTEE'S DEATH DURING THE POST-TERMINATION EXERCISE PERIOD OR DURING THE TWELVE (12) MONTH PERIOD FOLLOWING THE GRANTEE'S TERMINATION OF CONTINUOUS SERVICE AS A RESULT OF HIS DISABILITY, THE GRANTEE'S ESTATE, OR A PERSON WHO ACQUIRED THE RIGHT TO EXERCISE THE OPTION BY BEQUEST OR INHERITANCE, MAY EXERCISE THE OPTION, BUT ONLY TO THE EXTENT THE GRANTEE COULD EXERCISE THE OPTION AT THE DATE OF TERMINATION, WITHIN TWELVE (12) MONTHS FROM THE DATE OF DEATH (BUT IN NO EVENT LATER THAN THE EXPIRATION DATE). TO THE EXTENT THAT THE GRANTEE IS NOT ENTITLED TO EXERCISE THE OPTION ON THE DATE OF DEATH, OR IF THE OPTION IS NOT EXERCISED TO THE EXTENT SO ENTITLED WITHIN THE TIME SPECIFIED HEREIN, THE OPTION SHALL TERMINATE.
10. TRANSFERABILITY OF OPTION. THE OPTION, IF AN INCENTIVE STOCK OPTION, MAY NOT BE TRANSFERRED IN ANY MANNER OTHER THAN BY WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION AND MAY BE EXERCISED DURING THE LIFETIME OF THE GRANTEE ONLY BY THE GRANTEE. THE OPTION, IF A NON-QUALIFIED STOCK OPTION MAY BE

TRANSFERRED BY WILL, BY THE LAWS OF DESCENT AND DISTRIBUTION, AND TO THE
EXTENT AND IN THE MANNER AUTHORIZED BY THE ADMINISTRATOR, TO MEMBERS OF THE GRANTEE'S IMMEDIATE FAMILY (AS DETERMINED BY THE ADMINISTRATOR) OR PURSUANT
TO A DOMESTIC RELATIONS ORDER. THE TERMS OF THE OPTION SHALL BE BINDING UPON
THE EXECUTORS, ADMINISTRATORS, HEIRS AND SUCCESSORS OF THE GRANTEE.
11. TERM OF OPTION. THE OPTION MAY BE EXERCISED NO LATER THAN THE EXPIRATION DATE SET FORTH IN THE NOTICE OR SUCH EARLIER DATE AS OTHERWISE PROVIDED
HEREIN.
12. STOP-TRANSFER NOTICES. IN ORDER TO ENSURE COMPLIANCE WITH THE
RESTRICTIONS ON TRANSFER SET FORTH IN THIS OPTION AGREEMENT, THE NOTICE OR
THE PLAN, THE COMPANY MAY ISSUE APPROPRIATE "STOP TRANSFER" INSTRUCTIONS TO
ITS TRANSFER AGENT, IF ANY, AND, IF THE COMPANY TRANSFERS ITS OWN SECURITIES,
IT MAY MAKE APPROPRIATE NOTATIONS TO THE SAME EFFECT IN ITS OWN RECORDS.
13. REFUSAL TO TRANSFER. THE COMPANY SHALL NOT BE REQUIRED (I) TO TRANSFER ON ITS BOOKS ANY SHARES THAT HAVE BEEN SOLD OR OTHERWISE TRANSFERRED IN
VIOLATION OF ANY OF THE PROVISIONS OF THIS OPTION AGREEMENT OR (II) TO TREAT
AS OWNER OF SUCH SHARES OR TO ACCORD THE RIGHT TO VOTE OR PAY DIVIDENDS OR
OTHER SHAREHOLDERS RIGHTS TO ANY PURCHASER OR OTHER TRANSFEREE TO WHOM SUCH SHARES SHALL HAVE BEEN SO TRANSFERRED.
14. TAX CONSEQUENCES. SET FORTH BELOW IS A BRIEF SUMMARY AS OF THE DATE OF
THIS OPTION AGREEMENT OF SOME OF THE FEDERAL TAX CONSEQUENCES OF EXERCISE OF
THE OPTION AND DISPOSITION OF THE SHARES. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE
COMPANY SHALL HAVE NO OBLIGATION TO NOTIFY GRANTEE OF ANY SUCH CHANGES. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR
DISPOSING OF THE SHARES. WITHOUT LIMITING THE FOREGOING, THIS SUMMARY DOES
NOT DISCUSS THE TAX CONSEQUENCES OF THE EXERCISE OF THE OPTION AND THE DISPOSITION OF THE SHARES UNDER THE LAWS OF THE UNITED KINGDOM.
         (a) EXERCISE OF INCENTIVE STOCK OPTION. IF THE OPTION QUALIFIES AS AN INCENTIVE STOCK OPTION, THERE WILL BE NO REGULAR FEDERAL INCOME TAX LIABILITY UPON THE EXERCISE OF THE OPTION, ALTHOUGH THE EXCESS, IF ANY, OF THE FAIR MARKET VALUE OF THE SHARES ON THE DATE OF EXERCISE OVER THE EXERCISE PRICE WILL BE TREATED AS INCOME FOR PURPOSES OF THE ALTERNATIVE MINIMUM TAX FOR FEDERAL TAX PURPOSES AND MAY SUBJECT THE GRANTEE TO THE ALTERNATIVE MINIMUM TAX IN THE YEAR OF EXERCISE.
         (b) EXERCISE OF INCENTIVE STOCK OPTION FOLLOWING DISABILITY. IF THE GRANTEE'S CONTINUOUS SERVICE TERMINATES AS A RESULT OF DISABILITY THAT IS NOT TOTAL AND PERMANENT DISABILITY AS DEFINED IN SECTION 22(e)(3) OF THE CODE, TO THE EXTENT PERMITTED ON THE DATE OF TERMINATION, THE GRANTEE MUST EXERCISE AN INCENTIVE STOCK OPTION WITHIN THREE (3) MONTHS OF

                  SUCH TERMINATION FOR THE INCENTIVE STOCK OPTION TO BE QUALIFIED AS AN INCENTIVE STOCK OPTION.
         (c) EXERCISE OF NON-QUALIFIED STOCK OPTION. ON EXERCISE OF A NON-QUALIFIED STOCK OPTION, THE GRANTEE WILL BE TREATED AS HAVING RECEIVED COMPENSATION INCOME (TAXABLE AT ORDINARY INCOME TAX RATES) EQUAL TO THE EXCESS, IF ANY, OF THE FAIR MARKET VALUE OF THE SHARES ON THE DATE OF EXERCISE OVER THE EXERCISE PRICE. IF THE GRANTEE IS AN EMPLOYEE OR A FORMER EMPLOYEE, THE COMPANY WILL BE REQUIRED TO WITHHOLD FROM THE GRANTEE'S COMPENSATION OR COLLECT FROM THE GRANTEE AND PAY TO THE APPLICABLE TAXING AUTHORITIES AN AMOUNT IN CASH EQUAL TO A PERCENTAGE OF THIS COMPENSATION INCOME AT THE TIME OF EXERCISE, AND MAY REFUSE TO HONOR THE EXERCISE AND REFUSE TO DELIVER SHARES IF SUCH WITHHOLDING AMOUNTS ARE NOT DELIVERED AT THE TIME OF EXERCISE.
         (d) DISPOSITION OF SHARES. IN THE CASE OF A NON-QUALIFIED STOCK OPTION, IF SHARES ARE HELD FOR MORE THAN ONE YEAR, ANY GAIN REALIZED ON DISPOSITION OF THE SHARES WILL BE TREATED AS LONG-TERM CAPITAL GAIN FOR FEDERAL INCOME TAX PURPOSES AND SUBJECT TO TAX AT A MAXIMUM RATE OF 20%. IN THE CASE OF AN INCENTIVE STOCK OPTION, IF SHARES TRANSFERRED PURSUANT TO THE OPTION ARE HELD FOR MORE THAN ONE YEAR AFTER RECEIPT OF THE SHARES AND ARE DISPOSED MORE THAN TWO YEARS AFTER THE DATE OF AWARD, ANY GAIN REALIZED ON DISPOSITION OF THE SHARES ALSO WILL BE TREATED AS CAPITAL GAIN FOR FEDERAL INCOME TAX PURPOSES AND SUBJECT TO THE SAME TAX RATES AND HOLDING PERIODS THAT APPLY TO SHARES ACQUIRED UPON EXERCISE OF A NON-QUALIFIED STOCK OPTION. IF SHARES PURCHASED UNDER AN INCENTIVE STOCK OPTION ARE DISPOSED OF PRIOR TO THE EXPIRATION OF SUCH ONE-YEAR OR TWO-YEAR PERIODS, ANY GAIN REALIZED ON SUCH DISPOSITION WILL BE TREATED AS COMPENSATION INCOME (TAXABLE AT ORDINARY INCOME RATES) TO THE EXTENT OF THE DIFFERENCE BETWEEN THE EXERCISE PRICE AND THE LESSER OF (i) THE FAIR MARKET VALUE OF THE SHARES ON THE DATE OF EXERCISE, OR (ii) THE SALE PRICE OF THE SHARES.
15.  LOCK-UP AGREEMENT.
         (a) AGREEMENT. THE GRANTEE, IF REQUESTED BY THE COMPANY AND THE LEAD UNDERWRITER OF ANY PUBLIC OFFERING OF THE COMMON STOCK OR OTHER SECURITIES OF THE COMPANY (THE "LEAD UNDERWRITER"), HEREBY IRREVOCABLY AGREES NOT TO SELL, CONTRACT TO SELL, GRANT ANY OPTION TO PURCHASE, TRANSFER THE ECONOMIC RISK OF OWNERSHIP IN, MAKE ANY SHORT SALE OF, PLEDGE OR OTHERWISE TRANSFER OR DISPOSE OF ANY INTEREST IN ANY COMMON STOCK OR ANY SECURITIES CONVERTIBLE INTO OR EXCHANGEABLE OR EXERCISABLE FOR OR ANY OTHER RIGHTS TO PURCHASE OR ACQUIRE COMMON STOCK (EXCEPT COMMON STOCK INCLUDED IN SUCH PUBLIC OFFERING OR ACQUIRED ON THE PUBLIC MARKET AFTER SUCH OFFERING) DURING THE 180-DAY PERIOD FOLLOWING THE REGISTRATION DATE OR SUCH SHORTER PERIOD OF TIME AS THE LEAD UNDERWRITER SHALL SPECIFY. THE GRANTEE FURTHER AGREES TO SIGN SUCH DOCUMENTS AS MAY BE REQUESTED BY THE LEAD UNDERWRITER TO EFFECT THE FOREGOING AND AGREES THAT THE COMPANY MAY IMPOSE STOP-TRANSFER INSTRUCTIONS WITH RESPECT TO SUCH COMMON STOCK SUBJECT UNTIL THE END OF

                  SUCH PERIOD. THE COMPANY AND THE GRANTEE ACKNOWLEDGE THAT EACH LEAD UNDERWRITER OF A PUBLIC OFFERING OF THE COMPANY'S STOCK, DURING THE PERIOD OF SUCH OFFERING AND FOR THE 180-DAY PERIOD THEREAFTER, IS AN INTENDED BENEFICIARY OF THIS SECTION 16.
         (b) NO AMENDMENT WITHOUT CONSENT OF UNDERWRITER. DURING THE PERIOD FROM IDENTIFICATION AS A LEAD UNDERWRITER IN CONNECTION WITH ANY PUBLIC OFFERING OF THE COMPANY'S COMMON STOCK UNTIL THE EARLIER OF (i) THE EXPIRATION OF THE LOCK-UP PERIOD SPECIFIED IN SECTION 16(a) IN CONNECTION WITH SUCH OFFERING OR (ii) THE ABANDONMENT OF SUCH OFFERING BY THE COMPANY AND THE LEAD UNDERWRITER, THE PROVISIONS OF THIS SECTION 16 MAY NOT BE AMENDED OR WAIVED EXCEPT WITH THE CONSENT OF THE LEAD UNDERWRITER.
16. ENTIRE AGREEMENT: GOVERNING LAW. THE NOTICE, THE PLAN AND THIS OPTION AGREEMENT CONSTITUTE THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE IN THEIR ENTIRETY ALL PRIOR UNDERTAKINGS AND AGREEMENTS OF THE COMPANY AND THE GRANTEE WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE MODIFIED ADVERSELY TO THE GRANTEE'S INTEREST EXCEPT BY MEANS OF A WRITING SIGNED BY THE COMPANY AND THE GRANTEE. NOTHING IN THE NOTICE, THE PLAN AND THIS OPTION AGREEMENT (EXCEPT AS EXPRESSLY PROVIDED THEREIN) IS INTENDED TO CONFER ANY RIGHTS OR REMEDIES ON ANY PERSONS OTHER THAN THE PARTIES. THE NOTICE, THE PLAN AND THIS OPTION AGREEMENT ARE TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (AS PERMITTED BY SECTION 1646.5 OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR SUCCESSOR PROVISION) WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF CALIFORNIA TO THE RIGHTS AND DUTIES OF THE PARTIES. SHOULD ANY PROVISION OF THE NOTICE, THE PLAN OR THIS OPTION AGREEMENT BE DETERMINED BY A COURT OF LAW TO BE ILLEGAL OR UNENFORCEABLE, SUCH PROVISION SHALL BE ENFORCED TO THE FULLEST EXTENT ALLOWED BY LAW AND THE OTHER PROVISIONS SHALL NEVERTHELESS REMAIN EFFECTIVE AND SHALL REMAIN ENFORCEABLE.
17. HEADINGS. THE CAPTIONS USED IN THE NOTICE AND THIS OPTION AGREEMENT ARE INSERTED FOR CONVENIENCE AND SHALL NOT BE DEEMED A PART OF THE OPTION FOR CONSTRUCTION OR INTERPRETATION. 18. NOTICES. ANY NOTICE REQUIRED OR PERMITTED HEREUNDER SHALL BE GIVEN IN WRITING AND BY PERSONAL DELIVERY OR BY AN INTERNATIONALLY RECOGNIZED COMMERCIAL COURIER SERVICE OR BY DEPOSIT IN THE UNITED STATES MAIL BY CERTIFIED MAIL (IF THE PARTIES ARE WITHIN THE UNITED STATES) OR UPON DEPOSIT FOR DELIVERY BY AN INTERNATIONALLY RECOGNIZED EXPRESS MAIL COURIER SERVICE (FOR INTERNATIONAL DELIVERY OF NOTICE), WITH POSTAGE AND FEES PREPAID, ADDRESSED TO THE OTHER PARTY AT ITS ADDRESS AS SHOWN BENEATH

ITS SIGNATURE IN THE NOTICE, OR TO SUCH OTHER ADDRESS AS SUCH PARTY MAY DESIGNATE IN WRITING FROM TIME TO TIME TO THE OTHER PARTY; AND SHALL BE DEEMED EFFECTIVE ON THE DATE OF DELIVERY IN PERSON OR BY COURIER OR FIVE (5) DAYS AFTER THE DATE MAILED.

                                    EXHIBIT A

                    UDATE.COM, INC. 2000 STOCK INCENTIVE PLAN

                                 EXERCISE NOTICE

UDate.com, Inc.

_____________________________
_____________________________


Attention: Secretary

1. EFFECTIVE AS OF TODAY, ______________, ___ THE UNDERSIGNED (THE "GRANTEE") HEREBY ELECTS TO EXERCISE THE GRANTEE'S OPTION TO PURCHASE ___________ SHARES OF THE COMMON STOCK (THE "SHARES") OF UDATE.COM, INC. (THE "COMPANY") UNDER AND PURSUANT TO THE COMPANY'S 2000 STOCK INCENTIVE PLAN, AS AMENDED FROM TIME TO TIME (THE "PLAN") AND THE [ ] INCENTIVE [ ] NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (THE "OPTION AGREEMENT") AND NOTICE OF STOCK OPTION AWARD (THE "NOTICE") DATED ______________, ________. UNLESS OTHERWISE DEFINED HEREIN, THE TERMS DEFINED IN THE PLAN SHALL HAVE THE SAME DEFINED MEANINGS IN THIS EXERCISE NOTICE.
2. REPRESENTATIONS OF THE GRANTEE. THE GRANTEE ACKNOWLEDGES THAT THE GRANTEE HAS RECEIVED, READ AND UNDERSTOOD THE NOTICE, THE PLAN AND THE OPTION AGREEMENT AND AGREES TO ABIDE BY AND BE BOUND BY THEIR TERMS AND CONDITIONS.
3. RIGHTS AS SHAREHOLDER. UNTIL THE STOCK CERTIFICATE EVIDENCING SUCH SHARES IS ISSUED (AS EVIDENCED BY THE APPROPRIATE ENTRY ON THE BOOKS OF THE COMPANY OR OF A DULY AUTHORIZED TRANSFER AGENT OF THE COMPANY), NO RIGHT TO VOTE OR RECEIVE DIVIDENDS OR ANY OTHER RIGHTS AS A SHAREHOLDER SHALL EXIST WITH RESPECT TO THE SHARES, NOTWITHSTANDING THE EXERCISE OF THE OPTION. THE COMPANY SHALL ISSUE (OR CAUSE TO BE ISSUED) SUCH STOCK CERTIFICATE PROMPTLY AFTER THE OPTION IS EXERCISED, SUBJECT TO THE PLAN AND APPLICABLE LAW. NO ADJUSTMENT WILL BE MADE FOR A DIVIDEND OR OTHER RIGHT FOR WHICH THE RECORD DATE IS PRIOR TO THE DATE THE STOCK CERTIFICATE IS ISSUED, EXCEPT AS PROVIDED IN SECTION 11 OF THE PLAN.
4. DELIVERY OF PAYMENT. THE GRANTEE HEREWITH DELIVERS TO THE COMPANY THE FULL EXERCISE PRICE FOR THE SHARES, WHICH, TO THE EXTENT SELECTED, SHALL BE DEEMED TO BE SATISFIED BY USE OF THE BROKER-DEALER SALE AND REMITTANCE PROCEDURE TO PAY THE EXERCISE PRICE PROVIDED IN SECTION 4(D) OF THE OPTION AGREEMENT.
5. TAX CONSULTATION. THE GRANTEE UNDERSTANDS THAT THE GRANTEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE

GRANTEE'S PURCHASE OR DISPOSITION OF THE SHARES. THE GRANTEE REPRESENTS THAT THE GRANTEE HAS CONSULTED WITH ANY TAX CONSULTANTS THE GRANTEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT THE GRANTEE IS NOT RELYING ON THE COMPANY OR ITS REPRESENTATIVES FOR ANY TAX ADVICE.
6. TAXES. THE GRANTEE AGREES TO SATISFY ALL APPLICABLE FEDERAL, STATE AND LOCAL INCOME AND EMPLOYMENT TAX WITHHOLDING OBLIGATIONS AND HEREWITH DELIVERS TO THE COMPANY THE FULL AMOUNT OF SUCH OBLIGATIONS OR HAS MADE ARRANGEMENTS ACCEPTABLE TO THE COMPANY TO SATISFY SUCH OBLIGATIONS. IN THE CASE OF AN INCENTIVE STOCK OPTION, THE GRANTEE ALSO AGREES, AS PARTIAL CONSIDERATION FOR THE DESIGNATION OF THE OPTION AS AN INCENTIVE STOCK OPTION, TO NOTIFY THE COMPANY IN WRITING WITHIN THIRTY (30) DAYS OF ANY DISPOSITION OF ANY SHARES ACQUIRED BY EXERCISE OF THE OPTION IF SUCH DISPOSITION OCCURS WITHIN TWO
(2) YEARS FROM THE AWARD DATE OR WITHIN ONE (1) YEAR FROM THE DATE THE SHARES WERE TRANSFERRED TO THE GRANTEE. IF THE COMPANY IS REQUIRED TO SATISFY ANY FEDERAL, STATE OR LOCAL INCOME OR EMPLOYMENT TAX WITHHOLDING OBLIGATIONS AS A RESULT OF SUCH AN EARLY DISPOSITION, THE GRANTEE AGREES TO SATISFY THE AMOUNT OF SUCH WITHHOLDING IN A MANNER THAT THE ADMINISTRATOR PRESCRIBES.
7. RESTRICTIVE LEGENDS. THE GRANTEE UNDERSTANDS AND AGREES THAT THE COMPANY SHALL CAUSE THE LEGENDS SET FORTH BELOW OR LEGENDS SUBSTANTIALLY EQUIVALENT THERETO, TO BE PLACED UPON ANY CERTIFICATE(S) EVIDENCING OWNERSHIP OF THE SHARES TOGETHER WITH ANY OTHER LEGENDS THAT MAY BE REQUIRED BY THE COMPANY OR BY STATE OR FEDERAL SECURITIES LAWS:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE

         BINDING ON TRANSFEREES OF THESE SHARES.

8. SUCCESSORS AND ASSIGNS. THE COMPANY MAY ASSIGN ANY OF ITS RIGHTS UNDER THIS EXERCISE NOTICE TO SINGLE OR MULTIPLE ASSIGNEES, AND THIS AGREEMENT SHALL INURE TO THE BENEFIT OF THE SUCCESSORS AND ASSIGNS OF THE COMPANY. SUBJECT TO THE RESTRICTIONS ON TRANSFER HEREIN SET FORTH, THIS EXERCISE NOTICE SHALL BE BINDING UPON THE GRANTEE AND HIS HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS.
9. HEADINGS. THE CAPTIONS USED IN THIS EXERCISE NOTICE ARE INSERTED FOR CONVENIENCE AND SHALL NOT BE DEEMED A PART OF THIS AGREEMENT FOR CONSTRUCTION OR INTERPRETATION.
10. GOVERNING LAW; SEVERABILITY. THIS EXERCISE NOTICE IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA
(AS PERMITTED BY SECTION 1646.5 OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR SUCCESSOR PROVISION) WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT
WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF CALIFORNIA TO THE RIGHTS AND DUTIES OF THE PARTIES. SHOULD ANY PROVISION OF THIS EXERCISE NOTICE BE DETERMINED BY A
COURT OF LAW TO BE ILLEGAL OR UNENFORCEABLE, SUCH PROVISION SHALL BE ENFORCED
TO THE FULLEST EXTENT ALLOWED BY LAW AND THE OTHER PROVISIONS SHALL
NEVERTHELESS REMAIN EFFECTIVE AND SHALL REMAIN ENFORCEABLE.
11. NOTICES. ANY NOTICE REQUIRED OR PERMITTED HEREUNDER SHALL BE GIVEN IN WRITING AND BY PERSONAL DELIVERY OR BY AN INTERNATIONALLY RECOGNIZED
COMMERCIAL COURIER SERVICE OR BY DEPOSIT IN THE UNITED STATES MAIL BY
CERTIFIED MAIL (IF THE PARTIES ARE WITHIN THE UNITED STATES) OR UPON DEPOSIT
FOR DELIVERY BY AN INTERNATIONALLY RECOGNIZED EXPRESS MAIL COURIER SERVICE
(FOR INTERNATIONAL DELIVERY OF NOTICE), WITH POSTAGE AND FEES PREPAID,
ADDRESSED TO THE OTHER PARTY AT ITS ADDRESS AS SHOWN BENEATH ITS SIGNATURE IN THE NOTICE, OR TO SUCH OTHER ADDRESS AS SUCH PARTY MAY DESIGNATE IN WRITING
FROM TIME TO TIME TO THE OTHER PARTY; AND SHALL BE DEEMED EFFECTIVE ON THE
DATE OF DELIVERY IN PERSON OR BY COURIER OR FIVE (5) DAYS AFTER THE DATE
MAILED.
12. FURTHER INSTRUMENTS. THE PARTIES AGREE TO EXECUTE SUCH FURTHER
INSTRUMENTS AND TO TAKE SUCH FURTHER ACTION AS MAY BE REASONABLY NECESSARY TO CARRY OUT THE PURPOSES AND INTENT OF THIS AGREEMENT.
13. ENTIRE AGREEMENT. THE NOTICE, THE PLAN AND THE OPTION AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE AND TOGETHER WITH THIS EXERCISE NOTICE CONSTITUTE THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE IN THEIR ENTIRETY ALL PRIOR UNDERTAKINGS AND AGREEMENTS OF THE COMPANY AND THE GRANTEE WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE MODIFIED ADVERSELY TO THE GRANTEE'S

INTEREST EXCEPT BY MEANS OF A WRITING SIGNED BY THE COMPANY AND THE GRANTEE. NOTHING IN THE NOTICE, THE PLAN, THE OPTION AGREEMENT AND THIS EXERCISE NOTICE (EXCEPT AS EXPRESSLY PROVIDED THEREIN) IS INTENDED TO CONFER ANY RIGHTS OR REMEDIES ON ANY PERSONS OTHER THAN THE PARTIES.

Submitted by:                           Accepted by:

GRANTEE:                                UDATE.COM, INC.
                                        By: ___________________________________
___________________________________
             (Signature)                Title: ________________________________

ADDRESS:                                ADDRESS:

___________________________________
___________________________________


                                    EXHIBIT B

                    UDATE.COM, INC. 2000 STOCK INCENTIVE PLAN

                       INVESTMENT REPRESENTATION STATEMENT


GRANTEE:                                  MELVYN MORRIS

COMPANY:                                  UDATE.COM, INC.

SECURITY:                                 COMMON STOCK

AMOUNT:                                   ____________________________________

DATE:                                     ____________________________________

IN CONNECTION WITH THE PURCHASE OF THE ABOVE-LISTED SECURITIES, THE UNDERSIGNED GRANTEE REPRESENTS TO THE COMPANY THE FOLLOWING:

         (a) GRANTEE IS AWARE OF THE COMPANY'S BUSINESS AFFAIRS AND FINANCIAL CONDITION AND HAS ACQUIRED SUFFICIENT INFORMATION ABOUT THE COMPANY TO REACH AN INFORMED AND KNOWLEDGEABLE DECISION TO ACQUIRE THE SECURITIES. GRANTEE IS ACQUIRING THESE SECURITIES FOR INVESTMENT FOR GRANTEE'S OWN ACCOUNT ONLY AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY "DISTRIBUTION" THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

         (b) GRANTEE ACKNOWLEDGES AND UNDERSTANDS THAT THE SECURITIES CONSTITUTE "RESTRICTED SECURITIES" UNDER THE SECURITIES ACT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT IN RELIANCE UPON A SPECIFIC EXEMPTION THEREFROM, WHICH EXEMPTION DEPENDS UPON AMONG OTHER THINGS, THE BONA FIDE NATURE OF GRANTEE'S INVESTMENT INTENT AS EXPRESSED HEREIN. GRANTEE FURTHER UNDERSTANDS THAT THE SECURITIES MUST BE HELD INDEFINITELY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. GRANTEE FURTHER ACKNOWLEDGES AND UNDERSTANDS THAT THE COMPANY IS UNDER NO OBLIGATION TO REGISTER THE SECURITIES. GRANTEE UNDERSTANDS THAT THE CERTIFICATE EVIDENCING THE SECURITIES WILL BE IMPRINTED WITH A LEGEND WHICH PROHIBITS THE TRANSFER OF THE SECURITIES UNLESS THEY ARE REGISTERED OR SUCH REGISTRATION IS NOT REQUIRED IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY.

         (c) GRANTEE IS FAMILIAR WITH THE PROVISIONS OF RULE 701 AND RULE 144, EACH PROMULGATED UNDER THE SECURITIES ACT, WHICH, IN SUBSTANCE, PERMIT LIMITED PUBLIC RESALE OF "RESTRICTED SECURITIES" ACQUIRED, DIRECTLY OR INDIRECTLY FROM THE ISSUER THEREOF, IN A NON-PUBLIC OFFERING SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS. RULE 701 PROVIDES THAT IF THE ISSUER QUALIFIES UNDER RULE 701 AT THE TIME OF THE GRANT OF THE OPTION TO THE GRANTEE, THE EXERCISE WILL BE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT. IN THE EVENT THE COMPANY BECOMES SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, NINETY (90) DAYS THEREAFTER (OR SUCH LONGER PERIOD AS ANY MARKET STAND-OFF AGREEMENT MAY REQUIRE) THE SECURITIES EXEMPT UNDER RULE 701 MAY BE RESOLD, SUBJECT TO THE

SATISFACTION OF CERTAIN OF THE CONDITIONS SPECIFIED BY RULE 144, INCLUDING:
(1) THE RESALE BEING MADE THROUGH A BROKER IN AN UNSOLICITED "BROKER'S TRANSACTION" OR IN TRANSACTIONS DIRECTLY WITH A MARKET MAKER (AS SAID TERM IS DEFINED UNDER THE SECURITIES EXCHANGE ACT OF 1934); AND, IN THE CASE OF AN AFFILIATE, (2) THE AVAILABILITY OF CERTAIN PUBLIC INFORMATION ABOUT THE COMPANY, (3) THE AMOUNT OF SECURITIES BEING SOLD DURING ANY THREE MONTH PERIOD NOT EXCEEDING THE LIMITATIONS SPECIFIED IN RULE 144(e), AND (4) THE TIMELY FILING OF A FORM 144, IF APPLICABLE.

         IN THE EVENT THAT THE COMPANY DOES NOT QUALIFY UNDER RULE 701 AT THE TIME OF GRANT OF THE OPTION, THEN THE SECURITIES MAY BE RESOLD IN CERTAIN LIMITED CIRCUMSTANCES SUBJECT TO THE PROVISIONS OF RULE 144, WHICH REQUIRES THE RESALE TO OCCUR NOT LESS THAN ONE YEAR AFTER THE LATER OF THE DATE THE SECURITIES WERE SOLD BY THE COMPANY OR THE DATE THE SECURITIES WERE SOLD BY AN AFFILIATE OF THE COMPANY, WITHIN THE MEANING OF RULE 144; AND, IN THE CASE OF ACQUISITION OF THE SECURITIES BY AN AFFILIATE, OR BY A NON-AFFILIATE WHO SUBSEQUENTLY HOLDS THE SECURITIES LESS THAN TWO YEARS, THE SATISFACTION OF THE CONDITIONS SET FORTH IN SECTIONS (1), (2), (3) AND (4) OF THE PARAGRAPH IMMEDIATELY ABOVE.

         (d) GRANTEE FURTHER UNDERSTANDS THAT IN THE EVENT ALL OF THE APPLICABLE REQUIREMENTS OF RULE 701 OR 144 ARE NOT SATISFIED, REGISTRATION UNDER THE SECURITIES ACT, COMPLIANCE WITH REGULATION A, OR SOME OTHER REGISTRATION EXEMPTION WILL BE REQUIRED; AND THAT, NOTWITHSTANDING THE FACT THAT RULES 144 AND 701 ARE NOT EXCLUSIVE, THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION HAS EXPRESSED ITS OPINION THAT PERSONS PROPOSING TO SELL PRIVATE PLACEMENT SECURITIES OTHER THAN IN A REGISTERED OFFERING AND OTHERWISE THAN PURSUANT TO RULES 144 OR 701 WILL HAVE A SUBSTANTIAL BURDEN OF PROOF IN ESTABLISHING THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE FOR SUCH OFFERS OR SALES, AND THAT SUCH PERSONS AND THEIR RESPECTIVE BROKERS WHO PARTICIPATE IN SUCH TRANSACTIONS DO SO AT THEIR OWN RISK. GRANTEE UNDERSTANDS THAT NO ASSURANCES CAN BE GIVEN THAT ANY SUCH OTHER REGISTRATION EXEMPTION WILL BE AVAILABLE IN SUCH EVENT.

         (e)      GRANTEE REPRESENTS THAT HE IS A RESIDENT OF
_____________________________.


                                     Signature of Grantee:

                                     ________________________________________

                                     Date: ___________________________,______

                                   SCHEDULE C

                    UDATE.COM, INC. 2000 STOCK INCENTIVE PLAN

                          NOTICE OF STOCK OPTION AWARD

         Grantee's Name and Address:                 HOWARD THACKER
                                                     Trent Fish Farm
                                                     Mercaston
                                                     Derbyshire, UK DE65 3BL


         You have been granted an option to purchase shares of Common Stock of uDate.com, Inc., subject to the terms and conditions of this Notice of Stock Option Award (the "Notice"), the uDate.com, Inc. 2000 Stock Incentive Plan, as amended from time to time (the "Plan") and the Stock Option Award Agreement (the "Option Agreement") attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

         Award Number                                No. 2

         Date of Award                               May ________, 2000

         Vesting Commencement Date                   May ________, 2000

         Exercise Price per Share                    $7.50

         Total Number of Shares Subject
         to the Option (the "Shares")                475,000

         Total Exercise Price                        $3,562,500

         Type of Option:                             Incentive Stock Option

         Expiration Date:                            May _______, 2010

         Post-Termination Exercise Period:           Three (3) Months


VESTING SCHEDULE:

         Subject to Grantee's Continuous Service and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

         Fifty Percent (50%) of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/24th of the Shares subject to the Option shall vest on each monthly anniversary of the Vesting Commencement Date thereafter.

         During any authorized leave of absence, the vesting of the Option as provided in this schedule shall cease. Vesting of the Option shall resume upon the Grantee's termination of the leave of absence and return to service to the Company or a Related Entity.

         In the event of termination of the Grantee's Continuous Service for Cause, the Grantee's right to exercise the Option shall terminate concurrently with the termination of the Grantee's Continuous Service, except as otherwise determined by the Administrator.

         In the event of the Grantee's change in status from Employee to Consultant or from an Employee whose customary employment is 20 hours or more per week to an Employee whose customary employment is fewer than 20 hours per week, vesting of the Option shall continue only to the extent determined by the Administrator as of such change in status consistent with any minimum vesting requirements set forth in the Plan.

         IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

                              UDate.com, Inc.,
                              a California corporation

                              By: _____________________________________________

                              Title: __________________________________________

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE'S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF GRANTEE'S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE'S RIGHT OR THE RIGHT OF THE GRANTEE'S EMPLOYER TO TERMINATE GRANTEE'S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE, SUBJECT TO ANY WRITTEN EMPLOYMENT AGREEMENT WITH THE GRANTEE.

         The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Option Agreement shall be resolved in accordance with Section 19 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.


Dated: ______________________          Signed: _______________________________
                                               Howard Thacker

                                                                 AWARD NUMBER: 2

                    UDATE.COM, INC. 2000 STOCK INCENTIVE PLAN

                          STOCK OPTION AWARD AGREEMENT

         GRANT OF OPTION. UDATE.COM, INC., A CALIFORNIA CORPORATION (THE "COMPANY"), HEREBY GRANTS TO THE GRANTEE (THE "GRANTEE") NAMED IN THE NOTICE OF STOCK OPTION AWARD (THE "NOTICE"), AN OPTION (THE "OPTION") TO PURCHASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK SUBJECT TO THE OPTION (THE "SHARES") SET FORTH IN THE NOTICE, AT THE EXERCISE PRICE PER SHARE SET FORTH IN THE NOTICE (THE "EXERCISE PRICE") SUBJECT TO THE TERMS AND PROVISIONS OF THE NOTICE, THIS STOCK OPTION AWARD AGREEMENT (THE "OPTION AGREEMENT") AND THE COMPANY'S 2000 STOCK INCENTIVE PLAN, AS AMENDED FROM TIME TO TIME (THE "PLAN"), WHICH ARE INCORPORATED HEREIN BY REFERENCE. UNLESS OTHERWISE DEFINED HEREIN, THE TERMS DEFINED IN THE PLAN SHALL HAVE THE SAME DEFINED MEANINGS IN THIS OPTION AGREEMENT.

         If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is awarded.

Exercise of Option.

         (a) RIGHT TO EXERCISE. THE OPTION SHALL BE EXERCISABLE DURING ITS TERM IN ACCORDANCE WITH THE VESTING SCHEDULE SET OUT IN THE NOTICE AND WITH THE APPLICABLE PROVISIONS OF THE PLAN AND THIS OPTION AGREEMENT. NO PARTIAL EXERCISE OF THE OPTION MAY BE FOR LESS THAN THE LESSER OF FIVE PERCENT (5%) OF THE TOTAL NUMBER OF SHARES SUBJECT TO THE OPTION OR THE REMAINING NUMBER OF SHARES SUBJECT TO THE OPTION. IN NO EVENT SHALL THE COMPANY ISSUE FRACTIONAL SHARES.
         (b) ACCELERATION IN THE EVENT OF CORPORATE TRANSACTION. NOTWITHSTANDING ANY OTHER PROVISION HEREOF, IN THE EVENT OF A CORPORATE TRANSACTION, THIS OPTION SHALL AUTOMATICALLY SHALL BECOME FULLY VESTED AND EXERCISABLE AND BE RELEASED FROM ANY FORFEITURE RIGHTS, IMMEDIATELY PRIOR TO THE SPECIFIED EFFECTIVE DATE OF SUCH CORPORATE TRANSACTION, FOR ALL OF THE SHARES AT THE TIME REPRESENTED BY THIS OPTION. EFFECTIVE UPON THE CONSUMMATION OF THE CORPORATE TRANSACTION, THIS OPTION UNDER THE

                  PLAN SHALL TERMINATE; PROVIDED HOWEVER THAT THIS OPTION SHALL NOT TERMINATE IF IT IS ASSUMED BY THE SUCCESSOR CORPORATION
                  OR PARENT THEREOF IN CONNECTION WITH THE CORPORATE
                  TRANSACTION.
         (c) ACCELERATION IN THE EVENT OF CHANGE IN CONTROL. NOTWITHSTANDING ANY OTHER PROVISION HEREOF, IN THE EVENT OF A CHANGE IN CONTROL (OTHER THAN A CHANGE IN CONTROL WHICH ALSO IS A CORPORATE TRANSACTION), THIS OPTION AUTOMATICALLY SHALL BECOME FULLY VESTED AND EXERCISABLE AND BE RELEASED FROM ANY FORFEITURE RIGHTS, IMMEDIATELY PRIOR TO THE SPECIFIED EFFECTIVE DATE OF SUCH CHANGE IN CONTROL, FOR ALL OF THE SHARES AT THE TIME REPRESENTED BY THIS OPTION.
         (d) METHOD OF EXERCISE. THE OPTION SHALL BE EXERCISABLE ONLY BY DELIVERY OF AN EXERCISE NOTICE (ATTACHED AS EXHIBIT A) WHICH SHALL STATE THE ELECTION TO EXERCISE THE OPTION, THE WHOLE NUMBER OF SHARES IN RESPECT OF WHICH THE OPTION IS BEING EXERCISED, AND SUCH OTHER PROVISIONS AS MAY BE REQUIRED BY THE ADMINISTRATOR. THE EXERCISE NOTICE SHALL BE SIGNED BY THE GRANTEE AND SHALL BE DELIVERED IN PERSON, BY CERTIFIED MAIL, OR BY SUCH OTHER METHOD AS DETERMINED FROM TIME TO TIME BY THE ADMINISTRATOR TO THE COMPANY ACCOMPANIED BY PAYMENT OF THE EXERCISE PRICE. THE OPTION SHALL BE DEEMED TO BE EXERCISED UPON RECEIPT BY THE COMPANY OF SUCH WRITTEN NOTICE ACCOMPANIED BY THE EXERCISE PRICE, WHICH, TO THE EXTENT SELECTED, SHALL BE DEEMED TO BE SATISFIED BY USE OF THE BROKER-DEALER SALE AND REMITTANCE PROCEDURE TO PAY THE EXERCISE PRICE PROVIDED IN
                  SECTION 4(d), BELOW.
         (e) TAXES. NO SHARES WILL BE DELIVERED TO THE GRANTEE OR OTHER PERSON PURSUANT TO THE EXERCISE OF THE OPTION UNTIL THE GRANTEE OR OTHER PERSON HAS MADE ARRANGEMENTS ACCEPTABLE TO THE ADMINISTRATOR FOR THE SATISFACTION OF APPLICABLE INCOME TAX, EMPLOYMENT TAX, AND SOCIAL SECURITY TAX WITHHOLDING OBLIGATIONS, INCLUDING, WITHOUT LIMITATION, OBLIGATIONS INCIDENT TO THE RECEIPT OF SHARES OR THE DISQUALIFYING DISPOSITION OF SHARES RECEIVED ON EXERCISE OF AN INCENTIVE STOCK OPTION. UPON EXERCISE OF THE OPTION, THE COMPANY OR THE GRANTEE'S EMPLOYER MAY OFFSET OR WITHHOLD (FROM ANY AMOUNT OWED BY THE COMPANY OR THE GRANTEE'S EMPLOYER TO THE GRANTEE) OR COLLECT FROM THE GRANTEE OR OTHER PERSON AN AMOUNT SUFFICIENT TO SATISFY SUCH TAX OBLIGATIONS AND/OR THE EMPLOYER'S WITHHOLDING OBLIGATIONS.
3. GRANTEE'S REPRESENTATIONS. THE GRANTEE UNDERSTANDS THAT NEITHER THE OPTION NOR THE SHARES EXERCISABLE PURSUANT TO THE OPTION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY UNITED STATES SECURITIES LAWS. IN THE EVENT THE SHARES PURCHASABLE PURSUANT TO THE EXERCISE OF THE OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AT THE TIME THE OPTION IS EXERCISED, THE GRANTEE SHALL, IF REQUESTED BY THE COMPANY, CONCURRENTLY WITH THE EXERCISE OF ALL OR ANY PORTION OF THE OPTION, DELIVER TO THE COMPANY HIS INVESTMENT REPRESENTATION STATEMENT IN THE FORM ATTACHED HERETO AS EXHIBIT B AND SUCH OTHER REPRESENTATIONS, WARRANTIES

AND COVENANTS REASONABLY REQUESTED BY COUNSEL FOR THE COMPANY.
4. METHOD OF PAYMENT. PAYMENT OF THE EXERCISE PRICE SHALL BE MADE BY ANY OF
THE FOLLOWING, OR A COMBINATION THEREOF, AT THE ELECTION OF THE GRANTEE; PROVIDED, HOWEVER, THAT SUCH EXERCISE METHOD DOES NOT THEN VIOLATE ANY APPLICABLE LAW:
         (a)      CASH;
         (b)      CHECK;
         (c) IF THE EXERCISE OCCURS ON OR AFTER THE REGISTRATION DATE (AS DEFINED BY THE PLAN), SURRENDER OF SHARES OR DELIVERY OF A PROPERLY EXECUTED FORM OF ATTESTATION OF OWNERSHIP OF SHARES AS THE ADMINISTRATOR MAY REQUIRE (INCLUDING WITHHOLDING OF SHARES OTHERWISE DELIVERABLE UPON EXERCISE OF THE OPTION) WHICH HAVE A FAIR MARKET VALUE ON THE DATE OF SURRENDER OR ATTESTATION EQUAL TO THE AGGREGATE EXERCISE PRICE OF THE SHARES AS TO WHICH THE OPTION IS BEING EXERCISED (BUT ONLY TO THE EXTENT THAT SUCH EXERCISE OF THE OPTION WOULD NOT RESULT IN AN ACCOUNTING COMPENSATION CHARGE WITH RESPECT TO THE SHARES USED TO PAY THE EXERCISE PRICE);
         (d) IF THE EXERCISE OCCURS ON OR AFTER THE REGISTRATION DATE, PAYMENT THROUGH A BROKER-DEALER SALE AND REMITTANCE PROCEDURE PURSUANT TO WHICH THE GRANTEE (i) SHALL PROVIDE WRITTEN INSTRUCTIONS TO A COMPANY DESIGNATED BROKERAGE FIRM TO EFFECT THE IMMEDIATE SALE OF SOME OR ALL OF THE PURCHASED SHARES AND REMIT TO THE COMPANY, OUT OF THE SALE PROCEEDS AVAILABLE ON THE SETTLEMENT DATE, SUFFICIENT FUNDS TO COVER THE AGGREGATE EXERCISE PRICE PAYABLE FOR THE PURCHASED SHARES AND (ii) SHALL PROVIDE WRITTEN DIRECTIVES TO THE COMPANY TO DELIVER THE CERTIFICATES FOR THE PURCHASED SHARES DIRECTLY TO SUCH BROKERAGE FIRM IN ORDER TO COMPLETE THE SALE TRANSACTION; OR
         (e) PROVIDED THAT THE AGGREGATE EXERCISE PRICE FOR THE NUMBER OF SHARES BEING PURCHASED EXCEEDS ___________________________ DOLLARS ($____,000), PAYMENT PURSUANT TO A PROMISSORY NOTE AS DESCRIBED BELOW.

                  (i) The promissory note shall have a term of _____ (__) years with principal and interest payable in _______ (__) equal annual installments;

                  (ii) The promissory note shall bear interest at the minimum rate required by the federal tax laws to avoid the imputation of interest income to the Company and compensation income to the Grantee;

                  (iii) The Grantee shall be personally liable for payment of the promissory note and the promissory note shall be secured by the Shares purchased upon delivery of the promissory note, or such other collateral of equal or greater value, in a manner satisfactory to the Administrator with such documentation as the Administrator may request; and

The promissory note shall become due and payable upon the occurrence of any or all of the following events: (A) the sale or transfer of the Shares purchased with the promissory note; (B) termination of the Grantee's Continuous Service for any reason other than death or Disability; or (C) the first anniversary of the termination of the Grantee's Continuous Service due to death or Disability.
5. RESTRICTIONS ON EXERCISE. THE OPTION MAY NOT BE EXERCISED IF THE ISSUANCE OF THE SHARES SUBJECT TO THE OPTION UPON SUCH EXERCISE WOULD CONSTITUTE A VIOLATION OF ANY APPLICABLE LAWS. IN ADDITION, THE OPTION MAY BE EXERCISED PRIOR TO THE TIME THAT THE PLAN HAS BEEN APPROVED BY THE SHAREHOLDERS OF THE COMPANY; PROVIDED HOWEVER THAT ALL SHARES ISSUED UPON ANY SUCH EXERCISE SHALL BE RESCINDED IF SHAREHOLDER APPROVAL IS NOT OBTAINED WITHIN THE TIME PRESCRIBED, AND SHARES ISSUED ON ANY SUCH EXERCISE SHALL NOT BE COUNTED IN DETERMINING WHETHER SHAREHOLDER APPROVAL IS OBTAINED.
6. TERMINATION OR CHANGE OF CONTINUOUS SERVICE. IN THE EVENT THE GRANTEE'S CONTINUOUS SERVICE TERMINATES, OTHER THAN FOR CAUSE, THE GRANTEE MAY, TO THE EXTENT OTHERWISE SO ENTITLED AT THE DATE OF SUCH TERMINATION (THE "TERMINATION DATE"), EXERCISE THE OPTION DURING THE POST-TERMINATION EXERCISE PERIOD. IN THE EVENT OF TERMINATION OF THE GRANTEE'S CONTINUOUS SERVICE FOR CAUSE, THE GRANTEE'S RIGHT TO EXERCISE THE OPTION SHALL, EXCEPT AS OTHERWISE DETERMINED BY THE ADMINISTRATOR, TERMINATE CONCURRENTLY WITH THE TERMINATION OF THE GRANTEE'S CONTINUOUS SERVICE. IN NO EVENT SHALL THE OPTION BE EXERCISED LATER THAN THE EXPIRATION DATE SET FORTH IN THE NOTICE. IN THE EVENT OF THE GRANTEE'S CHANGE IN STATUS FROM EMPLOYEE, DIRECTOR OR CONSULTANT TO ANY OTHER STATUS OF EMPLOYEE, DIRECTOR OR CONSULTANT, THE OPTION SHALL REMAIN IN EFFECT AND, EXCEPT TO THE EXTENT OTHERWISE DETERMINED BY THE ADMINISTRATOR, CONTINUE TO VEST; PROVIDED, HOWEVER, WITH RESPECT TO ANY INCENTIVE STOCK OPTION THAT SHALL REMAIN IN EFFECT AFTER A CHANGE IN STATUS FROM EMPLOYEE TO DIRECTOR OR CONSULTANT, SUCH INCENTIVE STOCK OPTION SHALL CEASE TO BE TREATED AS AN INCENTIVE STOCK OPTION AND SHALL BE TREATED AS A NON-QUALIFIED STOCK OPTION ON THE DAY THREE (3) MONTHS AND ONE (1) DAY FOLLOWING SUCH CHANGE IN STATUS. EXCEPT AS PROVIDED IN SECTIONS 8 AND 9 BELOW, TO THE EXTENT THAT THE GRANTEE IS NOT ENTITLED TO EXERCISE THE OPTION ON THE TERMINATION DATE, OR IF THE GRANTEE DOES NOT EXERCISE THE OPTION TO THE EXTENT SO ENTITLED WITHIN THE POST-TERMINATION EXERCISE PERIOD, THE OPTION SHALL TERMINATE.
7. DEFINITION OF "CAUSE". FOR PURPOSES OF THIS AGREEMENT, "CAUSE" MEANS THE GRANTEE'S (I) PERFORMANCE OF ANY MATERIAL ACT OR FAILURE TO PERFORM ANY MATERIAL ACT IN BAD FAITH AND TO THE MATERIAL DETRIMENT OF THE COMPANY OR A RELATED ENTITY; (II) PERFORMANCE OF DISHONEST ACTS OR INTENTIONAL MISCONDUCT TO THE

MATERIAL DETRIMENT OF THE COMPANY OR A RELATED ENTITY; (III) MATERIAL BREACH OF ANY AGREEMENT WITH THE COMPANY OR A RELATED ENTITY; OR (IV) COMMISSION OF ANY FELONY (EXCLUDING DWI AND SIMILAR TRAFFIC OFFENSES). AT LEAST 30 DAYS PRIOR TO THE TERMINATION OF THE GRANTEE'S CONTINUOUS SERVICE PURSUANT TO ANY OF THE FOREGOING, THE ADMINISTRATOR SHALL PROVIDE THE GRANTEE WITH NOTICE OF THE COMPANY'S OR SUCH RELATED ENTITY'S INTENT TO TERMINATE, THE REASON THEREFOR, AND AN OPPORTUNITY FOR THE GRANTEE TO CURE SUCH DEFECTS IN HIS SERVICE TO THE COMPANY'S OR SUCH RELATED ENTITY'S REASONABLE SATISFACTION. DURING THIS 30 DAY (OR LONGER) PERIOD, NO AWARD ISSUED TO THE GRANTEE UNDER THE PLAN MAY BE EXERCISED OR PURCHASED.
8. DISABILITY OF GRANTEE. IN THE EVENT THE GRANTEE'S CONTINUOUS SERVICE TERMINATES AS A RESULT OF HIS DISABILITY, THE GRANTEE MAY, BUT ONLY WITHIN TWELVE (12) MONTHS FROM THE TERMINATION DATE (AND IN NO EVENT LATER THAN THE EXPIRATION DATE), EXERCISE THE OPTION TO THE EXTENT HE WAS OTHERWISE ENTITLED TO EXERCISE IT ON THE TERMINATION DATE; PROVIDED, HOWEVER, THAT IF SUCH DISABILITY IS NOT A "DISABILITY" AS SUCH TERM IS DEFINED IN SECTION 22(E)(3) OF THE CODE AND THE OPTION IS AN INCENTIVE STOCK OPTION, SUCH INCENTIVE STOCK OPTION SHALL CEASE TO BE TREATED AS AN INCENTIVE STOCK OPTION AND SHALL BE TREATED AS A NON-QUALIFIED STOCK OPTION ON THE DAY THREE (3) MONTHS AND ONE (1) DAY FOLLOWING THE TERMINATION DATE. TO THE EXTENT THAT THE GRANTEE IS NOT ENTITLED TO EXERCISE THE OPTION ON THE TERMINATION DATE, OR IF THE GRANTEE DOES NOT EXERCISE THE OPTION TO THE EXTENT SO ENTITLED WITHIN THE TIME SPECIFIED HEREIN, THE OPTION SHALL TERMINATE.
9. DEATH OF GRANTEE. IN THE EVENT OF THE TERMINATION OF THE GRANTEE'S CONTINUOUS SERVICE AS A RESULT OF HIS DEATH, OR IN THE EVENT OF THE GRANTEE'S DEATH DURING THE POST-TERMINATION EXERCISE PERIOD OR DURING THE TWELVE (12) MONTH PERIOD FOLLOWING THE GRANTEE'S TERMINATION OF CONTINUOUS SERVICE AS A RESULT OF HIS DISABILITY, THE GRANTEE'S ESTATE, OR A PERSON WHO ACQUIRED THE RIGHT TO EXERCISE THE OPTION BY BEQUEST OR INHERITANCE, MAY EXERCISE THE OPTION, BUT ONLY TO THE EXTENT THE GRANTEE COULD EXERCISE THE OPTION AT THE DATE OF TERMINATION, WITHIN TWELVE (12) MONTHS FROM THE DATE OF DEATH (BUT IN NO EVENT LATER THAN THE EXPIRATION DATE). TO THE EXTENT THAT THE GRANTEE IS NOT ENTITLED TO EXERCISE THE OPTION ON THE DATE OF DEATH, OR IF THE OPTION IS NOT EXERCISED TO THE EXTENT SO ENTITLED WITHIN THE TIME SPECIFIED HEREIN, THE OPTION SHALL TERMINATE.
10. TRANSFERABILITY OF OPTION. THE OPTION, IF AN INCENTIVE STOCK OPTION, MAY NOT BE TRANSFERRED IN ANY MANNER OTHER THAN BY WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION AND MAY BE EXERCISED DURING THE LIFETIME OF THE GRANTEE ONLY BY THE GRANTEE. THE OPTION, IF A NON-QUALIFIED STOCK OPTION MAY BE

TRANSFERRED BY WILL, BY THE LAWS OF DESCENT AND DISTRIBUTION, AND TO THE
EXTENT AND IN THE MANNER AUTHORIZED BY THE ADMINISTRATOR, TO MEMBERS OF THE GRANTEE'S IMMEDIATE FAMILY (AS DETERMINED BY THE ADMINISTRATOR) OR PURSUANT
TO A DOMESTIC RELATIONS ORDER. THE TERMS OF THE OPTION SHALL BE BINDING UPON THE EXECUTORS, ADMINISTRATORS, HEIRS AND SUCCESSORS OF THE GRANTEE.
11. TERM OF OPTION. THE OPTION MAY BE EXERCISED NO LATER THAN THE EXPIRATION DATE SET FORTH IN THE NOTICE OR SUCH EARLIER DATE AS OTHERWISE PROVIDED HEREIN.
12. STOP-TRANSFER NOTICES. IN ORDER TO ENSURE COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THIS OPTION AGREEMENT, THE NOTICE OR THE PLAN, THE COMPANY MAY ISSUE APPROPRIATE "STOP TRANSFER" INSTRUCTIONS TO ITS TRANSFER AGENT, IF ANY, AND, IF THE COMPANY TRANSFERS ITS OWN SECURITIES, IT MAY MAKE APPROPRIATE NOTATIONS TO THE SAME EFFECT IN ITS OWN RECORDS.
13. REFUSAL TO TRANSFER. THE COMPANY SHALL NOT BE REQUIRED (I) TO TRANSFER ON ITS BOOKS ANY SHARES THAT HAVE BEEN SOLD OR OTHERWISE TRANSFERRED IN VIOLATION OF ANY OF THE PROVISIONS OF THIS OPTION AGREEMENT OR (II) TO TREAT AS OWNER OF SUCH SHARES OR TO ACCORD THE RIGHT TO VOTE OR PAY DIVIDENDS OR OTHER SHAREHOLDERS RIGHTS TO ANY PURCHASER OR OTHER TRANSFEREE TO WHOM SUCH SHARES SHALL HAVE BEEN SO TRANSFERRED.
14. TAX CONSEQUENCES. SET FORTH BELOW IS A BRIEF SUMMARY AS OF THE DATE OF THIS OPTION AGREEMENT OF SOME OF THE FEDERAL TAX CONSEQUENCES OF EXERCISE OF THE OPTION AND DISPOSITION OF THE SHARES. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE COMPANY SHALL HAVE NO OBLIGATION TO NOTIFY GRANTEE OF ANY SUCH CHANGES. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES. WITHOUT LIMITING THE FOREGOING, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EXERCISE OF THE OPTION AND THE DISPOSITION OF THE SHARES UNDER THE LAWS OF THE UNITED KINGDOM.

         (a) EXERCISE OF INCENTIVE STOCK OPTION. IF THE OPTION QUALIFIES AS AN INCENTIVE STOCK OPTION, THERE WILL BE NO REGULAR FEDERAL INCOME TAX LIABILITY UPON THE EXERCISE OF THE OPTION, ALTHOUGH THE EXCESS, IF ANY, OF THE FAIR MARKET VALUE OF THE SHARES ON THE DATE OF EXERCISE OVER THE EXERCISE PRICE WILL BE TREATED AS INCOME FOR PURPOSES OF THE ALTERNATIVE MINIMUM TAX FOR FEDERAL TAX PURPOSES AND MAY SUBJECT THE GRANTEE TO THE ALTERNATIVE MINIMUM TAX IN THE YEAR OF EXERCISE.

         (b) EXERCISE OF INCENTIVE STOCK OPTION FOLLOWING DISABILITY. IF THE GRANTEE'S CONTINUOUS SERVICE TERMINATES AS A RESULT OF DISABILITY THAT IS NOT TOTAL AND PERMANENT DISABILITY AS DEFINED IN SECTION 22(e)(3) OF THE CODE, TO THE EXTENT PERMITTED ON THE DATE OF TERMINATION, THE GRANTEE MUST EXERCISE AN INCENTIVE STOCK OPTION WITHIN THREE (3) MONTHS OF

                  SUCH TERMINATION FOR THE INCENTIVE STOCK OPTION TO BE QUALIFIED AS AN INCENTIVE STOCK OPTION.
         (c) EXERCISE OF NON-QUALIFIED STOCK OPTION. ON EXERCISE OF A NON-QUALIFIED STOCK OPTION, THE GRANTEE WILL BE TREATED AS HAVING RECEIVED COMPENSATION INCOME (TAXABLE AT ORDINARY INCOME TAX RATES) EQUAL TO THE EXCESS, IF ANY, OF THE FAIR MARKET VALUE OF THE SHARES ON THE DATE OF EXERCISE OVER THE EXERCISE PRICE. IF THE GRANTEE IS AN EMPLOYEE OR A FORMER EMPLOYEE, THE COMPANY WILL BE REQUIRED TO WITHHOLD FROM THE GRANTEE'S COMPENSATION OR COLLECT FROM THE GRANTEE AND PAY TO THE APPLICABLE TAXING AUTHORITIES AN AMOUNT IN CASH EQUAL TO A PERCENTAGE OF THIS COMPENSATION INCOME AT THE TIME OF EXERCISE, AND MAY REFUSE TO HONOR THE EXERCISE AND REFUSE TO DELIVER SHARES IF SUCH WITHHOLDING AMOUNTS ARE NOT DELIVERED AT THE TIME OF EXERCISE.
         (d) DISPOSITION OF SHARES. IN THE CASE OF A NON-QUALIFIED STOCK OPTION, IF SHARES ARE HELD FOR MORE THAN ONE YEAR, ANY GAIN REALIZED ON DISPOSITION OF THE SHARES WILL BE TREATED AS LONG-TERM CAPITAL GAIN FOR FEDERAL INCOME TAX PURPOSES AND SUBJECT TO TAX AT A MAXIMUM RATE OF 20%. IN THE CASE OF AN INCENTIVE STOCK OPTION, IF SHARES TRANSFERRED PURSUANT TO THE OPTION ARE HELD FOR MORE THAN ONE YEAR AFTER RECEIPT OF THE SHARES AND ARE DISPOSED MORE THAN TWO YEARS AFTER THE DATE OF AWARD, ANY GAIN REALIZED ON DISPOSITION OF THE SHARES ALSO WILL BE TREATED AS CAPITAL GAIN FOR FEDERAL INCOME TAX PURPOSES AND SUBJECT TO THE SAME TAX RATES AND HOLDING PERIODS THAT APPLY TO SHARES ACQUIRED UPON EXERCISE OF A NON-QUALIFIED STOCK OPTION. IF SHARES PURCHASED UNDER AN INCENTIVE STOCK OPTION ARE DISPOSED OF PRIOR TO THE EXPIRATION OF SUCH ONE-YEAR OR TWO-YEAR PERIODS, ANY GAIN REALIZED ON SUCH DISPOSITION WILL BE TREATED AS COMPENSATION INCOME (TAXABLE AT ORDINARY INCOME RATES) TO THE EXTENT OF THE DIFFERENCE BETWEEN THE EXERCISE PRICE AND THE LESSER OF (i) THE FAIR MARKET VALUE OF THE SHARES ON THE DATE OF EXERCISE, OR (ii) THE SALE PRICE OF THE SHARES.
15. LOCK-UP AGREEMENT.
         (a) AGREEMENT. THE GRANTEE, IF REQUESTED BY THE COMPANY AND THE LEAD UNDERWRITER OF ANY PUBLIC OFFERING OF THE COMMON STOCK OR OTHER SECURITIES OF THE COMPANY (THE "LEAD UNDERWRITER"), HEREBY IRREVOCABLY AGREES NOT TO SELL, CONTRACT TO SELL, GRANT ANY OPTION TO PURCHASE, TRANSFER THE ECONOMIC RISK OF OWNERSHIP IN, MAKE ANY SHORT SALE OF, PLEDGE OR OTHERWISE TRANSFER OR DISPOSE OF ANY INTEREST IN ANY COMMON STOCK OR ANY SECURITIES CONVERTIBLE INTO OR EXCHANGEABLE OR EXERCISABLE FOR OR ANY OTHER RIGHTS TO PURCHASE OR ACQUIRE COMMON STOCK (EXCEPT COMMON STOCK INCLUDED IN SUCH PUBLIC OFFERING OR ACQUIRED ON THE PUBLIC MARKET AFTER SUCH OFFERING) DURING THE 180-DAY PERIOD FOLLOWING THE REGISTRATION DATE OR SUCH SHORTER PERIOD OF TIME AS THE LEAD UNDERWRITER SHALL SPECIFY. THE GRANTEE FURTHER AGREES TO SIGN SUCH DOCUMENTS AS MAY BE REQUESTED BY THE LEAD UNDERWRITER TO EFFECT THE FOREGOING AND AGREES THAT THE COMPANY MAY IMPOSE STOP-TRANSFER INSTRUCTIONS WITH RESPECT TO SUCH COMMON STOCK SUBJECT UNTIL THE END OF

                  SUCH PERIOD. THE COMPANY AND THE GRANTEE ACKNOWLEDGE THAT EACH LEAD UNDERWRITER OF A PUBLIC OFFERING OF THE COMPANY'S STOCK, DURING THE PERIOD OF SUCH OFFERING AND FOR THE 180-DAY PERIOD THEREAFTER, IS AN INTENDED BENEFICIARY OF THIS SECTION 16.
         (b) NO AMENDMENT WITHOUT CONSENT OF UNDERWRITER. DURING THE PERIOD FROM IDENTIFICATION AS A LEAD UNDERWRITER IN CONNECTION WITH ANY PUBLIC OFFERING OF THE COMPANY'S COMMON STOCK UNTIL THE EARLIER OF (i) THE EXPIRATION OF THE LOCK-UP PERIOD SPECIFIED IN SECTION 16(a) IN CONNECTION WITH SUCH OFFERING OR (ii) THE ABANDONMENT OF SUCH OFFERING BY THE COMPANY AND THE LEAD UNDERWRITER, THE PROVISIONS OF THIS SECTION 16 MAY NOT BE AMENDED OR WAIVED EXCEPT WITH THE CONSENT OF THE LEAD UNDERWRITER.
16. ENTIRE AGREEMENT: GOVERNING LAW. THE NOTICE, THE PLAN AND THIS OPTION AGREEMENT CONSTITUTE THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE IN THEIR ENTIRETY ALL PRIOR UNDERTAKINGS AND AGREEMENTS OF THE COMPANY AND THE GRANTEE WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE MODIFIED ADVERSELY TO THE GRANTEE'S INTEREST EXCEPT BY MEANS OF A WRITING SIGNED BY THE COMPANY AND THE GRANTEE. NOTHING IN THE NOTICE, THE PLAN AND THIS OPTION AGREEMENT (EXCEPT AS EXPRESSLY PROVIDED THEREIN) IS INTENDED TO CONFER ANY RIGHTS OR REMEDIES ON ANY PERSONS OTHER THAN THE PARTIES. THE NOTICE, THE PLAN AND THIS OPTION AGREEMENT ARE TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (AS PERMITTED BY SECTION 1646.5 OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR SUCCESSOR PROVISION) WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF CALIFORNIA TO THE RIGHTS AND DUTIES OF THE PARTIES. SHOULD ANY PROVISION OF THE NOTICE, THE PLAN OR THIS OPTION AGREEMENT BE DETERMINED BY A COURT OF LAW TO BE ILLEGAL OR UNENFORCEABLE, SUCH PROVISION SHALL BE ENFORCED TO THE FULLEST EXTENT ALLOWED BY LAW AND THE OTHER PROVISIONS SHALL NEVERTHELESS REMAIN EFFECTIVE AND SHALL REMAIN ENFORCEABLE.
17. HEADINGS. THE CAPTIONS USED IN THE NOTICE AND THIS OPTION AGREEMENT ARE INSERTED FOR CONVENIENCE AND SHALL NOT BE DEEMED A PART OF THE OPTION FOR CONSTRUCTION OR INTERPRETATION.
18. NOTICES. ANY NOTICE REQUIRED OR PERMITTED HEREUNDER SHALL BE GIVEN IN WRITING AND BY PERSONAL DELIVERY OR BY AN INTERNATIONALLY RECOGNIZED
COMMERCIAL COURIER SERVICE OR BY DEPOSIT IN THE UNITED STATES MAIL BY
CERTIFIED MAIL (IF THE PARTIES ARE WITHIN THE UNITED STATES) OR UPON DEPOSIT
FOR DELIVERY BY AN INTERNATIONALLY RECOGNIZED EXPRESS MAIL COURIER SERVICE
(FOR INTERNATIONAL DELIVERY OF NOTICE), WITH POSTAGE AND FEES PREPAID,
ADDRESSED TO THE OTHER PARTY AT ITS ADDRESS AS SHOWN BENEATH

ITS SIGNATURE IN THE NOTICE, OR TO SUCH OTHER ADDRESS AS SUCH PARTY MAY DESIGNATE IN WRITING FROM TIME TO TIME TO THE OTHER PARTY; AND SHALL BE DEEMED EFFECTIVE ON THE DATE OF DELIVERY IN PERSON OR BY COURIER OR FIVE (5) DAYS AFTER THE DATE MAILED.

                                    EXHIBIT A

                    UDATE.COM, INC. 2000 STOCK INCENTIVE PLAN

                                 EXERCISE NOTICE

UDate.com, Inc.

_____________________________
_____________________________


Attention: Secretary

1. EFFECTIVE AS OF TODAY, ______________, ___ THE UNDERSIGNED (THE "GRANTEE") HEREBY ELECTS TO EXERCISE THE GRANTEE'S OPTION TO PURCHASE ___________ SHARES OF THE COMMON STOCK (THE "SHARES") OF UDATE.COM, INC. (THE "COMPANY") UNDER AND PURSUANT TO THE COMPANY'S 2000 STOCK INCENTIVE PLAN, AS AMENDED FROM TIME TO TIME (THE "PLAN") AND THE [ ] INCENTIVE [ ] NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (THE "OPTION AGREEMENT") AND NOTICE OF STOCK OPTION AWARD (THE "NOTICE") DATED ______________, ________. UNLESS OTHERWISE DEFINED HEREIN, THE TERMS DEFINED IN THE PLAN SHALL HAVE THE SAME DEFINED MEANINGS IN THIS EXERCISE NOTICE.
2. REPRESENTATIONS OF THE GRANTEE. THE GRANTEE ACKNOWLEDGES THAT THE GRANTEE HAS RECEIVED, READ AND UNDERSTOOD THE NOTICE, THE PLAN AND THE OPTION AGREEMENT AND AGREES TO ABIDE BY AND BE BOUND BY THEIR TERMS AND CONDITIONS.
3. RIGHTS AS SHAREHOLDER. UNTIL THE STOCK CERTIFICATE EVIDENCING SUCH SHARES IS ISSUED (AS EVIDENCED BY THE APPROPRIATE ENTRY ON THE BOOKS OF THE COMPANY OR OF A DULY AUTHORIZED TRANSFER AGENT OF THE COMPANY), NO RIGHT TO VOTE OR RECEIVE DIVIDENDS OR ANY OTHER RIGHTS AS A SHAREHOLDER SHALL EXIST WITH RESPECT TO THE SHARES, NOTWITHSTANDING THE EXERCISE OF THE OPTION. THE COMPANY SHALL ISSUE (OR CAUSE TO BE ISSUED) SUCH STOCK CERTIFICATE PROMPTLY AFTER THE OPTION IS EXERCISED, SUBJECT TO THE PLAN AND APPLICABLE LAW. NO ADJUSTMENT WILL BE MADE FOR A DIVIDEND OR OTHER RIGHT FOR WHICH THE RECORD DATE IS PRIOR TO THE DATE THE STOCK CERTIFICATE IS ISSUED, EXCEPT AS PROVIDED IN SECTION 11 OF THE PLAN.
4. DELIVERY OF PAYMENT. THE GRANTEE HEREWITH DELIVERS TO THE COMPANY THE FULL EXERCISE PRICE FOR THE SHARES, WHICH, TO THE EXTENT SELECTED, SHALL BE DEEMED TO BE SATISFIED BY USE OF THE BROKER-DEALER SALE AND REMITTANCE PROCEDURE TO PAY THE EXERCISE PRICE PROVIDED IN SECTION 4(D) OF THE OPTION AGREEMENT.
5. TAX CONSULTATION. THE GRANTEE UNDERSTANDS THAT THE GRANTEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE

GRANTEE'S PURCHASE OR DISPOSITION OF THE SHARES. THE GRANTEE REPRESENTS THAT
THE GRANTEE HAS CONSULTED WITH ANY TAX CONSULTANTS THE GRANTEE DEEMS
ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND
THAT THE GRANTEE IS NOT RELYING ON THE COMPANY OR ITS REPRESENTATIVES FOR ANY TAX ADVICE.
6. TAXES. THE GRANTEE AGREES TO SATISFY ALL APPLICABLE FEDERAL, STATE AND LOCAL INCOME AND EMPLOYMENT TAX WITHHOLDING OBLIGATIONS AND HEREWITH DELIVERS TO THE COMPANY THE FULL AMOUNT OF SUCH OBLIGATIONS OR HAS MADE ARRANGEMENTS ACCEPTABLE TO THE COMPANY TO SATISFY SUCH OBLIGATIONS. IN THE CASE OF AN INCENTIVE STOCK OPTION, THE GRANTEE ALSO AGREES, AS PARTIAL CONSIDERATION FOR THE DESIGNATION OF THE OPTION AS AN INCENTIVE STOCK OPTION, TO NOTIFY THE COMPANY IN WRITING WITHIN THIRTY (30) DAYS OF ANY DISPOSITION OF ANY SHARES ACQUIRED BY EXERCISE OF THE OPTION IF SUCH DISPOSITION OCCURS WITHIN TWO (2) YEARS FROM THE AWARD DATE OR WITHIN ONE (1) YEAR FROM THE DATE THE SHARES WERE TRANSFERRED TO THE GRANTEE. IF THE COMPANY IS REQUIRED TO SATISFY ANY FEDERAL, STATE OR LOCAL INCOME OR EMPLOYMENT TAX WITHHOLDING OBLIGATIONS AS A RESULT OF SUCH AN EARLY DISPOSITION, THE GRANTEE AGREES TO SATISFY THE AMOUNT OF SUCH WITHHOLDING IN A MANNER THAT THE ADMINISTRATOR PRESCRIBES.
7. RESTRICTIVE LEGENDS. THE GRANTEE UNDERSTANDS AND AGREES THAT THE COMPANY SHALL CAUSE THE LEGENDS SET FORTH BELOW OR LEGENDS SUBSTANTIALLY EQUIVALENT THERETO, TO BE PLACED UPON ANY CERTIFICATE(S) EVIDENCING OWNERSHIP OF THE SHARES TOGETHER WITH ANY OTHER LEGENDS THAT MAY BE REQUIRED BY THE COMPANY OR BY STATE OR FEDERAL SECURITIES LAWS:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE

         BINDING ON TRANSFEREES OF THESE SHARES.

8. SUCCESSORS AND ASSIGNS. THE COMPANY MAY ASSIGN ANY OF ITS RIGHTS UNDER THIS EXERCISE NOTICE TO SINGLE OR MULTIPLE ASSIGNEES, AND THIS AGREEMENT SHALL INURE TO THE BENEFIT OF THE SUCCESSORS AND ASSIGNS OF THE COMPANY. SUBJECT TO THE RESTRICTIONS ON TRANSFER HEREIN SET FORTH, THIS EXERCISE NOTICE SHALL BE BINDING UPON THE GRANTEE AND HIS HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS.
9. HEADINGS. THE CAPTIONS USED IN THIS EXERCISE NOTICE ARE INSERTED FOR CONVENIENCE AND SHALL NOT BE DEEMED A PART OF THIS AGREEMENT FOR CONSTRUCTION OR INTERPRETATION. .
10. GOVERNING LAW; SEVERABILITY. THIS EXERCISE NOTICE IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (AS PERMITTED BY SECTION 1646.5 OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR SUCCESSOR PROVISION) WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF CALIFORNIA TO THE RIGHTS AND DUTIES OF THE PARTIES. SHOULD ANY PROVISION OF THIS EXERCISE NOTICE BE DETERMINED BY A COURT OF LAW TO BE ILLEGAL OR UNENFORCEABLE, SUCH PROVISION SHALL BE ENFORCED TO THE FULLEST EXTENT ALLOWED BY LAW AND THE OTHER PROVISIONS SHALL NEVERTHELESS REMAIN EFFECTIVE AND SHALL REMAIN ENFORCEABLE.
11. NOTICES. ANY NOTICE REQUIRED OR PERMITTED HEREUNDER SHALL BE GIVEN IN WRITING AND BY PERSONAL DELIVERY OR BY AN INTERNATIONALLY RECOGNIZED COMMERCIAL COURIER SERVICE OR BY DEPOSIT IN THE UNITED STATES MAIL BY CERTIFIED MAIL (IF THE PARTIES ARE WITHIN THE UNITED STATES) OR UPON DEPOSIT FOR DELIVERY BY AN INTERNATIONALLY RECOGNIZED EXPRESS MAIL COURIER SERVICE (FOR INTERNATIONAL DELIVERY OF NOTICE), WITH POSTAGE AND FEES PREPAID, ADDRESSED TO THE OTHER PARTY AT ITS ADDRESS AS SHOWN BENEATH ITS SIGNATURE IN THE NOTICE, OR TO SUCH OTHER ADDRESS AS SUCH PARTY MAY DESIGNATE IN WRITING FROM TIME TO TIME TO THE OTHER PARTY; AND SHALL BE DEEMED EFFECTIVE ON THE DATE OF DELIVERY IN PERSON OR BY COURIER OR FIVE (5) DAYS AFTER THE DATE MAILED.
12. FURTHER INSTRUMENTS. THE PARTIES AGREE TO EXECUTE SUCH FURTHER INSTRUMENTS AND TO TAKE SUCH FURTHER ACTION AS MAY BE REASONABLY NECESSARY TO CARRY OUT THE PURPOSES AND INTENT OF THIS AGREEMENT.
13. ENTIRE AGREEMENT. THE NOTICE, THE PLAN AND THE OPTION AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE AND TOGETHER WITH THIS EXERCISE NOTICE CONSTITUTE THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE IN THEIR ENTIRETY ALL PRIOR UNDERTAKINGS AND AGREEMENTS OF THE COMPANY AND THE GRANTEE WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE MODIFIED ADVERSELY TO THE GRANTEE'S

INTEREST EXCEPT BY MEANS OF A WRITING SIGNED BY THE COMPANY AND THE GRANTEE. NOTHING IN THE NOTICE, THE PLAN, THE OPTION AGREEMENT AND THIS EXERCISE NOTICE (EXCEPT AS EXPRESSLY PROVIDED THEREIN) IS INTENDED TO CONFER ANY RIGHTS OR REMEDIES ON ANY PERSONS OTHER THAN THE PARTIES.
Submitted by:                              Accepted by:

GRANTEE:                                   UDATE.COM, INC.

                                           By: _______________________________

_______________________________            Title: ____________________________
         (Signature)

ADDRESS:                                   ADDRESS:

_______________________________
_______________________________

                                    EXHIBIT B


                    UDATE.COM, INC. 2000 STOCK INCENTIVE PLAN


                       INVESTMENT REPRESENTATION STATEMENT


GRANTEE:                                  HOWARD THACKER

COMPANY:                                  UDATE.COM, INC.

SECURITY:                                 COMMON STOCK

AMOUNT:                                   _______________________________

DATE:                                     _______________________________

IN CONNECTION WITH THE PURCHASE OF THE ABOVE-LISTED SECURITIES, THE UNDERSIGNED GRANTEE REPRESENTS TO THE COMPANY THE FOLLOWING:
         (a) GRANTEE IS AWARE OF THE COMPANY'S BUSINESS AFFAIRS AND FINANCIAL CONDITION AND HAS ACQUIRED SUFFICIENT INFORMATION ABOUT THE COMPANY TO REACH AN INFORMED AND KNOWLEDGEABLE DECISION TO ACQUIRE THE SECURITIES. GRANTEE IS ACQUIRING THESE SECURITIES FOR INVESTMENT FOR GRANTEE'S OWN ACCOUNT ONLY AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY "DISTRIBUTION" THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").
         (b) GRANTEE ACKNOWLEDGES AND UNDERSTANDS THAT THE SECURITIES CONSTITUTE "RESTRICTED SECURITIES" UNDER THE SECURITIES ACT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT IN RELIANCE UPON A SPECIFIC EXEMPTION THEREFROM, WHICH EXEMPTION DEPENDS UPON AMONG OTHER THINGS, THE BONA FIDE NATURE OF GRANTEE'S INVESTMENT INTENT AS EXPRESSED HEREIN. GRANTEE FURTHER UNDERSTANDS THAT THE SECURITIES MUST BE HELD INDEFINITELY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. GRANTEE FURTHER ACKNOWLEDGES AND UNDERSTANDS THAT THE COMPANY IS UNDER NO OBLIGATION TO REGISTER THE SECURITIES. GRANTEE UNDERSTANDS THAT THE CERTIFICATE EVIDENCING THE SECURITIES WILL BE IMPRINTED WITH A LEGEND WHICH PROHIBITS THE TRANSFER OF THE SECURITIES UNLESS THEY ARE REGISTERED OR SUCH REGISTRATION IS NOT REQUIRED IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY.
         (c) GRANTEE IS FAMILIAR WITH THE PROVISIONS OF RULE 701 AND RULE 144, EACH PROMULGATED UNDER THE SECURITIES ACT, WHICH, IN SUBSTANCE, PERMIT LIMITED PUBLIC RESALE OF "RESTRICTED SECURITIES" ACQUIRED, DIRECTLY OR INDIRECTLY FROM THE ISSUER THEREOF, IN A NON-PUBLIC OFFERING SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS. RULE 701 PROVIDES THAT IF THE ISSUER QUALIFIES UNDER RULE 701 AT THE TIME OF THE GRANT OF THE OPTION TO THE GRANTEE, THE EXERCISE WILL BE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT. IN THE EVENT THE COMPANY BECOMES SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, NINETY (90) DAYS THEREAFTER (OR SUCH LONGER PERIOD AS ANY MARKET STAND-OFF AGREEMENT MAY REQUIRE) THE SECURITIES EXEMPT UNDER RULE 701 MAY BE RESOLD, SUBJECT TO THE

SATISFACTION OF CERTAIN OF THE CONDITIONS SPECIFIED BY RULE 144, INCLUDING:
(1) THE RESALE BEING MADE THROUGH A BROKER IN AN UNSOLICITED "BROKER'S TRANSACTION" OR IN TRANSACTIONS DIRECTLY WITH A MARKET MAKER (AS SAID TERM IS DEFINED UNDER THE SECURITIES EXCHANGE ACT OF 1934); AND, IN THE CASE OF AN AFFILIATE, (2) THE AVAILABILITY OF CERTAIN PUBLIC INFORMATION ABOUT THE COMPANY, (3) THE AMOUNT OF SECURITIES BEING SOLD DURING ANY THREE MONTH PERIOD NOT EXCEEDING THE LIMITATIONS SPECIFIED IN RULE 144(e), AND (4) THE TIMELY FILING OF A FORM 144, IF APPLICABLE.

         IN THE EVENT THAT THE COMPANY DOES NOT QUALIFY UNDER RULE 701 AT THE TIME OF GRANT OF THE OPTION, THEN THE SECURITIES MAY BE RESOLD IN CERTAIN LIMITED CIRCUMSTANCES SUBJECT TO THE PROVISIONS OF RULE 144, WHICH REQUIRES THE RESALE TO OCCUR NOT LESS THAN ONE YEAR AFTER THE LATER OF THE DATE THE SECURITIES WERE SOLD BY THE COMPANY OR THE DATE THE SECURITIES WERE SOLD BY AN AFFILIATE OF THE COMPANY, WITHIN THE MEANING OF RULE 144; AND, IN THE CASE OF ACQUISITION OF THE SECURITIES BY AN AFFILIATE, OR BY A NON-AFFILIATE WHO SUBSEQUENTLY HOLDS THE SECURITIES LESS THAN TWO YEARS, THE SATISFACTION OF THE CONDITIONS SET FORTH IN SECTIONS (1), (2), (3) AND (4) OF THE PARAGRAPH IMMEDIATELY ABOVE.

         (d) GRANTEE FURTHER UNDERSTANDS THAT IN THE EVENT ALL OF THE APPLICABLE REQUIREMENTS OF RULE 701 OR 144 ARE NOT SATISFIED, REGISTRATION UNDER THE SECURITIES ACT, COMPLIANCE WITH REGULATION A, OR SOME OTHER REGISTRATION EXEMPTION WILL BE REQUIRED; AND THAT, NOTWITHSTANDING THE FACT THAT RULES 144 AND 701 ARE NOT EXCLUSIVE, THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION HAS EXPRESSED ITS OPINION THAT PERSONS PROPOSING TO SELL PRIVATE PLACEMENT SECURITIES OTHER THAN IN A REGISTERED OFFERING AND OTHERWISE THAN PURSUANT TO RULES 144 OR 701 WILL HAVE A SUBSTANTIAL BURDEN OF PROOF IN ESTABLISHING THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE FOR SUCH OFFERS OR SALES, AND THAT SUCH PERSONS AND THEIR RESPECTIVE BROKERS WHO PARTICIPATE IN SUCH TRANSACTIONS DO SO AT THEIR OWN RISK. GRANTEE UNDERSTANDS THAT NO ASSURANCES CAN BE GIVEN THAT ANY SUCH OTHER REGISTRATION EXEMPTION WILL BE AVAILABLE IN SUCH EVENT.

         (e)      GRANTEE REPRESENTS THAT HE IS A RESIDENT OF
_______________________________
_______________________________.

                                             Signature of Grantee:

                                             _______________________________

                                             Date: _________________,_______

                                   SCHEDULE D
                           ANTHEM RECORDING WEST INC.

                          REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of the    day
of 2000 by and among ANTHEM RECORDING WEST INC., a California corporation (the "Company"), and the purchasers of the Company's common stock listed on the signature pages hereto (the "Investors").

RECITALS

WHEREAS:

A. The Investors are parties to the share exchange agreement of even date herewith among the Company, the Investors and others (the "Share Exchange Agreement"), which provides that as a condition to the closing of the transactions contemplated therein, this Agreement must be executed and delivered by the Investors and the Company;

B. The Company desires to grant, and the Investors desire to be granted, the rights created herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1.   REGISTRATION RIGHTS

         The Company covenants and agrees as follows:

1.1      Definitions

         For purposes of this CLAUSE 1:

         (a)      The term "Act" means the Securities Act of 1933, as amended.

         (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with CLAUSE 1.11 hereof.

         (d) The term "Initial Offering" means the Company's first firm commitment underwritten public offering of its common stock under the Act.

         (e) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (f) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

         (g) The term "Registrable Securities" means (i) the common stock issuable or issued pursuant to the Share Exchange Agreement, and (ii) any common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person (x) in a transaction in which his rights under this clause 1 are not assigned, (y) pursuant to a registration statement that has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, or (z) in a transaction in which such Registrable Securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Act.

         (h) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of common stock outstanding that are, and the number of shares of common stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

         (i)      The term "SEC" shall mean the Securities and Exchange
                  Commission.

1.2      Request for Registration.

         Subject to the conditions of this CLAUSE 1.2, if the Company shall receive at any time after the Closing Date (as defined in the Share Exchange Agreement) a written request from the Holders of fifty percent (50%) or more of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Act covering the registration of Registrable Securities, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this CLAUSE 1.2, use best efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this CLAUSE 1.2(a).

         (a) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this CLAUSE 1.2 and the Company shall include such information in the written notice referred to in this CLAUSE1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this CLAUSE1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable
                  Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable
                  Securities held by all such Holders (including the Initiating Holders), provided that no Registrable
                  Securities shall be excluded unless and until all other securities of the Company have been excluded. Any
                  Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

         (b) The Company shall not be required to effect a registration pursuant to this CLAUSE 1.2:

                  (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

                  (ii) after the Company has effected two (2) registrations pursuant to this CLAUSE 1.2, and such registrations have been declared or ordered effective; or

                  (iii) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to CLAUSE 1.3 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                  (iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to CLAUSE 1.4 hereof; or

                  (v) if the Company shall furnish to Holders requesting a registration pursuant to this CLAUSE 1.2, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period and provided further, that the Company shall not register any other of its shares during such ninety (90) day period.

1.3      Company Registration

         If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of CLAUSE 1.3(c), use its best efforts to cause a registration statement to become effective, which includes all of the Registrable Securities that each such Holder has requested to be registered.

         (a)      Right to Terminate Registration.

                  The Company shall have the right to terminate or withdraw any registration initiated by it under this CLAUSE 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with CLAUSE 1.7 hereof.

         (b)      Underwriting Requirements.

                  In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this CLAUSE 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders, except that no Registrable Securities shall be excluded until all common stock held by other shareholders, directors, officers and employees of the Company have been excluded), but in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the Initial Offering of the Company's securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4      Form S-3 Registration

         In case the Company shall receive from the Holders of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

         (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

         (b) use best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:

                  (i) if Form S-3 is not available for such offering by the Holders;

                  (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000;

                  (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this CLAUSE 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; and provided further, that the Company shall not register any other of its shares during such 90 day period;

                  (iv) if the Company has, within the six (6) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this CLAUSE 1.4; or

                  (v) in any particular jurisdiction in which the Company would be required to qualify to do business, where not otherwise required, or to execute a general consent to service of process in effecting such registration, qualification or compliance.

         (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this CLAUSE 1.4 shall not be counted as requests for registration effected pursuant to CLAUSE 1.2.

1.5      Obligations of the Company

         Whenever required under this CLAUSE 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

         (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

         (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

         (c) furnish to the Holders (i) a draft copy of the registration statement, and (ii) such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

         (d) use best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, where not otherwise required, or to file a general consent to service of process in any such states or jurisdictions;

         (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

         (f) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (g) if the Registrable Securities are being sold through underwriters, furnish, upon the request of the Holders of a majority of the Registrable Securities requesting registration, on the date that such Registrable Securities are delivered to the underwriters for sale, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters and to the Holders requesting registration of Registrable Securities, and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountant to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters and to the Holders requesting registration of Registrable Securities;

         (h) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; provided that in the case of a registration effected pursuant to CLAUSE 1.2 above, which registration constitutes the Initial Offering, the Registrable Securities shall be listed on a national securities exchange or the NASDAQ National Market System; and

         (i) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.6      Information from Holder

         It shall be a condition precedent to the obligations of the Company to take any action pursuant to this CLAUSE 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities.

1.7      Expenses of Registration

         All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to CLAUSES 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees (including Blue Sky fees), printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to CLAUSE 1.2 or CLAUSE 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration), unless, in the case of a registration requested under CLAUSE 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to CLAUSE 1.2, provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to CLAUSE 1.2 or 1.4.

1.8      Delay of Registration

         No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this CLAUSE 1.

1.9      Indemnification

         In the event any Registrable Securities are included in a registration statement under this CLAUSE 1:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter, within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
                  (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, partner, officer, director, stockholder, counsel, accountant, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this SUBCLAUSE 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

         (b) To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (but excluding clause (iii) of the definition thereof), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this SUBCLAUSE 1.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this SUBCLAUSE1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this SUBCLAUSE 1.9(b) exceed the net proceeds from the offering received by such Holder.

         (c) Promptly after receipt by an indemnified party under this CLAUSE 1.9 of actual knowledge of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this CLAUSE 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this CLAUSE 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this CLAUSE 1.9.

         (d) If the indemnification provided for in this CLAUSE 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of and the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided that no person guilty of fraud shall be entitled to contribution. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The relative benefits received by the indemnifying party and the indemnified party shall be determined by reference to the net proceeds and underwriting discounts and commissions from the offering received by each such party. In no event shall any contribution under this SUBCLAUSE 1.9(d) exceed the net proceeds from the offering received by such Holder, less any amounts paid under SUBCLAUSE 1.9(b).

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (f)      The obligations of the Company and Holders under this CLAUSE
                  1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this CLAUSE 1, and otherwise.

1.10     Reports Under Securities Exchange Act of 1934.

         With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the Initial Offering;

         (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

         (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11     Assignment of Registration Rights

         The rights to cause the Company to register Registrable Securities pursuant to this clause 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, affiliate, parent, partner, limited partner, retired partner or stockholder of a Holder, (ii) is a Holder's immediate family member (spouse or child) or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least [ ] shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of CLAUSE 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12     Limitations on  Subsequent Registration Rights

         From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of fifty percent (50%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under CLAUSE 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.


1.13     "Market Stand-Off" Agreement


         Each Holder hereby agrees that it will not, without the prior written consent of the Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or
         (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing provisions of this CLAUSE 1.13 shall apply only to the Company's initial public offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than five percent (5%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this CLAUSE 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Notwithstanding the foregoing, nothing in this CLAUSE 1.13 shall prevent the undersigned from making a transfer of any common stock that was listed on a national stock exchange, any NMF security or traded on Nasdaq at the time it was acquired by the Holder or was acquired by the undersigned pursuant to Rule 144A of the Act, including any shares acquired in the Company's initial public offering.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.


1.14     Termination of Registration Rights


         No Holder shall be entitled to exercise any right provided for in this CLAUSE 1 after five (5) years following the Closing Date or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the Act.


2.       MISCELLANEOUS


2.1      Successors and Assigns.


         Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.


2.2      Governing Law


         This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.


2.3      Counterparts


         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


2.4      Titles and Subtitles.


         The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.5      Notices.


         Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.


2.6      Expenses


         If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.


2.7      Entire Agreement; Amendments and Waivers


         This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of no less than a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company. Notwithstanding the foregoing, any amendment of CLAUSE 1.13 shall require the consent of each Holder which is a registered investment company.


2.8      Severability


         If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


2.9      Aggregation of Stock.

         All shares of Registrable Securities held or acquired by entities advised by the same investment adviser and affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SIGNED by [                  ]                 )
for and on behalf of                           )
ANTHEM RECORDING WEST INC.   )


President:
Address:

SIGNED by [                           ]         )
for and on behalf of                            )
ATLAS TRUST COMPANY (JERSEY)        )
LIMITED                                         )


Name:
Address:


SIGNED by [                           ]         )
for and on behalf of                            )
TAVENDISH ENTERPRISES LIMITED       )


Name:
Address:


SIGNED by [                           ]         )
for and on behalf of                            )
RYLEY HILL LIMITED                  )


Name:
Address:


SIGNED by                                  )
DAVID JOHN SHORTLAND                )
in the presence of:                 )


Name:
Address:
Occupation:


SIGNED by PAULA LORAINE    )
SHORTLAND in the           )
presence of:                        )


Name:
Address:
Occupation:

SIGNED by                                   )
DAVID JOHN SHORTLAND,               )
CHRISTINE ELIZABETH                         )
CATHERALL, BRUCE CARLESS and        )
BETTY MAY SHORTLAND                         )
as trustees of the SHORTLAND NO.1   )
TRUST                               )
in the presence of:                 )


Name:
Address:
Occupation

                                   SCHEDULE E

                            UDATE SOLICITOR OPINIONS
                      (letterhead of solicitors for UDATE)


_______________ , 2000

Anthem Recording West Inc.
c/o Campney & Murphy
Barristers and Solicitors
P.O. Box 48800
2100-1111 West Georgia Street
Vancouver, B.C.  V7X 1K9
ATTENTION:  C.K. HAINES
Dear Sirs:

Re: Share Exchange Agreement (the "Agreement") made effective as of the ___ day of ___, 2000, among Atlas Trust Company (Jersey) Limited as trustee of the Internet Investments Inc. Employee Benefits and Shares Trust John Tavendish Enterprises Ltd., David John Shortland, Paula Loraine Shortland, Ryley Hill Ltd. and David John Shortland, Christine Elizabeth Catherall, Bruce Carless and Betty May Shortland as trustees of Shortland No. 1 Trust (the "Minority Shareholders")
         Udate.com Ltd. ("UDATE"),
         Internet Investments Inc.
         Melvyn Morris and Howard Thacker
         Anthem Recording West Inc. ("Anthem ")

-------------------------------------------------------------------------------
We are the solicitors for UDATE. We provide this opinion pursuant to subparagraphs 2.1(d) and 6.1(i) of the Agreement. Words defined in the Agreement have the same meanings in this letter. We have also acted as solicitors for UDATE in connection with the negotiation, execution and completion of the Agreement. We have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary for the purpose of the opinion hereinafter expressed. In such examination, we have assumed:-

1. the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies;


2. that each party to the Agreement, save for UDATE, has the power, authority, and legal right and ability to enter into the Agreement and to perform, observe and comply with all its obligations thereunder and that the execution of the Agreement has been duly authorised, executed and delivered by it;


3. the binding and enforceable nature of the obligations of all parties to the Agreement under all applicable laws (other than the laws of the United Kingdom with respect to UDATE);


4. that the Agreement is legal, valid, binding and enforceable under the laws of California, USA to which it is subject;


5. that the parties to the Agreement which are companies, save for UDATE, are duly organised and validly existing corporations in good standing under the laws of the respective jurisdictions in which such parties are incorporated;


6. that the execution of the Agreement by each of the parties thereto (except UDATE) constitutes legal, valid, enforceable and binding obligations of each of the said parties under the law by which the Agreement is expressed to be governed;


7. that by accepting the terms of the Agreement the directors of UDATE are acting bona fide and in the best interests of UDATE;

8. that the information disclosed by our company search at Companies House is accurate and complete and that such information has not since then been materially altered and that such searches did not fail to disclose any material information which had been delivered for filing but did not appear on the public file as at April 2000; and


9. that all factual statements made in the Agreement, the resolutions of the directors of UDATE dated [ ], and the Certificate of a Director of UDATE dated [ ] are correct and not misleading due to the omission, whether wilful or otherwise, of any material fact (as to which we express no opinion).


Based on and subject to the foregoing, we are of the opinion that:-

1. UDATE is a company duly incorporated under the laws of England, in good standing with respect to the filing of all required annual reports.


To the best of our knowledge, UDATE has all requisite corporate power and authority to conduct the business now carried on by it, and to own its property and assets as described in the Agreement, and all requisite corporate power and authority to enter into and to perform its obligations under the Agreement.


3. All necessary steps and corporate action and proceedings have been taken to authorize the execution and delivery of the Agreement by UDATE.


4. To the best of our knowledge, neither the execution and delivery of, nor the performance of its obligations under the Agreement by UDATE will conflict with or constitute a breach or default under the constating documents of UDATE, or any commitment, agreement or other instrument to which UDATE is a party or by which either of them is bound.


5. To the best of our knowledge, there are no claims, judgement, actions, suits, litigation, proceedings or investigations, actual, pending or threatened against UDATE which might materially affect any business, properties, assets, prospects or conditions, financial or otherwise, of UDATE or which could result in any material liability to UDATE.


6. The authorized share capital of UDATE consists of (pound)1,000 divided into 100,000 shares of (pound)0.01 each, of which 10,199 shares (the "UDATE Shares") are issued, and those shares are validly authorized, created, allotted, issued and outstanding, and, to the best of our knowledge, fully paid for and non-assessable, as at the date hereof.


7. Immediately prior to closing of the transactions contemplated under the Agreement, III and the Minority Shareholders were the registered owners of all the UDATE Shares on the books and records of UDATE.


8. All necessary steps and corporate action and proceedings have been taken to effect the valid transfer of the Minority UDATE Shares to Anthem as contemplated under the Agreement. Anthem is the registered owner of the Minority UDATE Shares on the books and records of UDATE.

The opinion expressed is subject to the following qualifications:-

         (a) enforceability of the Agreement may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally;
         (b) equitable remedies such as the remedies of specific performance or injunction are in the discretion of the court from which they are sought;
         (c) claims may become barred under Limitation Acts or may become subject to defences of set off or counterclaim;
         (d) provisions in the Agreement as to severability may not be binding and the question of whether or not any invalid provision may be severed from other provisions in order to save such other provisions would be determined by the English court in its absolute discretion;
         (e) we express no opinion as to any law other than English law in force and interpreted as at the date of this opinion; we assume no obligation to advise you of any changes in law or fact that may subsequently come to our attention, or their effect on our opinion;
         (f) a term of a written agreement may be varied by oral agreement of the parties notwithstanding that such written agreement requires variations to be made only in writing;
         (g) in respect of jurisdiction an English court may stay proceedings if it is deemed that some other forum is more appropriate for trial of the action;
         (h) where any obligation is to be performed in any jurisdiction outside England such obligation may not be enforceable under English law to the extent that such performance would be illegal or contrary to public policy under the laws of such jurisdiction;
         (i) we express no opinion as to the availability of any specific remedy (including without limitation an order for specific performance or injunction) other than monetary damages for relief in respect of any breach of obligations on the part of UDATE;
         (j) whilst an English court has the power to give judgement expressed as an order to pay a currency other than pounds sterling it may decline to do so in its absolute discretion;
         (k) the enforcement of the rights and obligations of the parties to the Agreement may be limited by the provisions of English law applicable to contracts held to have been frustrated by events happening after their execution;
         (l) we express no opinion as to the taxation consequences of any of the matters to which this opinion relates;
         (m) any provision in the Agreement providing that any calculation or certification is to be conclusive and binding will not be effective if such calculation or certification is fraudulent and will not necessarily prevent judicial enquiry into the merits of any claim by any party;
         (n) the undertaking and indemnity contained in clause [5] of the Agreement may be void in respect of stamp duties payable in the United Kingdom;
         (o) our search of the registers at Companies House is not capable of revealing whether or not a winding up petition or administration order has been presented in respect of UDATE. Notice of a winding up or administration order made or winding up resolution are not required to be filed immediately but only within a specified period;
         (p) we express no opinion as to the existence of equities, rights of set-off, counterclaims, liens, charges and encumbrances which are not registrable under the Companies Act 1985 and which may have been executed but not registered; and
         (q) the effectiveness of contract terms seeking to exclude or limit one party's remedies of the liability of a party for negligence or breaches of duty is limited by the Unfair Contract Terms Act 1977.
This opinion is being furnished only to the addressees and is solely for their benefit and the benefit of the participants and assigns in connection with the above transaction. This opinion may not be relied upon for any other purpose or relied upon by any other person, firm or corporation without our prior written consent.

Yours faithfully,

Eversheds, Solicitors

                       (letterhead of solicitors for III)


_______________ , 2000

Anthem Recording West Inc.
c/o Campney & Murphy
Barristers and Solicitors
P.O. Box 48800
2100-1111 West Georgia Street
Vancouver, B.C.  V7X 1K9
ATTENTION:  C.K. HAINES
Dear Sirs:

Re: Share Exchange Agreement (the "Agreement") made effective as of the - day of -, 2000, among Atlas Trust Company (Jersey) Limited ("Atlas") as trustee of the Internet Investments Inc. Employee Benefits and Shares Trust ("EBT") John Tavendish Enterprises Ltd., David John Shortland, Paula Loraine Shortland, Ryley Hill Ltd. and David John Shortland, Christine Elizabeth Catherall, Bruce Carless and Betty May Shortland as trustees of Shortland No. 1 Trust
         Udate.com Ltd.
         Internet Investments Inc. ("III")
         Melvyn Morris and Howard Thacker
         Anthem Recording West Inc. ("Anthem")

-------------------------------------------------------------------------------
We are the solicitors for III. We have been requested to provide this opinion pursuant to subparagraphs 2.1(d) and 6.1(i) of the Agreement. Words defined in the Agreement have the same meanings in this letter.

We have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary for the purpose of the opinion hereinafter expressed. In such examination, we have assumed:-

1. the genuineness of all signatures and the conformity to original and copies of all documents submitted to us and the authenticity of the originals of such copies;

2. that each party to the Agreement, save for III, has the power, authority, and legal right and ability to enter into the Agreement and to perform, observe and comply with all its obligations thereunder and that the execution of the Agreement has been duly authorised, executed and delivered by it;

3. the binding and enforceable nature of the obligations of all parties to the Agreement under all applicable laws (other than the laws of The Bahamas with respect to III);

4. that the Agreement is legal, valid, binding and enforceable under the laws of California, USA to which it is subject;

5. that the parties to the Agreement which are companies, save for III, are duly organised and validly existing corporations in good standing under the laws of the respective jurisdictions in which such parties are incorporated;

6. that the execution of the Agreement by each of the parties thereto (except III) constitutes legal, valid, enforceable and binding obligations of each of the said parties under the law by which the Agreement is expressed to be governed;

7. that by accepting the terms of the Agreement the directors of III are acting bona fide and in the best interests of III;

8. that the information disclosed by our company search at the Companies Registry is true and complete and that such information has not since then been materially altered and that such searches did not fail to disclose any material information which had been delivered for filing
         but did not appear on the public file as at         April 2000; and

9.   that all factual statements made in the Agreement, the resolutions of
         the directors of III dated [            ], the Certificate of a
         Director of III dated [            ] and the Certificate of a Director
         of Atlas as trustee of EBT are
         correct and not misleading due to the omission, whether wilful or otherwise, of any material fact (as to which we express no opinion).

Based on and subject to the foregoing, we are of the opinion that:-
1. III is a company duly incorporated under the laws of The Bahamas, in good standing with respect to the filing of all required annual reports.
To the best of our knowledge, III has all requisite corporate power and authority
         (a) to carry on its business as it is now conducted insofar as it is not carrying on business with persons resident in The Bahamas or is not carrying on banking, trust, insurance or reinsurance business companies of is not carrying on the business of providing the registered office for companies;
         (b) to own its property and assets as described in the Agreement; and
         (c) to enter into and to perform its obligations under the Agreement.
3. All necessary steps and corporate action and proceedings have been taken to authorize the execution and delivery of the Agreement by III.
4. To the best of our knowledge, neither the execution and delivery of, nor the performance of its obligations under the Agreement by III will conflict with or constitute a breach or default under the Memorandum and Articles of Association of III, or any commitment, agreement or other instrument to which III is a party or by which it is bound.
5. To the best of our knowledge, there are no claims, judgement, actions, suits, litigation, proceedings or investigations, actual, pending or threatened against III in The Bahamas which might materially affect any business, properties, assets, prospects or conditions, financial or otherwise, of III or which could result in any material liability to III.
         The authorized share capital of III consists of US $5,000 divided into 5,000 shares of US $1 each, of which 2 shares (the "III Shares") are issued, and those shares are validly authorized, created, allotted, issued and outstanding, and, to the best of our knowledge, fully paid for and non-assessable, as at the date hereof.
         Immediately prior to closing of the transactions contemplated under the
                     Agreement, Atlas was the registered owner of all the III Shares on the books and records of III in its capacity as trustee for EBT.
         EBT is a trust duly organized under the laws of the
                     Commonwealth of the Bahamas, in good standing with resepct ot the filing of all required annual reports and Atlas is the trustee of EBT.
         To the best of our knowledge, neither the execution and delivery of, nor the performance of its obligations under the Agreement by Atlas will conflict with or constitute a breach or default under the constating documents of EBT, or any commitment, agreement or other instrument to which EBT is a party or by which it is bound.
         To the best of our knowledge, there are no claims, judgement, actions, suits, litigation, proceedings or investigations, actual, pending or threatened against EBT which might materially affect any business, properties, assets, prospects or conditions, financial or otherwise, of EBT or which could result in any material liability to EBT.
         All necessary steps and corporate action and proceedings have been taken to effect the valid transfer of the III Shares to Anthem as contemplated under the Agreement. Anthem is the registered owner of the III Shares on the books and records of III.
         The opinion is given upon and is subject to the following qualifications:-
         (a) enforceability of the Agreement may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally;
         (b) equitable remedies such as the remedies of specific performance or injunction are in the discretion of the court from which they are sought;
         (c) a Bahamian Court may refuse to give effect to a porported contractual obligation to pay costs imposed upon another party in respect of the costs of any successful litigation brought against that party and such a court may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before that Court.
         (d) the courts of The Bahamas will not enforce provisions of the Agreement to the extent that the same may be illegal or contrary to public policy in The Bahamas or if obligations are to be performed in a jurisdiction outside The Bahamas to the extent that such performance would be illegal or contrary to public policy under the laws of that jurisdiction. There is however nothing contained in the Agreement that would lead us to suppose that a court in The Bahamas would hold enforcement of the same to be contrary to public policy in The Bahamas.
         (e) insofar as the parties resort to the Bahamian Courts, claims may be or may become subject to defences of set-off or counterclaim.
         (f) if any provision of the Agreement is held to be illegal, invalid or unenforceable, the severance of such provision from the remaining provisions of such document will be subject to the exercise of the discretion of a Bahamian Court.
         This opinion is confined to and given on the basis of the laws of The Bahamas. We have not investigated nor are we qualified in and do not express or imply any opinion on the laws of any other jurisdiction. This opinion is addressed to you and for your benefit in connection with the above transaction and is not transmitted to any other person or for any other purpose without our written consent.
         Yours faithfully,



         Higgs & Johnson

                  (letterhead of solicitors for Atlas and EBT)


_______________ , 2000

Anthem Recording West Inc.
c/o Campney & Murphy
Barristers and Solicitors
P.O. Box 48800
2100-1111 West Georgia Street
Vancouver, B.C.  V7X 1K9
ATTENTION:  C.K. HAINES
Dear Sirs:

Re: Share Exchange Agreement (the "Agreement") made effective as of the - day of -, 2000, among Atlas Trust Company (Jersey) Limited ("Atlas") as trustee of the Internet Investments Inc. Employee Benefits and Shares Trust ("EBT") John Tavendish Enterprises Ltd., David John Shortland, Paula Loraine Shortland, Ryley Hill Ltd. and David John Shortland, Christine Elizabeth Catherall, Bruce Carless and Betty May Shortland as trustees of Shortland No. 1 Trust (the "Minority Shareholders")
         Udate.com Ltd.
         Internet Investments Inc. ("III")
         Melvyn Morris and Howard Thacker
         Anthem Recording West Inc. ("Anthem ")

-------------------------------------------------------------------------------
We are the solicitors for Atlas as trustee of the EBT. We provide this opinion pursuant to subparagraphs 2.1(d) and 6.1(i) of the Agreement. Words defined in the Agreement have the same meanings in this letter. We have also acted as solicitors for Atlas as trustee of the EBT in connection with the negotiation, execution and completion of the Agreement.

We have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary for the purpose of the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or as photocopies. Our opinion herein so far as it relates to Atlas is limited to the capacity of Atlas as trustee of the EBT.

1. Atlas is a company duly incorporated under the laws of Jersey in good standing with respect to the filing of all required annual reports.

2. To the best of our knowledge, Atlas has all requisite power and authority to conduct the business now carried on by EBT, and to own property and assets as described in the Agreement, and all requisite corporate power and authority to enter into and to perform its obligations under the Agreement.

3. All necessary steps and action and proceedings have been taken to authorize the execution and delivery of the Agreement by Atlas.

4. To the best of our knowledge, neither the execution and delivery of, nor the performance of its obligations under Agreement by Atlas will conflict with or constitute a breach or default under any instrument to which Atlas is a party.

5. To the best of our knowledge, there are no claims, judgement, actions, suits, litigation, proceedings or investigations, actual, pending or threatened against Atlas as trustee of the EBT which might materially affect any business, properties, assets, prospects or conditions, financial or otherwise, of Atlas in that capacity or which could result in any material liability to Atlas in that capacity.

6. Immediately prior to closing of the transactions contemplated under the Agreement, Atlas was the registered owner of all the III Shares on the books and records of III in its capacity as trustee for EBT.

7. EBT is a trust duly organized under the laws of the United Kingdom, in good standing with respect to the filing of all required annual reports and Atlas is the trustee of EBT.

8. To the best of our knowledge, Atlas has all requisite corporate power and authority to conduct the business now carried on by EBT, and to own property and assets as described in the Agreement, and all requisite corporate power and authority to enter into and to perform its obligations under the Agreement.

9. All necessary steps and corporate action and proceedings have been taken to authorize the execution and delivery of the Agreement by Atlas.

10. To the best of our knowledge, there are no claims, judgement, actions, suits, litigation, proceedings or investigations, actual, pending or threatened against EBT which might materially affect any business, properties, assets, prospects or conditions, financial or otherwise, of EBT or which could result in any material liability to EBT.

The opinion expressed is subject to the qualification that enforceability of the Agreement may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally, and that equitable remedies such as the remedies of specific performance or injunction are in the discretion of the court from which they are sought.

Yours faithfully,

Baxendale & Walker, Solicitors

(letterhead of solicitors for Tavendish)
_______________ , 2000

Anthem Recording West Inc.
c/o Campney & Murphy
Barristers and Solicitors
P.O. Box 48800
2100-1111 West Georgia Street
Vancouver, B.C.  V7X 1K9
ATTENTION:  C.K. HAINES
Dear Sirs:

Re: Share Exchange Agreement (the "Agreement") made effective as of the - day of -, 2000, among Atlas Trust Company (Jersey) Limited , as trustee of the Internet Investments Inc. Employee Benefits and Shares Trust Tavendish Enterprises Ltd. ("Tavendish") , David John Shortland, Paula Loraine Shortland, Ryley Hill Ltd. and David John Shortland, Christine Elizabeth Catherall, Bruce Carless and Betty May Shortland, as trustees of Shortland No. 1 Trust
         Udate.com Ltd.
         Internet Investments Inc.
         Melvyn Morris and Howard Thacker
         Anthem Recording West Inc

-------------------------------------------------------------------------------
We are the solicitors for Tavendish . We provide this opinion pursuant to subparagraphs 2.1(d) and 6.1(i) of the Agreement. Words defined in the Agreement have the same meanings in this letter.

We have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary for the purpose of the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies.
Based on and subject to the foregoing, we are of the opinion that:
1. Tavendish is a company duly incorporated under the laws of the British Virgin Islands, in good standing with respect to the filing of all required annual reports.
2. To the best of our knowledge, Tavendish has all requisite corporate power and authority to conduct the business now carried on by it, and to own its property and assets as described in the Agreement, and all requisite corporate power and authority to enter into and to perform its obligations under the Agreement.
3. All necessary steps and corporate action and proceedings have been taken to authorize the execution and delivery of the Agreement by Tavendish.
4. To the best of our knowledge, neither the execution and delivery of, nor the performance of its obligations under the Agreement by Tavendish will conflict with or constitute a breach or default under any instrument to which Tavendish is a party or by which it is bound.
5. To the best of our knowledge, there are no claims, judgement, actions, suits, litigation, proceedings or investigations, actual, pending or threatened against Tavendish which might materially affect any business, properties, assets, prospects or conditions, financial or otherwise, of Tavendish or which could result in any material liability to Tavendish.
The opinion expressed is subject to the qualification that enforceability of the Agreement may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally, and that equitable remedies such as the remedies of specific performance or injunction are in the discretion of the court from which they are sought. Yours faithfully,

Baxendale-Walker, Solicitors

(letterhead of solicitors for Ryley)
_______________ , 2000

Anthem Recording West Inc.
c/o Campney & Murphy
Barristers and Solicitors
P.O. Box 48800
2100-1111 West Georgia Street
Vancouver, B.C.  V7X 1K9
ATTENTION:  C.K. HAINES
Dear Sirs:

Re: Share Exchange Agreement (the "Agreement") made effective as of the - day of -, 2000, among Atlas Trust Company (Jersey) Limited , as trustee of the Internet Investments Inc. Employee Benefits and Shares Trust Tavendish Enterprises Ltd., David John Shortland, Paula Loraine Shortland, Ryley Hill Ltd. ("Ryley") and David John Shortland, Christine Elizabeth Catherall, Bruce Carless and Betty May Shortland, as trustees of Shortland No. 1 Trust
         Udate.com Ltd.
         Internet Investments Inc.
         Melvyn Morris and Howard Thacker
         Anthem Recording West Inc
We are the solicitors for Ryley. We provide this opinion pursuant to subparagraphs 2.1(d) and 6.1(i) of the Agreement. Words defined in the Agreement have the same meanings in this letter.

We have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary for the purpose of the opinion hereinafter expressed. In such examination, we have assumed:-

1. the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies;

2. that each party to the Agreement, save for Ryley, has the power, authority, and legal right and ability to enter into the Agreement and to perform, observe and comply with all its obligations thereunder and that the execution of the Agreement has been duly authorised, executed and delivered by it;

3. the binding and enforceable nature of the obligations of all parties to the Agreement under all applicable laws (other than the laws of the United Kingdom with respect to Ryley);

4. that the Agreement is legal, valid, binding and enforceable under the laws of California, USA to which it is subject;

5. that the parties to the Agreement which are companies, save for Ryley, are duly organised and validly existing corporations in good standing under the laws of the respective jurisdictions in which such parties are incorporated;

6. that the execution of the Agreement by each of the parties thereto (except Ryley) constitutes legal, valid, enforceable and binding obligations of each of the said parties under the law by which the Agreement is expressed to be governed;

7. that by accepting the terms of the Agreement the directors of Ryley are acting bona fide and in the best interests of Ryley;

8. that the information disclosed by our company search at Companies House is accurate and complete and that such information has not since then been materially altered and that such searches did not fail to disclose any material information which had been delivered for filing but did not
         appear on the public file as at         April 2000; and

9. that all factual statements made in the Agreement, the resolutions of the directors of Ryley dated [ ] and the Certificate of a Director of Ryley dated [ ] are correct and not misleading due to the omission, whether wilful or otherwise, of any material fact (as to which we express no opinion).

Based on and subject to the foregoing, we are of the opinion that:

1. Ryley is a company duly incorporated under the laws of England, in good standing with respect to the filing of all required annual reports.
2. To the best of our knowledge, Ryley has all requisite corporate power and authority to conduct the business now carried on by it, and to own its property and assets as described in the Agreement, and all requisite corporate power and authority to enter into and to perform its obligations under the Agreement.
3. All necessary steps and corporate action and proceedings have been taken to authorize the execution and delivery of the Agreement by Ryley.
4. To the best of our knowledge, neither the execution and delivery of, nor the performance of its obligations under the Agreement by Ryley will conflict with or constitute a breach or default under the constating documents of Ryley, or any commitment, agreement or other instrument to which Ryley is a party or by which it is bound.
5. To the best of our knowledge, there are no claims, judgement, actions, suits, litigation, proceedings or investigations, actual, pending or threatened against Ryley which might materially affect any business, properties, assets, prospects or conditions, financial or otherwise, of Ryley or which could result in any material liability to Ryley.
The opinion is subject to the following qualifications:

         (a) enforceability of the Agreement may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally;

         (b) equitable remedies such as the remedies of specific performance or injunction are in the discretion of the court from which they are sought;

         (c) claims may become barred under Limitation Acts or may become subject to defences of set off or counterclaim;

         (d) provisions in the Agreement as to severability may not be binding and the question of whether or not any invalid provision may be severed from other provisions in order to save such other provisions would be determined by the English court in its absolute discretion;

         (e) we express no opinion as to any law other than English law in force and interpreted as at the date of this opinion; we assume no obligation to advise you of any changes in law or fact that may subsequently come to our attention, or their effect on our opinion;

         (f) a term of a written agreement may be varied by oral agreement of the parties notwithstanding that such written agreement requires variations to be made only in writing;

         (g) in respect of jurisdiction an English court may stay proceedings if it is deemed that some other forum is more appropriate for trial of the action;

         (h) where any obligation is to be performed in any jurisdiction outside England such obligation may not be enforceable under English law to the extent that such performance would be illegal or contrary to public policy under the laws of such jurisdiction;

         (i) we express no opinion as to the availability of any specific remedy (including without limitation an order for specific performance or injunction) other than monetary damages for relief in respect of any breach of obligations on the part of Ryley;

         (j) whilst an English court has the power to give judgement expressed as an order to pay a currency other than pounds sterling it may decline to do so in its absolute discretion;

         (k) the enforcement of the rights and obligations of the parties to the Agreement may be limited by the provisions of English law applicable to contracts held to have been frustrated by events happening after their execution;

         (l) we express no opinion as to the taxation consequences of any of the matters to which this opinion relates;

         (m) any provision in the Agreement providing that any calculation or certification is to be conclusive and binding will not be effective if such calculation or certification is fraudulent and will not necessarily prevent judicial enquiry into the merits of any claim by any party;

         (n) the undertaking and indemnity contained in clause [5] of the Agreement may be void in respect of stamp duties payable in the United Kingdom;

         (o) our search of the registers at Companies House is not capable of revealing whether or not a winding up petition or administration order has been presented in respect of Ryley. Notice of a winding up or administration order made or winding up resolution are not required to be filed immediately but only within a specified period;

         (p) we express no opinion as to the existence of equities, rights of set-off, counterclaims, liens, charges and encumbrances which are not registrable under the Companies Act 1985 and which may have been executed but not registered; and

         (q) the effectiveness of contract terms seeking to exclude or limit one party's remedies of the liability of a party for negligence or breaches of duty is limited by the Unfair Contract Terms Act 1977.

This opinion is being furnished only to the addressees and is solely for their benefit and the benefit of the participants and assigns in connection with the above transaction. This opinion may not be relied upon for any other purpose or relied upon by any other person, firm or corporation without our prior written consent.
Yours faithfully,

John Penn & Co., Solicitors

(letterhead of solicitors for Shortland Trustees)
_______________ , 2000

Anthem Recording West Inc.
c/o Campney & Murphy
Barristers and Solicitors
P.O. Box 48800
2100-1111 West Georgia Street
Vancouver, B.C.  V7X 1K9
ATTENTION:  C.K. HAINES
Dear Sirs:

Re: Share Exchange Agreement (the "Agreement") made effective as of the - day of -, 2000, among Atlas Trust Company (Jersey) Limited , as trustee of the Internet Investments Inc. Employee Benefits and Shares Trust Tavendish Enterprises Ltd., David John Shortland, Paula Loraine Shortland, Ryley Hill Ltd. and David John Shortland, Christine Elizabeth Catherall, Bruce Carless and Betty May Shortland (the "Shortland Trustees") as trustees of Shortland No. 1 Trust (the "Shortland Trust)
         Udate.com Ltd.
         Internet Investments Inc.
         Melvyn Morris and Howard Thacker
         Anthem Recording West Inc

--------------------------------------------------------------------------------
We are the solicitors for the Shortland Trustees and the Shortland Trust. We provide this opinion pursuant to subparagraphs 2.1(d) and 6.1(i) of the Agreement. Words defined in the Agreement have the same meanings in this letter.

We have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary for the purpose of the opinion hereinafter expressed. In such examination, we have assumed:-

the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies;

that each party to the Agreement, save for Shortland Trust, has the power, authority, and legal right and ability to enter into the Agreement and to perform, observe and comply with all its obligations thereunder and that the execution of the Agreement has been duly authorised, executed and delivered by it;

the binding and enforceable nature of the obligations of all parties to the Agreement under all applicable laws (other than the laws of the United Kingdom with respect to Shortland Trust);

that the Agreement is legal, valid, binding and enforceable under the laws of California, USA to which it is subject;

that the parties to the Agreement which are companies are duly organised and validly existing corporations in good standing under the laws of the respective jurisdictions in which such parties are incorporated;

that the execution of the Agreement by each of the parties thereto (except
         Shortland Trust) constitutes legal, valid, enforceable and binding obligations of each of the said parties under the law by which the Agreement is expressed to be governed; and

that all factual statements made in the Agreement, the resolutions of the Shortland Trustees dated [ ], and the Certificates of Shortland Trustees dated [ ] are correct and not misleading due to the omission, whether wilful or otherwise, of any material fact (as to which we express no opinion).

Based on and subject to the foregoing, we are of the opinion that:
1. The Shortland Trust is a trust duly organized under the laws of England, in good standing with respect to the filing of all required annual reports and the Shortland Trustees are the trustees of the Shortland Trust.
2. To the best of our knowledge, the trustee of the Shortland Trustees has all requisite power and authority to conduct the business now carried on by the Shortland Trust, and to own property and assets as described in the Agreement, and all requisite corporate power and authority to enter into and to perform its obligations under the Agreement.
3. All necessary steps and action and proceedings have been taken to authorize the execution and delivery of the Agreement by the Shortland Trustees.

4. To the best of our knowledge, neither the execution and delivery of, nor the performance of its obligations under the Agreement by the Shortland Trustees will conflict with or constitute a breach or default under the constating documents of the Shortland Trust, or any commitment, agreement or other instrument to which the Shortland Trust is a party or by which it is bound.
5. To the best of our knowledge, there are no claims, judgement, actions, suits, litigation, proceedings or investigations, actual, pending or threatened against the Shortland Trust which might materially affect any business, properties, assets, prospects or conditions, financial or otherwise, of the Shortland Trust or which could result in any material liability to the Shortland Trust.

The opinion is given upon and is subject to the following qualifications:-

         (a) enforceability of the Agreement may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally;

         (b) equitable remedies such as the remedies of specific performance or injunction are in the discretion of the court from which they are sought;

         (c) claims may become barred under Limitation Acts or may become subject to defences of set off or counterclaim;

         (d) provisions in the Agreement as to severability may not be binding and the question of whether or not any invalid provision may be severed from other provisions in order to save such other provisions would be determined by the English court in its absolute discretion;

         (e) we express no opinion as to any law other than English law in force and interpreted as at the date of this opinion; we assume no obligation to advise you of any changes in law or fact that may subsequently come to our attention, or their effect on our opinion;

         (f) a term of a written agreement may be varied by oral agreement of the parties notwithstanding that such written agreement requires variations to be made only in writing;

         (g) in respect of jurisdiction an English court may stay proceedings if it is deemed that some other forum is more appropriate for trial of the action;

         (h) where any obligation is to be performed in any jurisdiction outside England such obligation may not be enforceable under English law to the extent that such performance would be illegal or contrary to public policy under the laws of such jurisdiction;

         (i) we express no opinion as to the availability of any specific remedy (including without limitation an order for specific performance or injunction) other than monetary damages for relief in respect of any breach of obligations on the part of Shortland Trust;

         (j) whilst an English court has the power to give judgement expressed as an order to pay a currency other than pounds sterling it may decline to do so in its absolute discretion;

         (k) the enforcement of the rights and obligations of the parties to the Agreement may be limited by the provisions of English law applicable to contracts held to have been frustrated by events happening after their execution;

         (l) we express no opinion as to the taxation consequences of any of the matters to which this opinion relates;

         (m) any provision in the Agreement providing that any calculation or certification is to be conclusive and binding will not be effective if such calculation or certification is fraudulent and will not necessarily prevent judicial enquiry into the merits of any claim by any party;

         (n) the undertaking and indemnity contained in clause [5] of the Agreement may be void in respect of stamp duties payable in the United Kingdom; and

         (o) the effectiveness of contract terms seeking to exclude or limit one party's remedies of the liability of a party for negligence or breaches of duty is limited by the Unfair Contract Terms Act 1977.

This opinion is being furnished only to the addressees and is solely for their benefit and the benefit of the participants and assigns in connection with the above transaction. This opinion may not be relied upon for any other purpose or relied upon by any other person, firm or corporation without our prior written consent.
Yours faithfully,
John Penn & Co., Solicitors

                                   SCHEDULE F
                            ANTHEM SOLICITOR OPINION
                      (letterhead of solicitors for Anthem)

_____________, 2000

___________________
c/o _______________
Attorneys at Law
___________________
ATTENTION:______________________
Dear Sirs:
Re: Share Exchange Agreement (the "Agreement") made effective as of the - day of - , 2000, among Atlas Trust Company (Jersey) Limited , as trustee of the Internet Investments Inc. Employee Benefits and Shares Trust Tavendish Enterprises Ltd., David John Shortland, Paula Loraine Shortland, Ryley Hill Ltd. and David John Shortland, Christine Elizabeth Catherall, Bruce Carless and Betty May Shortland, as trustees of Shortland No. 1 Trust
         Udate.com Ltd.
         Internet Investments Inc.
         Melvyn Morris and Howard Thacker
         Anthem Recording West Inc ("Anthem").

--------------------------------------------------------------------------------
We are the solicitors for Anthem and the Anthem Shareholders. We provide this opinion pursuant to subparagraphs 2.2(e) and 6.2(g) of the Agreement. We have acted as counsel for Anthem and the Anthem Shareholders in connection with the negotiation, execution and completion of the Agreement.
We have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary for the purpose of the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies. Based on and subject to the foregoing, we are of the opinion that:
1. Anthem is a company duly incorporated and validly existing under the laws of the State of California. Anthem is in good standing with respect to all filings required by the California Secretary of State.
2. Anthem has all requisite corporate power and authority to enter into and to perform its obligations under the Agreement.
3. All necessary steps and corporate action and proceedings have been taken to authorize the execution and delivery of the Agreement by Anthem.
4. To the best of our knowledge, neither the execution and delivery of, nor the performance of its obligations under the Agreement by Anthem will conflict with or constitute a breach of or default under the constating documents of Anthem or any commitment, agreement or other instrument to which Anthem is a party or by which it is bound.
5. As at the Effective Date of the Agreement, the authorized capital of Anthem consisted of 50,000,000 common shares with a par value of $0.001, of which 30,000,000 were validly authorized, created, allotted, issued and outstanding, and, to the best of our knowledge, fully paid for and non-assessable.
6. All necessary steps and corporate action and proceedings have been taken to effect the valid issuance of the Anthem Shares to the Vendors as contemplated under the Agreement.
The opinion expressed is subject to the qualification that enforceability of the Agreement may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally, and that equitable remedies such as the remedies of specific performance or injunction are in the discretion of the court from which they are sought.

Yours truly,

___________________
Per:
    _______________

                                   SCHEDULE G

THIS AGREEMENT is made on  2000

BETWEEN

(1)
whose registered office is at New Enterprise House, St Helens Street, Derby, DE1 3GY ("the Company"); and

(2)      [NAME AND ADDRESS]  ("the Executive").

OPERATIVE PROVISIONS

1.       INTERPRETATION

1.1 In this Agreement the following expressions have the following meanings:

        "Board"                                    the Board of Directors of the
                                                   Company from time to time

        "Group Company"                            any holding company for the
                                                   time being of the Company or
                                                   any subsidiary for the time
                                                   being of the Company or of
                                                   any such holding company (for
                                                   which purpose "holding
                                                   company" and "subsidiary"
                                                   have the meanings ascribed to
                                                   them by section 736 of the
                                                   Companies Act 1985 (as
                                                   amended by the Companies
                                                   Act 1989))

        "Group" the Company and all Group Companies wherever registered or incorporated

        "Commencement Date"                        [DATE]

        "the 1996 Act"                             The Employment Rights Act
                                                   1996

        "the London Stock Exchange"                London Stock Exchange
                                                   Limited;

        "PAYE deductions"                          deductions made to comply
                                                   with regulations made under
                                                   section 203 Income and
                                                   Corporation Taxes Act 1988
                                                   and with any obligations to
                                                   deduct national insurance
                                                   contributions

        "Recognised Investment Exchange"           has the meaning in section
                                                   207 of the Financial Services
                                                   Act 1986.

1.2 References in this Agreement to clauses are to clauses and sub-clauses of this Agreement unless otherwise specified.

1.3 Unless otherwise required words denoting the singular include the plural and vice versa.

1.4 References in this Agreement to statutory provisions include all modifications and re-enactments of them and all subordinate legislation made under them.

1.5 Clause headings are included in this Agreement for convenience only and do not affect its construction.

2.       PREVIOUS AGREEMENTS

2.1 This Agreement contains the entire and only agreement and will govern the relationship between the Company and the Executive from the Commencement Date in substitution for all previous agreements and arrangements whether written, oral or implied between the Company or any Group Company and the Executive relating to the services of the Executive all of which will be deemed to have terminated by consent with effect from the Commencement Date. The Executive and the Company acknowledge that in entering into this Agreement neither has relied on any representation or undertaking by the other whether oral or in writing except as expressly incorporated in this Agreement.

2.2 The Executive hereby acknowledges that he has no outstanding claim of any kind against any Group Company.

2.3 The Executive warrants and represents to the Company that he will not be in breach of any existing or any former terms of employment applicable to him whether express or implied or of any other obligation binding on him by reason of him entering into this Agreement or performing all or any of his duties and obligations under it.

3.       APPOINTMENT, TERM AND NOTICE

3.1 The Company will employ the Executive and the Executive will serve the Company as [Title].

3.2 The appointment will be deemed to have commenced on the Commencement Date and will continue subject as follows unless and until the employment is terminated either by the Company giving to the Executive not less than twelve calendar months' written notice or by the Executive giving to the Company not less than five calendar months' written notice to expire at any time.

3.3 The Executive agrees that at its absolute discretion the Company may terminate the Executive's employment under this Agreement with immediate effect by paying to the Executive in full and final settlement of all claims which he has or may have against the Company or any director, employee or agent of the Company or any Group Company under or arising out of his employment with the Company or any such Group Company, the termination of his employment or otherwise salary (less PAYE deductions) in lieu of the balance of the notice period or remainder of the notice period if at the Company's request the Executive has worked during part of the notice period.

3.4 Notwithstanding the provisions of clause 3.2, the Executive's employment under this Agreement will automatically terminate on his 65th birthday.

3.5 The Executive's continuous employment with the Company for the purposes of the 1996 Act commenced on 1 April 1998. Employment with Icebreakers Personal Network Limited counts for the purposes of the 1996 Act as part of the Executive's period of continuous employment.

4.       DUTIES

4.1 The Executive will carry out such duties and functions, exercise such powers and comply with such instructions in connection with the business of the Company and the Group Companies as the Board determines from time to time. Except when prevented by illness, accident or holiday as provided below the Executive will devote substantially the whole of his time, attention and skill to the affairs of the Company and where appropriate the Group Companies and use his best endeavours to promote their interests.

4.2 The Executive will if and so long as he is so required by the Company carry out duties for and/or act as director, officer or employee of any other Group Company. The duties attendant on any such appointment will be carried out by the Executive as if they were duties to be performed by him on behalf of the Company under this Agreement.

4.3 The Executive will at all times promptly give to the Board (in writing if requested) all information, explanations and assistance that the Board may require in connection with the business or affairs of the Company and the Group and his employment under this Agreement.

5.       PLACE OF WORK

5.1 The Executive will perform his duties principally at New Enterprise House, St Helen's Street, Derby of the Company or such other place of business of the Company or of any Group Company as the Company requires whether inside or outside the United Kingdom but the Company will not require him without his prior consent to go to or reside anywhere outside the United Kingdom except for occasional visits in the ordinary course of his duties.

6.       HOURS OF WORK

6.1 The Company's normal office hours are from 9.00 am to 5.00 pm Monday to Friday but the Executive will be required to work outside these hours without additional remuneration in order to meet the requirements of the business and for the proper performance of his duties.

7.       REMUNERATION

7.1 The Company will pay the Executive a salary at the rate of [Thacker - L159,375.00, Morris - L203,125.00] per annum with effect from the Commencement Date (or at such higher rate as may from time to time be notified to him by the Board) which salary will accrue from day to day and be payable in arrears by equal monthly instalments on the last Friday of each month.

7.2 The Executive's salary will be subject to reviews by the Board which will be effective on and from the anniversary of the commencement date in each year during the Executive's employment under this Agreement provided that the increase (if any) of such salary will be a matter to be decided at the Board's absolute discretion.

7.3 The salary referred to in clause 7.1 will be inclusive of any director's fees to which the Executive may be entitled as a director of the Company or of any Group Company.

7.4 The Executive will be entitled to be paid a performance related bonus, calculated at 76% against target achievement and paid quarterly. The first such bonus payment to be made 3 months after the commencement date.

8.       EXPENSES

         The Executive will be reimbursed all out of pocket expenses reasonably and properly incurred by him in the performance of his duties under this Agreement on hotel, travelling, entertainment and other similar items provided that he produces to the Company all relevant vouchers in respect of such expenses.

9.       MOTOR CAR ALLOWANCE

9.1 During the Executive's employment under this Agreement he will not be provided with a Motor Car. The Executive will receive a payment of [Thacker - L32,000, Morris - L40,000] per annum representing an allowance for him to purchase or lease a motor vehicle for business and private use, such vehicle to be approved by the Company as suitably commensurate with his status. The allowance will also cover the cost of road fund licence, insurance premiums and running expenses in respect of the motor car including fuel, oil, maintenance and repairs.

10.      PENSION AND OTHER BENEFITS

10.1 The Executive will be entitled to continue to be a member of the [NAME OF SCHEME] Scheme ("the Pension Scheme") subject to and upon the rules of the Pension Scheme from time to time in effect. There is no contracting out certificate in force in respect of the Executive's employment under the provisions of the Pension Schemes Act 1993.

10.2 During his employment the Executive will be entitled to participate at the Company's expense in the Company's:

         10.2.1   life insurance scheme;

         10.2.2 private medical expenses insurance scheme for the benefit of the Executive and his wife and all dependent children in full time education under the age of 21; and

         10.2.3   permanent health insurance scheme,

         subject to the rules of the said schemes from time to time (and any replacement schemes provided by the Company) and subject to the Executive (and where appropriate his wife and dependent children) being eligible to participate in or benefit from such schemes pursuant to their rules.

10.3 The Executive may be invited to participate in the Company's Share Option Scheme ("the Share Option Scheme") in accordance with its rules from time to time ("the Rules").

11.      VACATIONS

11.1 In addition to normal public holidays the Executive will be entitled to 25 working days' paid holiday from the Commencement Date until 31 March 2001 and 25 working days' paid holiday in each holiday year after that, such holiday to be taken at such time or times as may be approved by the Board.

11.2 For the purposes of this CLAUSE 11 "holiday year" means the period from 1 April to 31 March in each year. The Executive may carry forward to the following holiday year with the Board's written approval his unused holiday entitlement but he must take any holiday which is carried forward before the end of December in that year.

11.3 The Executive's entitlement to paid holiday in the calendar year in which his employment terminates will be 2.1 days for each completed calendar month in that year rounded up to the nearest half day provided that no such entitlement to paid holiday will arise if the Executive terminates his employment without the Company's consent before the expiry of notice given by him pursuant to CLAUSE 3.2 or without giving notice or if the Company terminates the Executive's employment pursuant to CLAUSE 19.1 or 19.2.

11.4 Where the Executive has taken more or less than his holiday entitlement in the year his employment terminates, a proportionate adjustment will be made by way of addition to or deduction from (as appropriate) his final gross pay calculated on a pro-rata basis.

12.      CONFLICT OF INTERESTS

12.1 The Executive will disclose promptly to the Board in writing all his interests in any business other than that of the Company and the Group and will notify the Board immediately of any change in his external interests. Except with the written consent of the Board (such consent not to be unreasonably withheld) the Executive will not during his employment under this Agreement be directly or indirectly engaged, concerned or interested whether as principal, servant or agent (on his own behalf or on behalf of or in association with any other person) in any other trade, business or occupation competing in any material respect with the business for the time being of the Company or any Group Company other than the business of the Company or any Group Company provided that the Executive will not be precluded from being interested for investment purposes only as a member, debenture holder or beneficial owner of any stock, shares or debentures which are listed or dealt in on a recognised investment exchange and which do not represent more than four per cent. of the total share or loan capital from time to time in issue in such company.

12.2 The Executive will not during his employment introduce to any other person, firm, company or organisation business of any kind with which the Company or any other Group Company for which he has performed services under this Agreement is able to deal and he will not have any financial interest in, or derive any financial or other benefit from, contracts or transactions entered into by the Company or any other Group Company for which he has performed services under this Agreement with any third party without first disclosing such interest or benefit to the Board and obtaining its written approval.

13.      SHARE DEALINGS

13.1 The Executive will comply (where relevant) with every rule of law, every regulation of the London Stock Exchange and every requirement, recommendation or regulation of the Company from time to time in force in relation to dealings with shares, debentures or other securities of the Company or any Group Company and unpublished price-sensitive information affecting the shares, debentures or other securities of any such company. In relation to overseas dealings, the Executive will also comply with all laws of the state and all regulations of the stock exchange, market or dealing system in which such dealings take place.

13.2 The Executive will not (and will procure so far as he is able that his wife and children do not) deal or become or cease to be interested (within the meaning of Part I of Schedule 13 to the Companies Act 1985) in any securities of the Company except in accordance with the Model Code of the London Stock Exchange for transactions in securities by directors and others and any legislation, regulations or rules for securities transactions applicable from time to time.

14.      RESTRICTIVE COVENANTS

14.1 In this clause 14 the following expressions have the following meanings:

         "CRITICAL PERSON"                         any person who was an
                                                   employee, agent, director,
                                                   consultant or independent
                                                   contractor employed,
                                                   appointed or engaged by the
                                                   Company or any Relevant Group
                                                   Company at any time within
                                                   the Relevant Period who by
                                                   reason of such employment,
                                                   appointment or engagement and
                                                   in particular his/her
                                                   seniority and expertise or
                                                   knowledge of trade secrets or
                                                   confidential information of
                                                   the Company or any Group
                                                   Company or knowledge of or
                                                   influence over the clients,
                                                   customers or suppliers of the
                                                   Company or any Group Company
                                                   is likely to be able to
                                                   assist or benefit a business
                                                   in or proposing to be in
                                                   competition with the Company
                                                   or any Relevant Group
                                                   Company

          "RELEVANT CUSTOMER"                      any person, firm company or
                                                   organisation who or which at
                                                   any time during the Relevant
                                                   Period is or was:

                                                   (a)      negotiating with
                                                   the Company or a Relevant
                                                   Group Company for the sale or
                                                   supply of Relevant Products
                                                   or Services; or

                                                   (b)      a client or customer
                                                   of the Company or any
                                                   Relevant Group Company for
                                                   the sale or supply of
                                                   Relevant Products or
                                                   Services; or

                                                   (c)      in the habit of
                                                   dealing with the Company or
                                                   any Relevant Group Company
                                                   for the sale of supply of
                                                   Relevant Products or
                                                   Services,

                                                   and in each case with whom or
                                                   which the Executive was
                                                   directly concerned or
                                                   connected or of whom or which
                                                   the Executive had personal
                                                   knowledge during the Relevant
                                                   Period in the course of his
                                                   employment hereunder

         "RELEVANT GROUP COMPANY"                  any Group Company (other than
                                                   the Company) for which the
                                                   Executive has performed
                                                   services under this Agreement
                                                   or for which he has had
                                                   management responsibility at
                                                   any time during the Relevant
                                                   Period

         "RELEVANT PERIOD"                         the period of 12 months
                                                   immediately before the
                                                   Termination Date

         "RELEVANT PRODUCTS OR SERVICES"           products or services which
                                                   are of the same kind as or of
                                                   a materially similar kind to
                                                   or competitive with any
                                                   products or services sold or
                                                   supplied by the Company or
                                                   any Relevant Group Company
                                                   within the Relevant Period
                                                   and with which sale or supply
                                                   the Executive was directly
                                                   concerned or connected or of
                                                   which he had personal
                                                   knowledge during the Relevant
                                                   Period in the course of his
                                                   employment hereunder

         "TERMINATION DATE"                        the date on which the
                                                   Executive's employment under
                                                   this Agreement terminates and
                                                   references to "from the
                                                   Termination Date" mean from
                                                   and including the date of
                                                   termination

          "RESTRICTED TERRITORY"                   any area or territory in
                                                   which the Executive worked or
                                                   to which the Executive was
                                                   assigned by the Company or
                                                   any Relevant Group Company at
                                                   any time during the Relevant
                                                   Period.

14.2 The Executive will not without the prior written consent of the Company (such consent not to be unreasonably withheld) directly or indirectly and whether alone or in conjunction with or on behalf of any other person and whether as a principal, shareholder, director, employee, agent, consultant, partner or otherwise:

         14.2.1 within the Restricted Territory for a period of twelve months from the Termination Date be engaged, concerned or interested in, or provide technical, commercial or professional advice to, any other business which supplies Relevant Products or Services in competition with the Company or any Relevant Group Company provided that this restriction does not apply to prevent the Executive from holding shares or other securities in any company which is quoted, listed or otherwise dealt in on a recognised investment exchange or other securities market and which confer not more than 1% of the votes which could be cast at a general meeting of such company;

         14.2.2 within the Restricted Territory for a period of twelve months from the Termination Date be engaged, concerned or interested in any business which at any time during the Relevant Period has supplied Relevant Products or Services to the Company or any Relevant Group Company or is or was at any time during the Relevant Period a Relevant Customer of the Company or any Relevant Group Company if such engagement, concern or interest causes or would cause the supplier to cease or materially reduce its supplies to the Company (or any Relevant Group Company as the case may be) or the Relevant Customer to cease or materially to reduce its orders or contracts with the Company or any Relevant Group Company;

         14.2.3 for a period of twelve months from the Termination Date so as to compete with the Company or any Relevant Group Company canvass, solicit or approach or cause to be canvassed, solicited or approached any Relevant Customer for the sale or supply of Relevant Products or Services or endeavour to do so;

         14.2.4 for a period of twelve months from the Termination Date so as to compete with the Company or any Relevant Group Company deal or contract with any Relevant Customer in relation to the sale or supply of any Relevant Products or Services, or endeavour to do so;

         14.2.5 for a period of twelve months from the Termination date solicit, induce or entice away from the Company or any Relevant Group Company or, in connection with any business in or proposing to be in competition with the Company or any Relevant Group Company, employ, engage or appoint or in any way cause to be employed, engaged or appointed a Critical Person whether or not such person would commit any breach of his or her contract of employment or engagement by leaving the service of the Company or any Relevant Group Company;

         14.2.6 use in connection with any business any name which includes the name of any Group Company or any colourable imitation of it.

14.3 Whilst the restrictions in this clause 14 are regarded by the parties as fair and reasonable, it is hereby declared that each of the restrictions in this clause 14 is intended to be separate and severable. If any restriction is held to be unreasonably wide but would be valid if part of the wording (including in particular but without limitation the defined expressions referred to in clause 14.1) were deleted, such restriction will apply with so much of the wording deleted as may be necessary to make it valid.

14.4           The parties agree that the period referred to in CLAUSES
         [14.2.1, 14.2.2, 14.2.3, 14.2.4 AND 14.2.5] above will be reduced by one day for every day during which at the Company's direction and pursuant to CLAUSE 19.2 below the Executive has been excluded from the Company's premises and/or has not carried out any duties or has carried out duties other than his normal duties.

14.5 If the Executive breaches any of the provisions in this clause 14 the Company will be entitled by written notice to the Executive to extend the period during which the provisions of clause 14 which have been breached apply by an equivalent period to that during which the breach or breaches have continued, such additional period to commence on the date on which the said period would have otherwise expired. The Executive hereby agrees that if the Company so extends the period of any such restriction, this will not prejudice the right of the Company to apply to the Courts for injunctive relief in order to compel the Executive to comply with the provisions of this clause 14 and/or damages, as the case may be.

14.6 For the purposes of CLAUSES 14 and 15 the Company has entered into this Agreement as agent for and trustee of all Relevant Group Companies.

14.7 If the Executive applies for or is offered a new employment, appointment or engagement, before entering into any related contract the Executive will bring the terms of this clause 14 and clauses 3,4,15 [16, 17 AND 19.2] to the attention of a third party proposing directly or indirectly to employ, appoint or engage him.

15.      CONFIDENTIALITY

15.1 The Executive acknowledges that in the ordinary course of his employment he will be exposed to information about the Company's business and the business of other Group Companies and that of the Company's and the Group Companies' suppliers and customers which amounts to a trade secret, is confidential or is commercially sensitive and which may not be readily available to others engaged in a similar business to that of the Company or any of the Group Companies or to the general public and which if disclosed will be liable to cause significant harm to the Company or such Group Companies. The Executive has therefore agreed to accept the restrictions in this clause 15.

15.2 Without prejudice to clause 15.3 or 15.4 and subject to clause 15.3 the Executive will not during the period of his employment with the
         Company:

         15.2.1 sell or seek to sell to anyone information acquired by him in the course of his employment with the Company;

         15.2.2 obtain or seek to obtain any financial advantage (direct or indirect) from disclosure of such information.

15.3 The Executive will not either during his employment or after its termination without limit in time for his own purposes or for any purposes other than those of the Company or any Group Company (for any reason and in any manner) use or divulge or communicate to any person, firm, company or organisation except to those officials of any Group Company whose province it is to know the same any secret or confidential information or information constituting a trade secret acquired or discovered by him in the course of his employment with the Company relating to the private affairs or business of the Company or any Group Company or their suppliers, customers, management or shareholders.

15.4     The restrictions contained in this CLAUSE 15 do not apply to:

         15.4.1 any disclosure authorised by the Board or required in the ordinary and proper course of the Executive's employment or as required by the order of a court of competent jurisdiction [or an appropriate regulatory authority] or otherwise required by law; or
         15.4.2 any information which the Executive can demonstrate was known to the Executive prior to the commencement of the Executive's employment by the Company or by a Group Company or is in the public domain otherwise than as a result of a breach by him of this CLAUSE 15; or
         15.4.3 any information disclosed to the Executive by a third party who is not bound by any duty of confidence to the Company or any Group Company.

15.5 The provisions of this clause 15 are without prejudice to the duties and obligations of the Executive to be implied into this Agreement at common law.

16.      PATENTS

16.1 The Executive must disclose immediately to the Company any discovery or invention or secret process or improvement in procedure made or discovered by the Executive during his employment in connection with or in any way affecting or relating to the business of the Company or any Group Company or capable of being used or adapted for use in or in connection with any such company ("Inventions") which Inventions will belong to and be the absolute property of the Company or such other person, firm, company or organisation as the

         Company may require.

16.2 If requested by the Board (whether during or after the termination of his employment) the Executive will at the expense of the Company apply or join in applying for letters patent or other similar protection in the United Kingdom or any other part of the world for all Inventions and will do everything necessary (including executing documents) for vesting letters patent or other similar protection when obtained and all right and title to and interest in all Inventions in the Company absolutely and as sole beneficial owner or in such other person, firm, company or organisation as the Company may require.

16.3 The Executive will (both during and after the termination of his employment) at the Company's expense anywhere in the world and at any time promptly do everything (including executing documents) that may be required by the Board to defend or protect for the benefit of the Company all Inventions and the right and title of the Company to them.

16.4 The Executive hereby irrevocably authorises the Company to appoint a person to execute any documents and to do everything necessary to effect his obligations under this clause 16 on his behalf.

16.5 The provisions of clause 16.1 to 16.3 (inclusive) are without prejudice to the provisions of the Patents Act 1977.

17.      COPYRIGHT

17.1 The entire copyright and all similar rights (including future copyright, the right to register trade marks or service marks and the right to register designs and design rights) throughout the world in works of any description produced by the Executive in the course of or in connection with his employment ("Works") will vest in and belong to the Company absolutely throughout the world for the full periods of protection available in law including all renewals and extensions.

17.2 The Executive will (both during and after the termination of his employment) at the Company's request and expense anywhere in the world and at any time promptly do everything (including executing documents) that may be required by the Board to assure, defend or protect the rights of the Company in all Works.

17.3 The Executive hereby irrevocably authorises the Company to appoint a person to execute any documents and to do everything necessary to effect the obligations of the Executive under this clause 17 on the Executive's behalf.

17.4 For the purposes of clause 16 and clause 17, the Executive hereby irrevocably and unconditionally waives in favour of the Company the moral rights conferred on him by Chapter IV Part 1 of the Copyright Designs and Patents Act 1988 in respect of any Inventions or Works in which the copyright is vested in the Company under clause 16, this clause 17 or otherwise.

18.      INCAPACITY

18.1 If the Executive is absent from his duties as a result of illness or injury he will notify the Chief Operations Officer as soon as possible and complete any self-certification forms which are required by the Company. If the incapacity continues for a period of seven days or more he will produce to the Company a medical certificate to cover the duration of such absence.

18.2 Subject to the rest of clause 18 and to clause 19.1.7 and subject to the receipt of the appropriate certificates in accordance with clause 18.1, if the Executive is absent from his duties as a result of illness or injury he will be entitled to payment of his salary at the full rate in respect of such illness or injury for a period (in total) of no more than 26 weeks in any period of 12 months (whether the absence is intermittent or continuous). Thereafter the Executive will not be entitled to any further payment from the Company or any other Group Company until the resumption of his duties.

18.3 If the Executive is absent from work because of any injury or condition (physical or mental and whether or not sustained in the course of his duties) caused wholly or partly by any act or omission of any person, firm, company or organisation (other than the Company or any Group Company) from whom the Executive may be or become entitled to recover damages or compensation, any sum paid by the Company to the Executive in respect of the said absence will be an interest free loan (subject to any limit imposed under the Companies Act 1985 or other relevant legislation) to the Executive repayable immediately by the Executive to the Company on recovery by him of any such damages or compensation.

18.4 If the Executive has been absent from work because of any injury or condition caused wholly or partly by the Company or any Group Company or any person for whom the Company or any Group Company is vicariously liable and for which the Executive may be or become entitled to recover damages or compensation, any such damages or compensation payable will be reduced by the amount of any sick pay (statutory or otherwise) paid to him and by the pension received or receivable by him in the period in respect of which such damages or compensation are calculated.

18.5 The remuneration paid under clause 18.2 will include any Statutory Sick Pay payable and when this is exhausted will be reduced by the amount of any Social Security Sickness Benefit or other benefits recoverable by the Executive (whether or not recovered). For the avoidance of doubt the provisions of this clause 18 and any right or prospective right the Executive has or may have to receive any benefits under the Company's permanent heath insurance scheme referred to in CLAUSE [10.2.3] will not prejudice or limit in any way the Company's right to terminate this Agreement pursuant to clauses
         [3.2, 3.3, 3.5, 19.1] or otherwise pursuant to its terms.

18.6 Whether or not the Executive is absent by reason of sickness, injury or other incapacity the Executive will at the request of the Board agree to have a medical examination performed by a doctor appointed and paid for by the Company and the Executive hereby authorises the Board to have unconditional access to any report or reports (including copies) produced as a result of any such examination as the Board may from time to time require and entitlements to salary pursuant to clause 18.2 will be conditional on the Executive complying with the terms of this clause 18.6.

19.      TERMINATION

19.1 The Company may terminate the Executive's employment immediately by summary notice in writing (notwithstanding that the Company may have allowed any time to elapse or on a former occasion may have waived its rights under this clause 19) if he:

         19.1.1 commits, repeats or continues any breach of any part of this Agreement or his obligations under it;

         19.1.2 in the performance of his duties under this Agreement or otherwise commits any act of gross misconduct or serious incompetence or does or omits to do any thing else which is seriously prejudicial to the interests of the Company or any Group Company;

         19.1.3 adversely prejudices or because of his behaviour is likely in the reasonable opinion of the Board to prejudice adversely the interests or reputation of the Executive, the Company or any Group Company;

         19.1.4 is convicted of any criminal offence involving dishonesty or violence other than an offence which does not in the reasonable opinion of the Board affect his position under this Agreement;

         19.1.5 becomes bankrupt or enters into or makes any arrangement or composition with or for the benefit of his creditors generally;

         19.1.6   becomes of unsound mind;

         19.1.7 becomes incapacitated from performing all or any of his duties under this Agreement by illness, injury or otherwise for a period exceeding (in total) 26 weeks (or such longer period as the Company may agree) in any period of 12 months ; or

         19.1.8 becomes prohibited by law from being a director of a company or if the Executive ceases to be a director of the Company without the consent or concurrence of the Company.

19.2 Without prejudice to clause 4.1 after notice of termination has been given by either party pursuant to clause 3.2 or if the Executive seeks to or indicates an intention to resign as a director of the Company or any Group Company or terminate his employment, provided that the Executive continues to be paid and enjoys his full contractual benefits until his employment terminates in accordance with the terms of this Agreement, the Board may in its absolute discretion without breaking the terms of this Agreement or giving rise to any claim against the Company or any Group Company for all or part of the notice period (as the case may be):

         19.2.1 exclude the Executive from the premises of the Company and/or any Group Company;

         19.2.2 require him to carry out specified duties (consistent with the Executive's status, role and experience for the Company) other than those referred to in clause 4 or to carry out no duties;

         19.2.3 announce to employees, suppliers and customers and the London Stock Exchange that he has been given notice of termination or has resigned (as the case may be);

         19.2.4 instruct the Executive not to communicate orally or in writing with suppliers, customers, employees, agents or representatives of the Company or any Group Company until his employment hereunder has terminated.

19.3 On commencement of any period of exclusion pursuant to clause 19.2 the Executive will:

         19.3.1 deliver up to the Company in accordance with clause 22 all property belonging to the Company or any Group Company; and

         19.3.2 resign in accordance with clause 23 from all offices and appointments he holds in the Company and any Group Company.

19.4 During any period of exclusion pursuant to clause 19.2 the Executive will not be entitled to accrue holiday or any bonus/profit share/performance-related pay under CLAUSE 7.4. Any untaken holiday entitlement accrued up to the date of commencement of leave should be taken during the leave period. The Executive agrees to notify the Company of any day or days during the exclusion period when he will be unavailable due to holiday and will endeavour to agree convenient holiday dates in advance with the Board.

19.5 At the expense of the Company, before and after termination of the Executive's employment, the Executive will provide the Company and/or any Group Company with reasonable assistance regarding matters of which he has knowledge and/or experience in any proceedings or possible proceedings in which the Company and/or Group Company is or may be a party.

19.6 The Executive agrees that at the expense and request of the Company and in any event on termination of his employment he will transfer or procure the transfer of all shares held by him in trust or as a nominee by virtue of his employment with the Company to such person or persons as the Company may direct. If the Executive fails to do so within seven days of any such request or the termination of his employment (as the case may be) the Company is irrevocably authorised to appoint a person or persons to execute all necessary transfer forms and other documentation on his behalf.

20.      DEDUCTIONS

         The Executive hereby authorises the Company to deduct from his remuneration (which for this purpose includes salary, pay in lieu of notice, commission, bonus, holiday pay and sick pay) all debts owed by the Executive to the Company or any Group Company, including but without limitation the balance outstanding of any loans (and interest where appropriate) advanced by the Company to the Executive.

21.      DELIVERY OF DOCUMENTS AND PROPERTY

         On termination of his employment for any reason (or earlier if requested) the Executive will immediately deliver up to the Company all property (including but not limited to documents and software, credit cards, keys and security passes) belonging to it or any Group Company in the Executive's possession or under his control. Documents and software include (but are not limited to) correspondence, diaries, address books, databases, files, reports, minutes, plans, records, documentation or any other medium for storing information. The Executive's obligations under this clause 22 include the return of all copies, drafts, reproductions, notes, extracts or summaries (however stored or made) of all documents and software.

22.      RESIGNATION AS DIRECTOR

22.1 The Executive will on termination of his employment for any reason at the request of the Board give notice resigning immediately without claim for compensation (but without prejudice to any claim he may have for damages for breach of this Agreement):

         22.1.1 as a director of the Company and all such Group Companies of which he is a director; and

         22.1.2 all trusteeships held by him of any pension scheme or other trusts established by the Company or any Group Company or any other company with which the Executive has had dealings as a consequence of his employment with the Company.

22.2 If notice pursuant to clause 23.1 is not received by the relevant company within seven days of a request by the Company, the Company is irrevocably authorised to appoint a person to execute any documents and to do everything necessary to effect such resignation or resignations on the Executive's behalf.

22.3 Except with the prior written agreement of the Board, the Executive will not during his employment under this Agreement resign his office as a director of the Company or any Group Company and if he does so without the consent or concurrence of the Company, the Company will be entitled to terminate his employment pursuant to CLAUSE 19.1.8 or at the Company's absolute discretion, to treat such resignation as notice of termination given by the Executive to the Company pursuant to CLAUSE
         3.2 and to suspend the Executive pursuant to CLAUSE 19.2.

22.4 The Executive will not be required to retire by rotation in accordance with any provisions in the Articles of Association of the Company. In all other respects the Executive's appointment as a director of the Company or any other Group Company will be subject to the Articles of Association from time to time of the relevant company.

23.      RIGHTS FOLLOWING TERMINATION

The termination of the Executive's employment under this Agreement will not affect any of the provisions of this Agreement which expressly operate or lawfully have effect after termination and will not prejudice any right of action already accrued to either party in respect of any breach of any terms of this Agreement by the other party.

24.      DISCIPLINARY AND GRIEVANCE PROCEDURES

24.1 The disciplinary procedure is not incorporated by reference in this Agreement and The Company does not have a formal disciplinary procedure which is applicable to the Executive.

24.2 If the Executive has a grievance in relation to his employment or is dissatisfied with a disciplinary decision against him he may apply in writing to the Board of Directors whose decision will be final.

25.      NOTICES

         Notice under this Agreement by the Executive to the Company should be addressed to the Company and left at its registered office or sent by first class post to its registered office and notices given by the Company to the Executive should be served personally or sent by first class post or sent by facsimile transmission to his usual or last known place of residence in England and in case of service by post the day of service will be 48 hours after posting.

26.      MISCELLANEOUS

26.1 This Agreement will be governed by and interpreted in accordance with the law of England and Wales.

26.2 The parties to this Agreement submit to the exclusive jurisdiction of the English Courts in relation to any claim, dispute or matter arising out of or relating to this Agreement.

26.3 Any delay by the Company in exercising any of its rights under this Agreement will not constitute a waiver of such rights.

THIS DOCUMENT is executed as a deed and delivered by the Executive on the date stated at the beginning of this Deed.



SIGNED by [NAME]                                     )
duly authorised to sign for and on behalf of         )
[NAME OF COMPANY]                                    )
in the presence of:                                  )



Witness signature:
Name:
Address:
Occupation:



SIGNED by [NAME OF EXECUTIVE]                        )
in the presence of:                                  )



Witness signature:
Name:
Address:
Occupation:

                                   SCHEDULE H

                                  UDATE ASSETS

All rights, title and interest in and to all tangible and intangible property associated with the business (the "Business") carried on or proposed to be carried on by UDATE including, without limitation, the business carried on or proposed to be carried on at, through or in association with the internet domain name "Udate.com" (the "Domain Name"), and all related internet website development (collectively, the "Website"), including:
         (i) the contractual right to maintain registration of the Domain Name with Internic (Network Solutions Inc.);
         (ii) all URL's and HTML's used or proposed to be used in or associated with the Business;
        (iii) all databases, books and records relating to the Business including, without limitation, all recorded information relating to existing or prospective customers of the Business and advertisers on and visitors to the Website;
         (iv) any existing patent rights and copyright in respect of any images, sounds, or text prepared for the Business including, without limitation, all such work displayed at the Website or incorporated into any customized (non-retail) software relating to the Website or used or proposed to be used in the Businesses annexed to or disclosed in the disclosure letter;
         (v) all trade-mark and trade name rights that may exist anywhere in the world in respect of the Business, the Website or either of the Domain Name;
         (vi) all goodwill associated with the Business, the Website or the Domain Name;

         (vii) all other intangible assets relating to the Business, including, without limitation, all trade secrets, studies, data projections, processes and confidential information;

         (viii) all tangible assets such as inventory, equipment, apparatus, furniture, fixtures and supplies used or proposed to be used in the Business; and

         (ix)     the following bank accounts:

------------------------------------------------------------ ---------------------------------------------------------
Bank Account Number                                          Location
------------------------------------------------------------ ---------------------------------------------------------
Sterling Current Account:  30088145
         Sort Code:                 20-25-85                 Barclays Bank plc, Derby
------------------------------------------------------------ ---------------------------------------------------------
Dollar Current Account:    82629511
         Sort Code:                 20-54-78                 Barclays Bank plc, Derby
------------------------------------------------------------ ---------------------------------------------------------
Dollar Deposit Account:    48761977
         Sort Code:                 20-25-85                 Barclays Bank plc, Derby
------------------------------------------------------------ ---------------------------------------------------------

                                   III ASSETS
                                      None.
                                   SCHEDULE I

UDATE Directors, Officers, Employees, Contractors and Consultants:

---------------------------------------- -------------------------------------- --------------------------------------
           Name and Address                          Relationship                     Compensation Arrangement
---------------------------------------- -------------------------------------- --------------------------------------
Melvyn Morris,                           Director and Chief Executive Officer   Refer to Service Agreement
Redmire Gap, Intakes Lane
Turnditch, Derbyshire
U.K.  DE56 2LU
---------------------------------------- -------------------------------------- --------------------------------------
Howard Thacker                           Director and Chief Executive Officer   Refer to Service Agreement
Trent Fish Farm
Mercaston, Derbyshire
U.K. DE6 3BL
---------------------------------------- -------------------------------------- --------------------------------------
Anthony Dunn                             Chief Technical Officer                See Contract of Employment
Apartment 501
223 Regent Street
London W1R 8QD
---------------------------------------- -------------------------------------- --------------------------------------
Christopher MorrisRedmire Gap, Intakes   Customer Service Supervisor            See Contract of Employment
Lane
Turnditch, Derbyshire
U.K.  DE56 2LU
---------------------------------------- -------------------------------------- --------------------------------------





III Directors, Officers, Employees, Contractors and Consultants:

---------------------------------------- -------------------------------------- --------------------------------------
           Name and Address                          Relationship                     Compensation Arrangement
---------------------------------------- -------------------------------------- --------------------------------------
Melvyn Morris,                           Director                               No compensation.
Redmire Gap, Intakes Lane
---------------------------------------- -------------------------------------- --------------------------------------


---------------------------------------- -------------------------------------- --------------------------------------
Turnditch, Derbyshire
U.K.  DE56 2LU
---------------------------------------- -------------------------------------- --------------------------------------
Howard Thacker                           Director                               No compensation.
Trent Fish Farm
Mercaston, Derbyshire
U.K. DE6 3BL
---------------------------------------- -------------------------------------- --------------------------------------

                                   SCHEDULE J
                            UDATE MATERIAL CONTRACTS


1.       Compaq Service Agreement between UDATE and Compaq.
2. Web Site Affiliation Agreement between UDATE and USA Today Information Network dated 29 February 2000.
3. Master Service Agreement between GX Networks Limited and UDATE dated 13 October 1998.
4. Service Order (No. SO14160) between GX Networks Limited and UDATE dated 7 October 1998.
5. Service Order (No. SO24160) between GX Networks Limited and UDATE dated 16 December 1998.
6. Exclusive Network Media Representation Agreements between Venture Direct Worldwide Inc. and UDATE dated 23 August 1999, and
         1 September 1999.
7. Barclays Merchant Services Merchant Agreement between Barclays Bank plc and UDATE dated 9 December 1998.
8. Hire agreement between General Guarantee Finance Limited and UDATE dated 29 October 1999 and 14 January 2000.



                             III MATERIAL CONTRACTS
                                      None.

                                   SCHEDULE K


                                                   ANTHEM BANK ACCOUNTS
------------------------------------------------------------ ---------------------------------------------------------
Bank Account Number                                          Location
------------------------------------------------------------ ---------------------------------------------------------
US Dollar Account:         4685-928                          Bank of Montreal, PO Box 49500
         Transit:          00040-001                         595 Burrard Street, Vancouver, B.C., V7X 1L7
------------------------------------------------------------ ---------------------------------------------------------
CDN Dollar Account:        1798-864                          Bank of Montreal, PO Box 49500
         Transit:          00040-001                         595 Burrard Street, Vancouver, B.C., V7X 1L7
------------------------------------------------------------ ---------------------------------------------------------

                                                         Anthem Copyright Interests
                                                         --------------------------
                                                                COPYRIGHT DATE                COPYRIGHT NUMBER
1.           ALL I GOT                                             12-21-89                      SR 170-560
2.           BETTY                                                 03-21-88                      SR 134-056
3.           BRAND NEW DAY                                         12-19-89                      SR 169-102
4.           BREAKIN' OUT                                          12-21-89                      SR 170-558
5.           BON VOYAGE                                            06-23-88                      SR 136-508
6.           CLOSE TO YOU                                          12-19-89                      SR 169-102
7.           DESERT OF LOVE                                        09-30-88                      SR 142-643
8.           EVERYTIME                                             12-21-89                      SR 169-784
9.           GIRL IN THE WIND                                      09-30-88                      SR 142-668
10.          HELP ME                                               09-29-88                      SR 141-751
11.          HOPE ANTHEM                                           06-23-88                      SR 137-202
12.          I WILL LAY ME DOWN                                    12-19-89                      SR 169-103
13.          JOHNNY'S ON PARADE                                    01-17-89                      SR 148-077
14.          LITTLE GIRL                                           09-29-88                      SR 141-753
15.          LIVE TODAY                                            09-29-88                      SR 141-750
16.          MAY I HAVE THIS DANCE                                 04-18-89                      SR 154-962
17.          RUNNING                                               12-18-89                      SRS 169-129
18.          TENDER TOUCH                                          09-29-88                      SR 141-754
19.          THANKS A LOT                                          12-19-89                      SR 169-100
20.          WATER OF LIFE                                         09-29-88                      SR 141-752
21.          WHEN YOU'RE LONELY                                    09-29-88                      SR 142-886
22.          WHERE I BELONG                                        07-14-92                      SR 237-693
23.          HEART OF A WARRIOR                                    07-15-92                      SR 236-791
24.          WINGS LIKE A DOVE                                     07-15-92                      SR 237-201
25.          HOME AGAIN                                            07-14-92                      SR 237-773
26.          READY OR NOT                                          07-14-92                      SR 237-966
27.          UNMASKED                                              07-15-92                      SR 236-790
28.          LUV, LUV, LUV                                         07-14-92                      SR 237-697
29.          NEW                                                   07-14-92                      SR 237-688
30.          NEVER LET YOU GO                                      07-14-92                      SR 237-690
31.          WISHFUL DRINKING                                      03-01-93                      SR 253-623
32.          RUNAWAY TRAIN                                         04-13-93                      SR 254-161
33.          HERE WE ARE                                           03-04-93                      SR 253-507
34.          HOPE FOR ME                                           03-05-93                      SR 252-429
35.          LIVIN WELL ENOUGH                                     03-05-93                      SR 250-240
36.          WHEN YOUR COOL                                        03-05-93                      ST 250-489

                                   SCHEDULE L

                                    RELEASE

THIS RELEASE ("Release") is being executed and delivered as of __________, by and on behalf of ______________________ (the "Releasor") to and in favour of, and for the benefit of uDate.Com Ltd. ("UDATE") and Internet Investments Inc. ("III") at the request of Anthem Recording West Inc. ("Anthem")

WHEREAS the Releasor, the Releasees, Anthem and others entered into a Share Exchange Agreement dated ______________ (the "Agreement") and as a condition to the completion of the transactions contemplated by the Agreement, the Releasor agreed to execute and deliver this Release to and in favour of UDATE and III;

NOW THEREFORE THIS RELEASE WITNESSES that in order to induce UDATE, III and Anthem to consummate the transactions contemplated by the Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Releasor), the Releasor hereby covenants and agrees as follows:

1.       Definitions.

1.1 The term "Associated Parties," when used herein with respect to a Releasor, shall mean and include: (i) the Releasor's predecessors, successors, executors, administrators, heirs and estate; (ii) the Releasor's past, present and future assigns, agents and representatives; (iii) each entity that the Releasor has the power to bind (by the Releasor's acts or signature) or over which the Releasor directly or indirectly exercises control; and (iv) each entity of which the Releasor owns, directly or indirectly, at least 10% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

1.2 The term "Releasees" shall mean and include: (i) UDATE and III; (ii) each of any direct and indirect subsidiaries of UDATE or III; (iii) each other affiliate of UDATE or III; and (iv) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(iv)" of this sentence.

1.3 The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by the Releasor in the Releasor's capacity as a stockholder, director, officer or employee of the Releasor or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

1.4 The term "Released Claims" shall mean and include each and every Claim that (i) the Releasor or any Associated Party of the Releasor may have had in the past, may now have or may have in the future against any of the Releasees and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this Release (excluding only such Releasor's rights, if any, under the Agreement).

2.       Release.

2.1 The Releasor, on the Releasor's own behalf and for each of the Releasor's Associated Parties, hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims.

3.       Representations and Warranties.

3.1      The Releasor represents and warrants that:

         (i) the Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

         (ii) to the best of the Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

         (iii) no Associated Party of the Releasor has or had any Claim against any of the Releasees;

         (iv) no Associated Party of such Releasor will in the future have any Claim against any of the Releasees that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this Release;

         (v) this Release has been duly and validly executed and delivered by the Releasor;

         (vi) this Release is a valid and binding obligation of the Releasor and the Releasor's Associated Parties, and is enforceable against the Releasor and each of the Releasor's Associated Parties in accordance with its terms; and

         (vii) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of the Releasor, threatened against the Releasor or any of the Releasor's Associated Parties that challenges or would challenge the execution and delivery of this Release or the taking of any of the actions required to be taken by the Releasor under this Release.

4.       Indemnification.

4.1 Without in any way limiting any of the rights or remedies otherwise available to the Releasees, the Releasor shall indemnify and hold harmless each of the Releasees against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including attorneys' fees) that is directly or indirectly suffered or incurred at any time by any of the Releasees, or to which any of the Releasees otherwise becomes subject at any time, and that directly or indirectly relates to or arises out of or by virtue of (a) any failure on the part of the Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein; or (b) the assertion or purported assertion of any of the Released Claims by the Releasor or any of the Releasor's Associated Parties.

5.       Miscellaneous.

5.1 This Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between the Releasor and any of the Releasees relating to the subject matter hereof.

5.2 If any provision of this Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Release. Each provision of this Release is separable from every other provision of this Release, and each part of each provision of this Release is separable from every other part of such provision.

5.3 This Release shall be construed in accordance with, and governed in all respects by, the laws of the the State of California and the laws of the United States applicable therein.

5.4 Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

IN WITNESS WHEREOF, the Releasor has caused this Release to be executed as of the date first above written.
                                      [                                       ]
                                       ---------------------------------------

                                   SCHEDULE M
                           CERTIFICATE OF CONFIRMATION

Pursuant to subclause 6.1(l) of the Share Exchange Agreement made effective as of the ___ day of _____________, ______ (the "Agreement") among Internet Investments Inc Employee Benefits and Shares Trust, Tavendish Enterprises Ltd., David John Shortland, Paula Loraine Shortland, Ryley Hill Ltd., Shortland No. 1 Trust, uDate.Com Ltd., Internet Investments Inc., Melvyn Morris, Howard Thacker, Anthem Recording West Inc. ("Anthem") and
[Anthem Shareholders] the undersigned hereby confirms to Anthem that the representations and warranties of the undersigned contained in the Agreement or contained in any certificates or documents delivered by the undersigned pursuant to the Agreement are true and correct in every material respect as of the Time of Closing of the Agreement being _______________ o'clock a.m.
local time in [          ] or at such other time as may be agreed between the
parties to the Agreement on the ___ day of _____________ 2000. Dated at ____________, this ______, day of __________, 2000.



                                           -----------------------------------

                                   SCHEDULE N

                           CERTIFICATE OF CONFIRMATION

Pursuant to subclause 6.2(e) of the Share Exchange Agreement made effective as of the ___ day of ______________, ______ (the "Agreement") among Internet Investments Inc Employee Benefits and Shares Trust, Tavendish Enterprises Ltd., David John Shortland, Paula Loraine Shortland, Ryley Hill Ltd., Shortland No. 1 Trust, uDate.com Ltd., Internet Investments Inc., Melvyn Morris, Howard Thacker, Anthem Recording West Inc. ("Anthem") and the
[Anthem Shareholders] the undersigned hereby confirms to the UDATE Group (as defined in the Agreement) that the representations and warranties of Anthem contained in the Agreement or contained in any certificates or documents delivered by Anthem pursuant to the Agreement are true and correct in every material respect as of the Time of Closing of the Agreement being _____
o'clock a.m. local time in [            ] or such other time as may be agreed
between the parties to the Agreement on the ___ day of ____________, 2000. Dated at ________________________-, this ___ day of ______, 20000, ____.

                                Anthem
                                Per:
                                        ----------------------------------
                                                , Director
                                ----------------